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                             CITY CONTRACT NO. 49975

                            OPERATOR LEASE AGREEMENT

                                 by and between

                              THE CITY OF PHOENIX,
                 a municipal corporation of the State of Arizona

                                    as Lessor

                                       and

                         THE WESTSIDE AMPHITHEATRE CORP.
                             an Arizona corporation,
             (formerly known as The Amphitheatre at Reach 11 Corp.)

                             an Operator and Lessee

                              Amended and Restated

                                      as of

                               September 26, 1989

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                            OPERATOR LEASE AGREEMENT

                                TABLE OF CONTENTS

           (This Table of Contents is not a part of the Operator Lease
              Agreement and is only for convenience of reference.)

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                                                                            ----

                                    ARTICLE I
                              SUBJECT OF AGREEMENT

Section 1.1.   The Site ....................................................   1
Section 1.2.   The Facilities ..............................................   1
Section 1.3.   The Premises ................................................   2
Section 1.4.   Parties to the Agreement ....................................   2

                                   ARTICLE II
                              LEASE OF THE PREMISES

Section 2.1.   Lease .......................................................   3
Section 2.2.   Term of the Agreement .......................................   3
Section 2.3.   Extension Following Initial Term ............................   3
Section 2.4.   Delivery of Use of Premise ..................................   3
Section 2.5.   Representations .............................................   3
Section 2.6.   Security Lot Operator's Obligations Hereunder ...............   4

                                   ARTICLE III
                             RENTAL PAYMENTS TO CITY
Section 3.1.   Rental ......................................................   6
Section 3.2.   Computation and Payment of Additional Rent ..................   9
Section 3.3.   Disputed Additional Rent ....................................   9
Section 3.4.   Non-Subordination ...........................................  10
Section 3.5.   Net Rent ....................................................  10
Section 3.6.   No Rent Abatement ...........................................  10
Section 3.7.   Delinquency In Rental Payment; Collection of Rent ...........  10
Section 3.8.   Right to Inspection and Audit of Record .....................  10
Section 3.9.   Additional Rent Revenue Fund ................................  11
Section 3.10.  City Action .................................................  12

                                   ARTICLE IV
                             DEVELOPMENT OF THE SITE

Section 4.1.   Development of the Site .....................................  13

                                    ARTICLE V
                       USE OF THE SITE AND THE FACILITIES

Section 5.1.   Permitted Uses ..............................................  14
Section 5.2.   Operation and Use Covenants .................................  14
Section 5.3.   City's Activities ...........................................  16
Section 5.4.   Obligation to Refrain from Discrimination ...................  17
Section 5.5.   Form of Nondiscrimination Clause ............................  17
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Section 5.6.   Rights of Access--Public Improvements and Facilities ........  17
Section 5.7.   Nondisturbance ..............................................  18

                                   ARTICLE VI
                      TAXES, ASSESSMENTS AND OTHER CHARGES

Section 6.1.   Utilities ...................................................  19
Section 6.2.   Payment of Impositions (Including Taxes and Assessments) ....  19
Section 6.3.   Payment of Impositions in Installments ......................  19
Section 6.4.   Tax Receipts ................................................  20
Section 6.5.   Limits of Tax Liability .....................................  20
Section 6.6.   Permitted Contests ..........................................  20
Section 6.7.   Liens--City Right to Cure ...................................  21
Section 6.8.   Deposits for Impositions ....................................  21

                                   ARTICLE VII
                    OWNERSHIP OF AND RESPONSIBILITY FOR FACILITIES

Section 7.1.   Ownership of Facilities .....................................  23
Section 7.2.   Right to Remove Trade Fixtures ..............................  23
Section 7.3.   Maintenance and Repair of Facilities ........................  23
Section 7.4.   Waste .......................................................  24
Section 7.5.   Alteration of Facilities ....................................  24
Section 7.6.   Damage or Destruction .......................................  25
Section 7.7.   Faithful Performance and Labor and Material (Payment)
                  Bonds; Indemnification ...................................  27

                                  ARTICLE VIII
                         ASSIGNMENT, SUBLEASE, TRANSFER

Section 8.1.   Prohibition Against Changes in Ownership, Management
                  and Control of Operator ..................................  29
Section 8.2.   Restrictions Regarding Transfer or Sublease .................  30
Section 8.3.   City's Right to Collect Subrent .............................  31
Section 8.4.   Operator Assignment of Sublease .............................  31
Section 8.5.   Attornment ..................................................  31
Section 8.6.   Sublessee Compliance ........................................  32
Section 8.7.   Operator Obligation for Sublessee Act or Omission ...........  32
Section 8.8.   Recognition of Sublessee by City ............................  32
Section 8.9.   Freedom from Lien ...........................................  33

                                   ARTICLE IX
                                    MORTGAGES

Section 9.1.    Secured Financing ..........................................  34
Section 9.2.    Rights and Obligations of Secured Creditors ................  35
Section 9.3.    City's Right to Cure Operator's Defaults on
                    Secured Interests ......................................  36
Section 9.4.    Non-Merger .................................................  37
Section 9.5.    Operator Certificate .......................................  37
Section 9.6.    City Certificate ...........................................  37


                                       ii
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                                                                            Page
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                                    ARTICLE X
                          INDEMNIFICATION AND INSURANCE

Section 10.1.  Indemnification .............................................  39
Section 10.2.  Required Insurance ..........................................  40
Section 10.3.  Definition of "Full Insurable Value" ........................  42
Section 10.4.  General Insurance Provision .................................  42
Section 10.5.  Failure to Maintain Insurance ...............................  43
Section 10.6.  Disposition of Insurance Proceeds Resulting from
                  Loss or Damage to Improvements ...........................  43

                                   ARTICLE XI
                                 EMINENT DOMAIN

Section 11.1.  Taking Which Renders Premises Untenantable ..................  45
Section 11.2.  Taking Which Does Not Render Premises Untenantable ..........  45

                                   ARTICLE XII
                       DEFAULTS, REMEDIES AND TERMINATION

Section 12.1.  Defaults--General ...........................................  47
Section 12.2.  Legal Action ................................................  47
Section 12.3.  Rights and Remedies are Cumulative ..........................  47
Section 12.4.  Damages .....................................................  46
Section 12.5.  Specific Performance ........................................  48
Section 12.6.  Additional Remedies of City .................................  48
Section 12.7.  City's Remedies and Rights of Termination ...................  49
Section 12.8.  Enforced Delay in Performance for Causes Beyond
                  Control of Party .........................................  50
Section 12.9.  Additional Remedies of Operator .............................  51
Section 12.10. Limitation on City Remedies .................................  51

                                  ARTICLE XIII
                               GENERAL PROVISIONS

Section 13.1.  Notices, Demand, and Communications between the Parties .....  52
Section 13.2.  Arbitration .................................................  52
Section 13.3.  Subordination ...............................................  54
Section 13.4.  Time of Essence .............................................  54
Section 13.5.  Conflicts of Interest .......................................  54
Section 13.6.  Warranty Against Payment of Consideration ...................  54
Section 13.7.  Nonliability of City Officials and Employees ................  54
Section 13.8.  Inspection of Books and Records .............................  34
Section 13.9.  No Partnership ..............................................  54
Section 13.10. Compliance with law .........................................  55
Section 13.11. Applicable Law ..............................................  55
Section 13.12. Surrender of Property .......................................  55
Section 13.13. Submission of Documents for Approval ........................  55
Section 13.14. Severability ................................................  55
Section 13.15. Binding Effect ..............................................  55
Section 13.16. Captions ....................................................  55
Section 13.17. Approval of Documents .......................................  55


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                                                                            Page
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                                   ARTICLE XIV

                    ENTIRE AGREEMENT, WAIVERS AND AMENDMENTS

                     .......................................................  57

                                    EXHIBITS

Attachment No. 1 - Site Map
Attachment No. 2 - Legal Description of the Site
Attachment No. 3 - Legal Description of the Substitute Site
Attachment No. 4 - Permitted Exceptions
Attachment No. 5 - Substitute Permitted Exceptions
Attachment No. 6 - Form of Primary Letter of Credit
Attachment No. 7 - Worm of Secondary Letter of Credit
Attachment No. 8 - Form of Trust Agreement
Attachment No. 9 - Base Figures


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                            OPERATOR LEASE AGREEMENT


      In consideration of the mutual agreements contained herein and for other valuable consideration, this amended and restated Operator Lease Agreement (the "Agreement," or "Lease Agreement") is hereby entered into by and between the CITY OF PHOENIX, an Arizona municipal corporation (the "City") and THE WESTSIDE AMPHITHEATRE CORP., formerly known as The Amphitheatre at Reach 11 Corp., an Arizona corporation (the "Operator").

      WHEREAS, the City and the Operator have entered into an Operator License and Use Agreement, dated as of November 18, 1988, (the "License Agreement") to provide for the operation and management of an outdoor amphitheatre; and

      WHEREAS, the City and the Operator desire to provide for the management and operation of such amphitheatre at a new site by amending and restating the License Agreement in the form of this Lease Agreement; and

      WHEREAS, it is the intent of the parties hereto that this Agreement shall constitute an amendment and restatement of the License Agreement and that, as such, except as may be otherwise provided herein, the provisions of the License Agreement are hereby replaced by the provisions hereof and are, accordingly of no further force and effect;

      NOW THEREFORE, the City and the Operator hereby amend and restate the License Agreement as follows:

                                    ARTICLE I
                              SUBJECT OF AGREEMENT

      Section 1.1. The Site. The "Site" is that certain real property shown on the "Site Map" which is attached hereto am Attachment No. 1. The Site is legally described in the "Legal Description of the Site" which is attached hereto as Attachment No. 2. Pursuant to the terms of the Development Agreement, as described below, the City and the Operator have agreed that the Site may be replaced with another site, legally described on Attachment No. 3 attached hereto (the "Substitute Site") by the City in its sole discretion. Upon exercise by the City of its right to so substitute under the Development Agreement, the Substitute Site shall be automatically substituted for the Site herein for purposes of this Agreement without necessity for an amendment of this Agreement. In that event the matters set forth on Attachment No. 5, (the "Substitute Permitted Exceptions") shall be automatically substituted for the matters set forth on Attachment No. 4, (the "Permitted Exceptions") as described in Section
2.5 hereof. Except as provided above, such Substitute Site shall be subject to the terms and conditions of this Agreement in the same manner and degree as the Site.

      Section 1.2. The Facilities. The "Facilities" are those buildings, structures and improvements constructed on the Site by the City pursuant to that certain Development Agreement dated as of November 18, 1988, as amended and restated as of September 26, 1989 (the "Development Agreement") between the City and the Operator. The Facilities consist of an outdoor amphitheatre with integral concession facilities, and an ancillary food and concession area.

      Section 1.3. The Premises. The "Premises" are, collectively, the Facilities and the Site including the 42-acre parking area of the Infrastructure, as defined in the Development Agreement (such 42 acres specifically referred to herein as the "Parking Area").

      Section 1.4. Parties to the Agreement.

      (a) The City. The City is a municipal corporation of the State of Arizona, a public body corporate.

      The principal office of the City is located at 251 West Washington Street, Phoenix, Arizona.

      "City" as used in this Agreement, includes the City of Phoenix, the Community and Economic Development Department and the Parks, Recreation and Library Department of the City of Phoenix, and any assignee or delegatee of or successor to their rights, powers and responsibilities hereunder.

      The obligations, approvals and other actions by the City under this Agreement constitute the exercise of municipal powers for the purpose of achieving the objectives set forth in this Agreement, and are not agreements made as a municipality exercising regulatory powers. The Operator hereunder must comply with land use regulations, codes and laws affecting the use, improvement and development of property. Nothing in this Agreement constitutes an exemption or grant of a variance from applicable codes and laws.

      (b) The Operator. The Operator is The Westside Amphitheatre Corp., an Arizona corporation, formerly known as The Amphitheatre at Reach 11 Corp. Formal notices, demands and communications to the Operator pursuant to this Agreement shall be directed to Operator, as provided in Section 13.1 hereof.

      Notwithstanding any other provision hereof, all of the terms, covenants, and conditions of this Agreement shall be binding on and shall inure to the benefit of the Operator and the permitted successors and assigns of the Operator, including any Secured Creditor as defined herein, which acquires the Operators interest under this Agreement. Wherever the term "Operator" is used herein, such term shall include any such permitted successors and assigns as herein provided.

                               (End of Article I)


                                        2
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                                   ARTICLE II
                              LEASE OF THE PREMISES

      Section 2.1. Lease. For and in consideration of the rents, conditions, covenants and agreements set forth herein, and upon acquisition of title to the Site or the Substitute Site, the City hereby leases the Premises to the Operator and the Operator hereby leases the Premises from the City, for the purpose of operation and management of the Facilities and Parking Area.

      Section 2.2. Term of the Agreement. The term of this Agreement (the "Term") shall commence on the date upon which the City has delivered possession of the Premises to the Operator, as evidenced by the delivery of a final certificate of occupancy as to the Facilities as to which a certificate of occupancy is required, with all improvements to the Site having been substantially completed in accordance with the plans and specifications described in the Development Agreement and approved by the Operator, and shall expire on June 30 of the sixtieth Rental Year thereafter, as that term is defined below.

      The "Rental Commencement Date" shall be the date upon which the last of the following conditions precedent has occurred:

            (i) Ninety (90) days have elapsed after the Commencement of the Term, or the Opening Date, as defined below, has occurred, whichever occurs first;

            (ii) The Infrastructure, as defined in the Development Agreement, has been completed; and

            (iii) All governmental approvals, consents, licenses, authorizations and easements necessary or required for the development and construction of the Facilities have been secured by the City.

      The "Opening Date" shall be the date upon which the Operator holds the first paid public performance at the Facilities.

      Section 2.3. Extension Following Initial Term. Based upon the original expertise brought to this project by the Operator and the expertise of the Operator at the time of the expiration of this Agreement, the City shall give reasonable consideration to an extension of the Term of this Agreement, but any such extension shall be on such terms and conditions as may be deemed appropriate by the Operator and the City.

      Section 2.4. Delivery of Use of Premises. The City shall deliver use of the Premises to the Operator on or before the date set forth in the Schedule of Performance attached as Attachment No. 6 to the Development Agreement.

      Section 2.5. Representations. The City represents to the Operator that:
(i) the City will enter into a purchase agreement for purposes of acquiring fee simple title to the Site, which title the City shall at all times hold and keep free and clear of all claims, liens, encumbrances, covenants, restrictions or clouds on title other than the matters shown on


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Attachment No. 4 hereto, the "Permitted Exceptions" or, with respect to thee
Substitute Site, the matters shown on Attachment No. 5 hereto, the "Substitute Permitted Exceptions"; further, the City shall, upon their completion, own the Facilities and the City's title to such Facilities shall be free and clear of all claims, liens, encumbrances, covenants, restrictions, defects, or clouds on title other than the Permitted Exceptions; (ii) the Site is within the legal boundaries and under the political jurisdiction of the City; (iii) the City has the right, power, and authority to lease the Premises, upon acquisition, to the Operator in the manner set forth in this Agreement; (iv) the City has full municipal power and authority to enter into this Agreement, and the execution, delivery and consummation of this Agreement by the City have been duly authorized by all necessary municipal action; (v) the execution, delivery and consummation of this Agreement by the City is not prohibited by and does not conflict with any other agreements or instruments to which the City is a party or is otherwise subject; (vi) the City has received no notice as of the date of this Agreement asserting any noncompliance in any material respect by the City with applicable statutes, rules and regulations of the United States of America, the State of Arizona, Maricopa County, the City, or of any other state or municipality or agency having jurisdiction over and with respect to the transactions Contemplated in and by this Agreement, and the City is not in default with respect to any judgment, order, injunction, or decree of any court, administrative agency, or other governmental authority which is in any respect material to the transactions contemplated in and by this Agreement; and (vii) all governmental approvals, consents, licenses, authorizations and easements necessary or required for the development and construction of the Facilities have been or will be secured by the City and (viii) the City has conducted an environmental investigation of the Site, including a "Phase One" environmental assessment in accordance with Sections 101(35) and 107(b)(3) of 42 U.S.C. ss.ss. 9601 et seq., and such investigation has shown the Site to be free from conditions which would create liability under any environmental laws, statutes, ordinances, or regulations.

      Section 2.6. Security for Operator's Obligations Hereunder. The City shall provide written notice to the Operator at least fifteen (15) days prior to the scheduled date of award by the City Council of a contract for construction of the Facilities. Within ten (10) days of the Operator's receipt of such notice, the Operator shall deliver to the City, as security for the performance of its obligations under this Agreement, an unconditional and irrevocable letter of credit (the "Primary LOC") in the amount of Two Million Dollars ($2,000,000), issued by a bank or financial institution reasonably acceptable to City and in the form attached hereto as Attachment No. 6. In addition, the Operator shall deliver to the City on or before the Opening Date a second unconditional and irrevocable standby letter of credit (the "Secondary LOC") for the benefit of the City in the amount of Seven Hundred Thousand Dollars ($700,000) or such other amount as provided in Section 213 of the Development Agreement, issued by a bank reasonably acceptable to the City, in the form attached hereto as Attachment No. 7. Collectively, the Primary LOC and the Secondary LOC shall be referred to herein as the "LOCs".

      The City shall have the right to draw upon the LOCs under the following circumstances and in the following amounts, but in each event only

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after the giving of notice and expiration of any applicable cure periods hereunder.

            (i) in the event of the Operator's failure to pay any amounts due to the City pursuant to the terms of this Agreement, the City shall have the right to draw the amount of the unpaid obligation; and

            (ii) in the event of the Operator's voluntary filing of a petition under any bankruptcy or insolvency act or law, or the Operator being adjudicated a bankrupt or making a general assignment for the benefit of its creditors, the City shall have the right to draw the full amount of the LOCs.

      In no event shall the City have the right to draw upon the Secondary LOC until such time that the full amount of the Primary LOC has been drawn.

      The LOCs shall remain in effect for seven (7) full Rental Years, as defined in Section 3.1(b) hereof, and, if renewal is required within such period, and the expiring LOCs are not renewed on or before the twentieth banking day prior to their respective expirations, an amount equal to the entire undrawn amount of such LOCs shall become an obligation of the Operator hereunder and shall be immediately due and payable from the Operator to the City and the Operator acknowledges that such obligation is an obligation included within the meaning of clause (1) of the LOCs.

      At the beginning of the eighth (8th) full Rental Year and continuing through the tenth (10th) full Rental Year, the Operator shall use diligent, good faith efforts to secure a "key-man" life insurance policy on Zev Bufman, or his successor, assuming no payment has been made on such life insurance policy on Zev Bufman as of any succession, in the amount of One Million Dollars ($1,000,000), payable into a special trust account at a bank or financial institution reasonably acceptable to the City and the Operator. All interest accruing on such account, net of income tax owed by Operator on such accrued interest, if any, shall remain in said account to be used for the same purposes as the other funds deposited therein. The City will have the right to draw upon the account for the same reasons and for the same amounts as set forth above relative to the LOCs, as provided by a trust agreement between the City and the entity holding such account, substantially in the form of Attachment No. 8 attached hereto.

                               (End of Article II)

                                   ARTICLE III
                             RENTAL PAYMENTS TO CITY

      Section 3.1. Rental.

      (a) Operator covenants and agrees to pay to the City, at the City's address set forth in Section 13.1 hereof or at such place or to such person as the City may designate in writing to the Operator, in such coin or currency of the United States as shall at the time of payment be legal tender for the payment of all debts, public or private:

            (i) The Basic Rent, which shall be based upon the following schedule:

 Year     Basic Rent     Year    Basic Rent      Year      Basic Rent
 ----     ----------     ----    ----------      ----      ----------

   1       $ 893,383      21     $1,135,956       41         $ 40,000
   2         846,363      22      1,138,600       42           40,000
   3         846,363      23      1,136,969       43           40,000
   4         846,363      24      1,136,063       44           40,000
   5         846,363      25      l,135,525       45           40,000
   6       l,l4l,363      26         40,000       46           40,000
   7       1,141,598      27         40,000       47           40,000
   8       1,145,335      28         40,000       48           40,000
   9       1,142,215      29         40,000       49           40,000
  10       1,142,555      30         40,000       50           40,000
  11       1,141,086      31         40,000       51              100
  12       1,142,796      32         40,000       52              100
  13       1,141,996      33         40,000       53              100
  14       1,139,096      34         40,000       54              100
  15       1,138,596      35         40,000       55              100
  16       1,140,611      36         40,000       56              100
  17       1,139,786      37         40,000       57              100
  18       1,136,121      38         40,000       58              100
  19       1,139,616      39         40,000       59              100
  20       1,139,561      40         40,000       60              100
                                                  61 and thereafter
                                                  until the final
                                                  Rental Year
                                                  hereunder       100

For purposes of the schedule set forth above, Year 1 shall commence as a July 1, 1989, the "Rental Calculation Date"; however, the Operator's obligation to pay Basic Rent shall not commence until the Rental Commencement Date, as described in Section 2.2. Prior to that date, Basic Rent shall be waived by the City. Upon the Rental Commencement Date, the City and the Operator shall determine the pro rata amount of Basic Rent owed by the Operator for the remainder of that year in accordance with the schedule set forth above. Such determined amount shall be due from the Operator as Basic Rent for the Initial Rental Year; thereafter, the Basic Rent amount shall be as set forth on the next succeeding entry of the schedule set forth above. Basic Rent shall be payable semiannually on January 1 and July 1 of each Rental Year;

      (ii)  The Additional Rent, which shall consist of the following:

            1. The "Percentage Rent," which shall be based upon the following schedule:

      Rental Years 1-5   - One percent (1%) of Gross Revenues
      Rental Years 6-10 - Two percent (2%) of Gross Revenues Rental Years 11-25 - Three percent (3%) of Gross Revenues Rental Years 26-27 - Four percent (4%) of Gross Revenues Rental Years 28-60 - Three and one-half percent (3 1/2%) of
         Gross Revenues

            In the event the final cost of the construction of the Facilities, including the reimbursements described in Section 213 of the Development Agreement, exceeds Eleven Million Dollars ($11,000,000), as provided in the Development Agreement, the Operator agrees that it shall reimburse the City for any amount in excess of said $11,000,000 paid to it as a reimbursement pursuant to Section 213 of the Development Agreement from a revenue source which is mutually agreed upon by the parties at the time that amounts in excess of $11,000,000 are advanced.

            2. The "Fixed Special Rent," which shall consist of One Hundred Twenty Thousand Dollars ($120,000) per year in Rental Years 11-25.

      (iii) The "Supplemental Rent", which shall consist of the following additional amounts based on Gross Revenue receipts:

      Beginning with the sixth full Rental Year, cumulative Gross Revenues for successive three year periods will be compared with corresponding amounts set forth on Attachment No. 9 attached hereto (the "Base Figures") and, if in any such three year period the actual cumulative Gross Revenues exceed the corresponding cumulative Base Figures for such three year period by 25% or more, Operator will make additional, payments in the amount of one-half of one percent (1/2%) of the entire cumulative Gross Revenues for such three year period (the "Supplemental Rent"). Supplemental Rent shall be applied as prepayments of Fixed Special Rent and shall be credited against the next succeeding Fixed Special Rent payment becoming due. The above-described calculation shall be made for the following three year periods:

            Rental Years: 6, 7, 8; 9, 10, 11; 12, 13, 14; 15, 16, 17;
                          18, 19, 20; 21, 22, 23; and 24, 25, 26;

      provided, however, that the obligation to make Supplemental Rent payments shall terminate in the event of the full payment of the Fixed Special Rent amount prior to Rental Year 26.

            Absent earlier termination of this Supplemental Rent obligation, within 90 days of the close of Rental Years 8, 11, 14, 17, 20, 23, and 26, Operator shall submit a detailed statement of the cumulative Gross Revenues for the previous three years and a computation of the Supplemental Rent, together with a certificate from Operator's certified public accountant stating that said accountant is familiar with this Agreement and attesting to the accuracy of the Gross Revenues reported and the computation of Supplemental Rent. Payments of Supplemental Rent shall accompany such items.

      (b) A "Rental Year" is the twelve-month period running from July 1 to June
30. The initial rental period shall run from the Rental Commencement Date to the June 30 which succeeds the Rental Commencement Date by at least 12 calendar months, and the final Rental Year under this Agreement shall end on June 30 of the last full Rental Year within the Term.

      (c) The term "Gross Revenues" shall mean the gross consideration received by the Operator from the conduct of all activity relating to the operation of the Facilities and the Parking Area for any Rental Year computed in accordance with generally accepted accounting principles consistently applied, including, if applicable: (i) the value proceeding or accruing from the sale of property, the providing of service, or both; (ii) the total amount of any sale, lease, license for use or rental at the time of such sale, rental, lease or license;
(iii) all receipts, cash, credits, barter, exchange, (except in connection with the acquisition or disposition of any property comprising a portion of the Facilities) reduction of or forgiveness of indebtedness, and property of every kind or nature derived from a sale, lease, license for use, rental or other activity related to the operation of the Facilities; and (iv) all other receipts whether payment is advanced prior to, contemporaneous with or deferred in whole or in part subsequent to the activity or transaction. No deduction shall be allowed from "Gross Revenues" on account of the cost of the property sold, the time value of money, expense of any kind or nature, losses, materials used, labor or service performed, interest paid or credits granted, except that the following items may be excluded from "Gross Revenues": (1) cash discounts, refunds or rebates if the Operator demonstrates that the discount, refund or rebate is in respect to the revenue which was or will be reported as Gross Revenues; (2) the sale price of property returned by customers if the sale price thereof is refunded either in cash or by credit; (3) taxes and assessments collected and remitted, or to be remitted, to the appropriate taxing agency; (4) credit card or other ticket commissions; (5) receipts or revenues of any type by sublessees, concessionaires, permittees, licensees or others granted use rights relative to the Premises by the Operator; and (6) proceeds from any financing with respect to the development.

      "Gross Revenues" shall not include the salvage value of personal property and trade fixtures brought upon the Premises. To the extent such personal property and trade fixtures are financed by the City, the salvage value thereof shall be paid directly to the City; similarly, the salvage value of personal property and trade fixtures paid for by the Operator shall be paid to and retained by the Operator.

      (d) The Operator further covenants and agrees with the City that in Rental Years 1-5, the City shall receive from all sources, including Additional Rent and City sales taxes related to the Facilities including without limitation tax on rents, concessions, novelty sales, ticket sales and parking charges, (the "Sales Revenues") amounts sufficient to pay debt service on the Land Acquisition Obligations.

During Rental Years 1-5, to the extent that Additional Rent and Sales Revenues are not sufficient for that purpose, as certified by the City to the Operator, the Operator shall pay the amount of such deficiency to the City (the "Deficiency Payment") within thirty (30) days of the receipt of such certification. The Operator shall not be liable for any Deficiency Payments caused by early redemption of any obligation, including premium, except as mutually agreed by the City and the Operator. Any dispute as to the need for Deficiency Payments shall be resolved by arbitration pursuant to Section 13.2.

      In any Rental Year following Rental Year 10 in which the sum of Additional Rent paid by the Operator and applicable Sales Revenues exceed the amount necessary for payment of debt service due on the Land Acquisition Obligations for such year, the City shall reimburse the Operator for previous Deficiency Payments made by the Operator pursuant to this subsection (d) from the Debt Service Account pursuant to Section 3.9(2) hereof.

      Section 3.2. Computation and Payment of Additional Rent. Additional Rent shall be calculated as of October 1, January 2, April 1, and July 1 and payable thirty (30) days thereafter, provided however, that the first payment of Additional Rent shall be due on November 1st of the first (1st) full Rental Year after the Rental Commencement Date and shall relate solely to Gross Revenues for the period from July 1 to October 1 of that year. In the event that this Agreement is terminated prior to the date of expiration for reasons other than the default of Operator, the final payment of Additional Rent shall be made 30 days after the date of termination and shall relate to Gross Revenues collected to such date of termination.

      Within sixty (60) days after the close of each Rental Year, the Operator shall submit to the City a detailed statement of annual Gross Revenues for the entire Rental Year, and a computation of the Additional Rent due to the City for such Rental Year, together with a certificate from the Operator's certified public accountant addressed to the City, stating that said accountant is familiar with the provisions of this Agreement, whether the examination disclosed any default in any payments required to be made hereunder and attesting to the accuracy of the Gross Revenues reported and the computations of Additional Rent.

      Section 3.3. Disputed Additional Rent. If any accounting items included in or omitted from the computations of Gross Revenues included in the computation of Additional Rent for any Rental Year are disapproved, partially disapproved or disputed by the City, the City shall so state in writing specifying the accounting items included or omitted and the parties shall attempt to mutually agree on the resolution of the dispute. If the parties are unable to agree, then the accounting items in dispute shall be submitted to and determined by arbitration conducted in accordance with Section 13.2 hereof.

      Section 3.4. Non-Subordination. The City's interest in this Agreement, as the same may be modified, amended or renewed, shall not be subject or subordinate to any mortgage now or hereafter placed upon the Operator's interest in this Agreement, or any other liens or encumbrances hereafter affecting the Operator's interest in this Agreement.

      Section 3.5. Net Rent. It is the purpose and intention of the City and the Operator, and the parties hereto agree, that the Basic Rent and Additional Rent shall be absolutely net to the City without any deduction, counterclaim, setoff or offset whatsoever with respect to the Premises and/or the ownership, leasing, operation, management, maintenance, restoration, use or occupancy thereof, or of any part thereof, or with respect to any interest of the City therein so that this Agreement shall yield, net, to the City, the Basic Rent and Additional Rent in each year during the Term, and that all coats, expenses and charges of every kind and nature relating to the Premises, including taxes, if any, which may arise or become due or payable during or after (but attributable to a period falling within) the Term, shall be paid by the Operator, and that the City shall be indemnified by the Operator for, and held harmless by the Operator from, the same.

      Section 3.6. No Rent Abatement. No abatement, diminution or reduction of rental or other fees and charges under this Agreement shall be claimed by or allowed to the Operator, or any person claiming under it, under any circumstances, whether for inconvenience, discomfort, interruption of business, or otherwise, destruction of or damage to Facilities, the making of alterations, changes, additions, improvements or repairs to any building or buildings now on or which may hereafter be erected on the Site, or by virtue or because of any present or future governmental laws, ordinances, requirements, orders, directions, rules or regulations or for any other cause or reason, except as specifically provided for in Sections 6.5 (limits of tax liability), 7.6 (damage or destruction) and 11.1 (taking which renders the premises untenantable).

      Section 3.7. Delinquency In Rental Payment; Collection of Rent. The failure of the Operator to pay the applicable rental by the due date shall constitute a default; provided, however, an inaccuracy in the estimate of Additional Rent shall not be a default if the duty to pay said amount was being contested in good faith by the Operator or becomes owing only after an audit under Section 3.8. In the event the Operator fails to pay the applicable rental within ten days after receipt of a written notice from the City that such amount is overdue, then in addition to any other remedy provided by this Agreement, the Operator shall pay to the City interest at the prime rate of interest charged at the time and from time to time thereafter by The Valley National Bank of Arizona plus two percent (2%) (the "Default Rate") accruing from the due date of the rental to the date the rent is received by the City.

      Section 3.8. Right to Inspection and Audit of Records. The Operator shall keep full and accurate books and accounts, records, cash receipts, and other pertinent data showing its financial operations relative to the Premises. Such books of account, records, cash receipts, and other pertinent data shall be kept for a period of five (5) years after the end of the Rental Year to which such items pertain. The City shall be entitled during such five
(5) years to inspect, examine and to copy at the City's expense the Operator's books of account, records, cash receipts, and other pertinent data as necessary or appropriate only to determine Gross Revenues. The Operator shall cooperate fully with the City in permitting the inspection.

      The City shall also be entitled at the City's expense, once during each calendar year and once after expiration or termination of this Agreement, to an independent audit of the Operator's books of account, records, cash receipts, and other pertinent data, by a certified public accountant to be agreed upon by the City and the Operator, solely for the purpose of determining Gross Revenues. Any such audit shall be conducted during usual business hours. If the audit shows that there is a deficiency in the payment of the Additional Rent after adjustment (exclusive of minor accounting errors), the deficiency shall become immediately due and payable to the City plus any interest payments due under
Section 3.7. If such deficiency exceeds the amount of five percent (5%) of the actual Additional Rent due in any Rental Year in which there is a deficiency, the Operator shall reimburse the City for the cost of the City's audit. If the City has not audited the Operator hereunder with respect to a particular Rental Year within the permitted five year period, or has not advised the Operator in writing of any exceptions based on said audit within said five year period, then the City shall be deemed to have waived its right to redetermine Additional Rent for such Rental Year.

      Section 3.9. Additional Rent Revenue Fund. In order to provide for payment of debt service on the Land Acquisition Obligations all Additional Rent derived from the Percentage Rent and the Fixed Special Rent shall be placed in a separate fund (the "Additional Rent Revenue Fund") which will consist of the following separate accounts:

      (1) the Debt Service Account; and

      (2) the Reserve Account.

      Additional Rent shall be deposited by the City into the Debt Service Account of the Additional Rent Revenue Fund and used for the following purposes and in the following order of priority: (1) payment, when due, of the principal, interest and any redemption premium on the Land Acquisition Obligations; (2) after Rental Year 10, reimbursement to the Operator for any Deficiency Payments made pursuant to Section 3.1(d) hereof, such reimbursement to be made within seven (7) business days of each such semiannual debt service payment; (3) transfer to the Reserve Fund within seven (7) business days of each semiannual debt service payment, any remaining amounts (the "Available Funds") until an aggregate principal amount of One Million Dollars ($1,000,000) has been transferred (which amounts shall not be replenished after the expenditure thereof); and (4) any other lawful municipal purposes.

      The Reserve Account shall be held and invested by the City. An investment made from moneys credited to the Reserve Account shall constitute part of that account, and be used for the purposes of that account. The

Reserve Account shall be used by the City for the following purposes and in the following order of priority:

      (1) as a reserve for payment by the City of debt service charges on the Land Acquisition Obligations, the Construction Obligations, and any other debt instrument of the City issued or executed and delivered in connection with the construction and development of the Facilities; and

      (2) for use by the City for funding major repairs, replacements and revenue-generating capital improvements for the Facilities.

      Withdrawals from the Reserve Account for the purpose of paying City obligations under the various debt instruments described above shall be at the discretion of the City if timely payment thereof has not been made pursuant to the terms and provisions of this Agreement. Withdrawals from the Reserve Account for any other purpose shall be made only by mutual consent of the City and Operator, not to be unreasonably withheld by either party. Any disputes with respect thereto shall be settled by arbitration as described in Section 13.2 hereof.

      Section 3.10. City Action. In the event that, during the term of the Lease Agreement, the City takes any legislative or regulatory action, including modification of the terms of or stipulations to the special permit for operation of the Facilities, which specifically affect land use regulations applicable to the Site or the operation of the Facilities, and such action has a material adverse economic effect upon the operation of the Facilities, the Operator and the City shall negotiate in good faith to adjust the economic obligations of the Operator to fairly and equitably reflect the impact of such action. If the Operator and the City are unable to agree upon an equitable adjustment, the matter shall be submitted to arbitration pursuant to Section 13.2.

                              (End of Article III)

                                   ARTICLE IV
                             DEVELOPMENT OF THE SITE

          Section 4.1. Development of the Site. The City shall develop the Site pursuant to the Development Agreement between the City and the Operator.

                               (End of Article IV)

                                    ARTICLE V
                       USE OF THE SITE AND THE FACILITIES

      Section 5.1. Permitted Uses. The Operator shall have the right and the Operator covenants and agrees to use the Premises for the following purposes and for no other:

      Operation and management of an outdoor amphitheatre for recreational, entertainment, artistic and cultural activities, with ancillary concession area and parking related thereto.

      Section 5.2. Operation and Use Covenants. The use of the Premises by the Operator, its sublessees, operators, concessionaires and other occupants of the Premises (collectively "Sublessees") shall be subject to the following terms and restrictions:

            1. The operational characteristics of events held at the facility must conform to the following sound guidelines:

                  a. A concert sound monitoring and managing system shall be installed and maintained and shall monitor sound decibel levels of the performance at a location 2,500 feet from the exterior wall of the Facilities during each performance and/or practice or rehearsal.

                  b. The concert sound monitoring and managing system shall be installed and maintained so as to prevent tampering and to provide access only to City officials for removal of records.

                  c. The sound monitoring equipment shall be checked quarterly for accuracy and calibrated as necessary by an independent consulting firm chosen by the City and paid for by the Operator.

                  d. Written records of sound measurements and sound decibel levels shall be taken during every performance and/or practice or rehearsals, collected after each performance/performance day by the City and shall be kept on file by the City for a minimum period of two years. All records in the custody of the City shall be available to the general pubic.

                  e. Written records of sound decibel level violations and any actions taken as a result of the violations for all events held at the facility shall be kept on file with the City for a minimum period of five years and be available to the general public.

                  f. The Operator will be accountable for violations of
            permissible sound levels and subject to fines as herein defined.

            2. All entertainment at the amphitheater will operate so that maximum sound pressure levels listed below are adhered to:

                  a. All performances at the Facilities shall be limited to a sound pressure level of 65 dBA, measured as an Leq. reading over a 30-minute period at the monitoring locations described above. Neighborhood ambient sound levels shall be measured at two-year intervals during the Term at the Operator's expense by a sound consultant chosen by the City. Changes in neighborhood ambient sound levels shall be reflected in the sound level limitations of this Agreement as mutually agreed to by the parties in writing, so that the Operator will be accountable for all exceedances of sound levels set at 10 dBA above such neighborhood ambient sound level.

                  b. It shall be a Violation of the foregoing sound pressure levels, measured as an Leq reading over a 30-minute period at the location indicated respectively, if such sound pressure level, measured as an Leq over 30 minutes, is exceeded during any event and/or practice rehearsal.

                  c. The Operator shall be fined $1,500 for each Violation
            during each event and/or practice or rehearsal, not to exceed a maximum fine of $15,000. In the event of 10 or more violations during any 12-month period, the Operator shall, for a 12-month penalty period thereafter, be fined $2,000 for each Violation during an event and/or practice or rehearsal, not to exceed a maximum of $15,000. If there are 5 or fewer Violations during such penalty period, the fine shall revert to $1,500 per Violation, not to exceed a maximum of $15,000.

            3. A traffic management plan, previously approved in connection with the obtaining of permits and approved by the City Development Coordination Office, shall be implemented by the Operator to minimize congestion during events and shall address the following:

                  a. Provision of sufficient personnel by the Operator within parking areas to direct motorists to proper parking places.

                  b. Options for trip reduction and parking management for the purpose of reducing vehicle trips to the Facilities and reduction of on-site parking demand.

                  c. A contingency plan for overflow parking requirements, if any.

            4. No event scheduled at the Facilities shall continue after 11:30 p.m. on Sunday-Thursday evenings. Events scheduled on Friday, Saturday or holiday evenings must conclude by 12:00 midnight.

            5. The average ticket price of commercial musical events presented at the facilities shall be maintained at a lower level than the average ticket prices for commercial musical events at the following local performance facilities:

                  1. Celebrity Theater;

                  2. Symphony Hall;

                  3. Proposed America West Arena.

            6. In connection with development approvals for the Facilities, Operator agrees to participate in the operation of an Advisory Board to be formed by the City, composed of representatives of the City, the Operator and community organizations or groups. The Advisory Board shall review and analyze operational aspects of the Facilities, with the intent of making recommendations to the Parks, Recreation and Library Department in a purely advisory capacity for the improvement and betterment of the operation and functioning of the Facilities.

      Section 5.3. City's Activities. The City shall have the right to utilize the Facilities for City-sponsored events as set forth in this Section 5.3. First, the City may use the Facilities up to ten times in any twelve-month period, on dates which will be agreed upon by the City and the Operator on an annual basis and thereafter confirmed and guaranteed for City use. In addition, the City shall have the right to utilize the Facilities on forty (40) additional dates in any twelve-month period. The City shall give the Operator written notice of its desire to schedule any such event or events and the Operator will notify the City not less than 45 calendar days in advance of the date or dates requested of the availability of the date requested and any objection which it has to the event to be scheduled. Finally, the City shall have the right to utilize the Facilities on "dark days"; that is, on any date for which no other event is scheduled at the Facilities. The City may not request any "dark day" use more than thirty (30) days in advance of the date requested. City use of the Facilities as described above shall be at no charge to the City other than reimbursement to the Operator of the Operator's actual expenses for the operation and management of the Premises for each such event, which expenses may include the Operator's cost of liability insurance for such event. The City shall pay such amounts to the Operator within ten (10) days of the Operator's presentation of reimbursable amounts to the City, accompanied by reasonable documentation. All requests for utilization of the Facilities by the City shall include a description of the event, estimated attendance, and the date desired. If the City and the Operator disagree upon the City's right to use the Facilities as described in this Section, the matter shall be submitted to binding arbitration by a single disinterested arbitrator selected by a representative of the American Arbitration Association or as otherwise agreed upon by the City and the Operator, and the costs of such arbitration shall be paid by the party against whom the arbitration rules. Such City events shall not conflict with events scheduled by the Operator and shall not be of a nature that competes with the normal business of the Operator in operating the Facilities. The City may charge an admission fee for an event only if the event is noncommercial in nature, involving a nonprofit organization, and noncommercial admission charges are charged. The Operator shall retain all concession revenue and parking revenue generated by such City events and any such revenues received by the Operator shall be included in Gross Revenues hereunder. Scheduling of all City sponsored events pursuant to this Section 5.3 shall be implemented by the City Manager of the City or his designee.

      Section 5.4. Obligation to Refrain from Discrimination. There shall be no discrimination against or segregation of any person, or group of persons, on account of sex, marital status, race, color, creed, religion, national origin or ancestry in the sale, lease, sublease, transfer, use, occupancy, tenure or enjoyment of the Premises and the Operator itself or any person claiming under or through it shall not establish or permit any such practice or practices of discrimination, or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublicensees, sublessees, or vendees of the Premises or any portion thereof, and the City shall be the beneficiary of this provision and entitled to enforce it.

      Section 5.5. Form of Nondiscrimination Clause. The Operator for itself and its successors and assigns, agrees that in the construction and operation of the improvements provided for in this Agreement, the following clause will appear in all contracts, leases or subleases concerning the Premises: "Any supplier, contractor or lessee in performing under this contract, shall not discriminate against any worker, employee or applicant, or any member of the public because of race, creed, ancestry, color, religion, sex, marital status, or national origin, nor otherwise commit an unfair employment practice. The supplier, contractor or lessee will take affirmative action to ensure that applicants are employed, and that employees are dealt with during employment without regard to their race, creed, color, ancestry, religion, sex, marital status or national origin. Such action shall include, but not be limited to the following: employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The supplier, contractor or lessee further agrees that this clause will be incorporated in all subcontracts entered into with suppliers of materials or services, and all labor organizations furnishing skilled, unskilled and union labor, or who may perform any such labor or services in connection with this contract."

      The clause required herein may be modified or deleted to conform to changes in applicable laws, ordinances and regulations and deleted when no longer required by applicable law.

      Section 5.6. Rights of Access--Public Improvements and Facilities. The City, at its sole risk and expense, reserves the right to enter the Premises or any part thereof for the purposes of construction, reconstruction, maintenance, repair or service of any publicly owned improvements or publicly owned facilities located on the Premises. Such actions shall be taken in coordination with the Operator after adequate written notice, at reasonable times not in conflict with scheduled events of the normal operation of the Premises. The City agrees to be responsible for any claims or liabilities pertaining to any entry or work by the City. Any damage or injury to the Premises resulting from such entry shall be promptly repaired at the sole expense of the public agency responsible for the entry. The City shall not be liable to the Operator for any damages resulting from inconvenience, annoyance, disturbance or loss of business caused by the performance of work performed in accordance with this Section unless occasioned by the negligence of the City or, by its respective agents. The City shall make all reasonable efforts to keep any such inconvenience, annoyance, disturbance or loss of business to a minimum.

      Section 5.7. Nondisturbance. The City hereby covenants and agrees that the Operator, by keeping and performing the covenants herein contained, shall at all times during the Term have, hold and enjoy the Premises, without disturbance by the City, its successors and assigns.

                               (End of Article V)

                                   ARTICLE VI
                      TAXES, ASSESSMENTS AND OTHER CHARGES

      Section 6.1. Utilities. The Operator agrees to pay or cause to be paid, as and when they become due and payable, all charges for water, gas, light, heat, telephone, electricity and other utility and communication services rendered or used on or about the Premises at all times during the term of this Agreement.

      Section 6.2. Payment of Impositions (Including Taxes and Assessments). Except as otherwise set forth herein, the Operator agrees to pay or cause to be paid, as and when they become due and payable, and before any fine, penalty, interest or cost may be added thereto, or become due or be imposed by operation of law for the nonpayment thereof, all real and personal property taxes, assessments, franchises, excises, license and permit fees, and other governmental levies and charges, general and special, ordinary and extraordinary, unforeseen and foreseen, of any kind and nature whatsoever which at any time during the term of this Agreement may be assessed, levied, confirmed, imposed upon, or grow or become due and payable out of or in respect of, or become a lien on: (1) the Facilities or any part thereof or any appurtenance thereto; (2) the fees and income received by the Operator from Sublessees, guests or others for the use or occupation of the Facilities; or (3) this transaction or any document to which the Operator is a party, creating or transferring an interest or estate in the Premises.

      All such taxes, franchises, excises, license and permit fees, and other governmental levies and charges to be paid by the Operator shall hereinafter be referred to as "Impositions," and any of the same shall hereinafter be referred to as an "Imposition." Any Imposition relating to a fiscal period of the taxing authority, a part of which period is included within the Term and a part of which is included in a period of time before commencement or after the expiration of the Term, shall (whether or not such Imposition shall be assessed, levied, confirmed, imposed upon, become a lien upon the Premises, or shall become payable, during the Term) be adjusted between the City and the Operator as of the commencement or expiration of the Term as applicable, so that the Operator shall pay that portion of such Imposition which that part of such fiscal period included in the period of time before the expiration or termination of the Term bears to such fiscal period, and the City shall pay the remainder thereof; the Operator shall not be entitled to receive any apportionment, if the Operator shall be in default in the performance of any of the Operator's covenants and agreements as provided in this Agreement.

      Section 6.3. Payment of Impositions in Installments. If, by law, any Imposition may at the option of the payer be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), the Operator may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments as may become due during the Term as the same respectively become due and before any fine, penalty, further interest or cost may be added thereto; provided, however, that the amount of all installments of any such Imposition which will be the responsibility of the Operator pursuant to Section
6.2 hereinabove, and which are to become due and payable after the expiration of the Term, shall be deposited with the City for such payment on the date which shall be one (1) year immediately prior to the date of such expiration.

      Section 6.4. Tax Receipts. The Operator shall furnish to the City, within forty-five (45) days after the date when any Imposition would become delinquent, official receipts of the appropriate taxing authority or other evidence satisfactory to the City evidencing payment thereof.

      Section 6.5. Limits of Tax Liability. The provisions of this Agreement shall not be deemed to require the Operator to pay taxes assessed against the City, or municipal, county, state or federal capital levy, estate, succession, inheritance, gift, or transfer taxes of the City; except, however, that the Operator shall pay all taxes assessed by any governmental authority by virtue of any operation by the Operator conducted on or out of the Premises. In addition, the parties hereto acknowledge and agree that the use of the Facilities is intended to be for a recreational, entertainment, artistic, cultural, or convention activity as that term is used in A.R.S. ss. 42-684.9 for the purpose of exemption from possessory interest taxes pursuant to A.R.S., Title 47, Chapter 3, Article 5. In the event that the City ever levies any municipal real estate taxes or possessors interest taxes against the Facilities, any such amounts paid by the Operator shall be an offset against Additional Rent due.

      Section 6.6. Permitted Contests. The Operator shall have the right to contest the validity or the amount in part or in full, of any Imposition which it is obligated to pay under the provisions of this Agreement. The Operator agrees that all such proceedings shall be begun without undue delay after any contested item is imposed and shall be prosecuted to final adjudication with reasonable dispatch.

      The Operator shall give the City prompt notice in writing of any such contest at least ten (10) days before any delinquency occurs. The Operator may only exercise its right to contest an Imposition hereunder if the subject legal proceedings shall operate to prevent the collection of the Imposition so contested, or the sale of the Premises, or any part thereof, to satisfy the same, and only if the Operator shall, prior to the date such Imposition is due and payable, have given such reasonable security as may be required by the City from time to time in order to insure the payment of such Imposition to prevent any sale, foreclosure or forfeiture of the Premises or any part thereof, by reason of such nonpayment. In the event of any such contest and the final determination thereof adversely to the Operator, the Operator shall, before any fine, interest, penalty or cost may be added thereto for nonpayment thereof, pay fully and discharge the amounts involved in or affected by such contest, together with any penalties, fines, interest, costs and expenses that may have accrued thereon or that may result from any such contest by the Operator and, after such payment and discharge by the Operator, the City will promptly return to the Operator such security as the City shall have received in connection with such contest.

      The City shall cooperate reasonably in any such contest permitted by this
Section 6.6, and shall execute any documents or pleadings reasonably required for such purpose. Any such proceedings to contest the validity or amount of an Imposition or to recover back any Imposition paid by the Operator shall be prosecuted by the Operator at the Operator's sole cost and expense;

and the Operator shall indemnify and save harmless the City against any and all loss, cost or expense of any kind, including, but not limited to, reasonable attorneys' fees and expenses, which may be imposed upon or incurred by the City in connection therewith.

      Section 6.7. Liens--City Right to Cure. The Operator shall not, directly or indirectly, create or permit to be created or to remain, and will promptly discharge, at its expense, any mortgage, lien, encumbrance or charge on or pledge of the Premises or fixtures and furnishings, or any part thereof, or the Operator's interest therein, or the Basic Rent, Additional Rent or other sums payable by the Operator under this Agreement, other than such secured financings as are permitted pursuant to Section 9.1 and such liens as are being contested by the Operator in accordance with Section 7.7, or any lien arising from or created by the act or failure to act on the part of the City. The Operator shall notify the City promptly of any lien or encumbrance which has been created on or attached to the Premises, or to the Operator's leasehold estate or other interest therein, whether by act of the Operator or otherwise.

      If the Operator, in violation of the provisions of this Agreement, shall fail to pay and to discharge any Imposition, mortgage, lien, encumbrance, charge or pledge, the City may (but shall not be obligated to) pay or discharge it, and the amount paid by the City and the amount of all costs, expenses, interest and penalties connected therewith, including attorney fees, together with interest at the Default Rate shall be deemed to be and shall be payable by the Operator as additional fees and shall be reimbursed to the City by the Operator on demand, provided that the Operator shall have failed to pay such Imposition within five (5) days after written notice from the City of its intention to pay. The existence of any mechanic's, laborer's, materialman's, supplier's or vendor's lien, or any right in respect thereof, shall not constitute a violation of this Section if payment is not yet due upon the contract or for the goods or services in respect of which any such lien has arisen. Nothing in this Section is intended to create any obligation or liability on the part of the Operator for liens arising from or created by the City's act or failure to act.

      Section 6.8. Deposits for Impositions. In order to assure the payment of all Impositions and insurance premiums, the Operator agrees that, on demand made by the City at any time after the occurrence of a default in the payment of any Imposition hereunder which is not cured within any applicable cure period, and if impounds for payment of such Impositions are not being made to the holder of a first priority secured financing, it shall deposit with a bank, trust company, insurance company (including a title insurance company) or savings bank selected by the City (the "Depository") on the first day of each and every month during the remaining term one-twelfth (1/12) of all Impositions and insurance premiums for one (1) year then in effect as estimated by the City. The Operator shall deposit, prior to the date which is thirty (30) days prior to the due date of any Imposition or insurance premium, such additional amount as may be necessary to provide Depository with sufficient funds in such deposit account to pay each such charge at least thirty (30) days in advance of the due date thereof. Depository shall hold the money so deposited in a special account for the purpose of paying the charges for which such amounts have been deposited as they become due, and Depository shall apply the aforesaid deposits for such purpose not later than the last day on which any such charges may be paid without penalty or interest. If, at any time, the amount of any Imposition or insurance premium is increased or the City receives information that such Imposition or insurance premium will be increased, and if the monthly deposits then being made by the Operator for this purpose (if continued) would not make up a fund sufficient to pay such Imposition or insurance premium thirty (30) days prior to the due date, said monthly deposits thereupon shall be increased and the Operator immediately shall deposit with Depository, on demand, sufficient moneys so that the moneys then on hand for the payment of said Imposition or insurance premium, plus the increased one-twelfth (1/12) payments and such additional sums demanded, shall be sufficient so that Depository shall have received from the Operator adequate amounts to pay such Imposition or insurance premium at least thirty (30) days before such Imposition or insurance premium becomes due and payable. For the purpose of determining whether Depository has on hand sufficient moneys to pay any particular Imposition or insurance premium at least thirty (30) days prior to the due date therefor, deposits for each category of Imposition or insurance premium shall be treated separately, it being the intention that Depository shall not be obligated to use moneys deposited for the payment of an item not yet due and payable to the payment of an item that is due and payable. Notwithstanding the foregoing, it is understood and agreed that (a) deposits provided for hereunder may be held by Depository in a single bank account, and (b) Depository, at the City's option, may, if the Operator fails to make any deposit required hereunder, use deposits for one item for the payment of any rental. If this Agreement shall be terminated by reason of any event of default, all deposits then held by Depository shall be applied by the City on account of any and all sums due under this Agreement and the Operator shall forthwith pay the resulting deficiency. All interest, if any, paid on moneys deposited pursuant to the provisions of this provision shall be applied against amounts thereafter becoming due and payable by the Operator pursuant to the foregoing provisions. The Operator shall pay all Depository costs and charges for service. The City shall attempt to deposit funds in an interest bearing account, any interest to accrue for the benefit of the Operator.

                               (End of Article VI)

                                   ARTICLE VII
                    OWNERSHIP OF AND RESPONSIBILITY FOR FACILITIES

      Section 7.1. Ownership of Facilities. All structures and improvements, which constitute or are a part of the Premises, exclusive of trade fixtures and personal property of the Operator and Sublessees, are, and shall remain the property of the City free and clear of all claims and encumbrances on such structures and improvements by the Operator, and anyone claiming under or through the Operator. The Operator agrees to and shall defend, indemnify and hold the City harmless from and against all liability and loss which may arise from the assertion of any such claims and any encumbrances on such structures and improvements unless resulting from the City's acts or omissions.

      Section 7.2. Right to Remove Trade Fixtures. The Operator and its permitted Sublessees shall have the right to remove or replace all fixtures or equipment paid for by the Operator or its permitted Sublessees from the Premises at any time prior to expiration or sooner termination of the Term. At the expiration or sooner termination of the Term (or any extension of such Term), provided that the Operator is not then in default, the Operator shall have the right to remove all fixtures or equipment paid for by the Operator or its Sublessees from the Premises; provided, however, that any trade fixtures paid for by the Operator or its Sublessees shall be removed within sixty (60) calendar days after the date of expiration of the Term. If such trade fixtures are not removed from the Premises within such sixty-day period, it is hereby agreed that such trade fixtures shall (without the payment of compensation to the Operator or others) become the property of the City and the Operator shall defend, indemnify and hold the City harmless from and against all liability and loss arising from any claims of any Sublessees relating to such trade fixtures not removed from the Premises within such sixty-day period. In addition, if the Operator is in default at the termination of the Agreement, then the Operator may remove, within the foregoing time limits, any of its trade fixtures which are not necessary or appropriate to compensate the City for any damages or sums owing to the City as a result of such default. Operator's default under this Agreement shall not impair the right of any Sublessees to remove and replace its trade fixtures.

      Section 7.3. Maintenance and Repair of Facilities. The Operator agrees to assume full responsibility for the operation and maintenance of the Facilities area, as outlined in boldface on the Site Map. Such responsibility includes operation and maintenance of Facilities structures (including the interior and exterior thereof) and all heat and air conditioning fixtures and furnishings thereof or therein, and all sidewalks and all landscaping within the Facilities, throughout the Term hereof without expense to the City unless otherwise specified herein, and to perform all repairs and replacements necessary to maintain and preserve the Facilities and their fixtures, furnishings and landscaping in a decent, safe and sanitary condition and in compliance with all applicable laws.

            (a) The City agrees to assume full responsibility for costs of repair or replacement of major structural elements of the Facilities, as reasonably necessary, but such responsibility shall not include normal maintenance or repair of building facades, roofs or tensile fabrics, nor replacement of roofs or tensile fabrics. Major structural elements include only those portions of the Facilities deemed by the City Engineer to be necessary to structurally support the Buildings. The City further agrees to pursue any contractual remedies it may have against a contractor responsible for construction work which results in structural failure. If it is the Operator's assessment and recommendation that any item requiring replacement or repair is a major structural element of the Facilities, the Operator shall hand deliver to the City written notice of such item requiring repair or replacement under this Section. The City shall accept or reject financial responsibility for such repair or replacement within ten (10) days of receipt. If notice of acceptance or rejection is not given within said ten-day period, the character of the replacement or repair shall be doomed to be in dispute. To the extent a dispute develops between the City and the Operator as to the character of a particular repair and the resultant financial responsibility therefor, the Operator may proceed with the work which in its judgment is required and the question of financial responsibility therefor shall be submitted to binding arbitration as described in Section 13.2 hereof.

            (b) The Operator agrees to assume full responsibility for the clean-up of rubbish and other debris from the Parking Area within a reasonable time not to exceed twenty-four (24) hours after an event takes place in the Facilities. All other maintenance and repair of the Parking Area, regular and extraordinary, including landscaping, shall be the responsibility of the City. The City shall maintain the Parking Area in high-quality condition, in conformance with all applicable governmental rules and regulations, and shall not allow the Parking Area to become uneven, rutted, or a source of dust.

      Section 7.4. Waste. The Operator shall not commit or suffer to be committed any waste or impairment of the Premises, or any part thereof.

      The Operator agrees to keep the Premises clean and clear of refuse and obstructions, and to dispose of all garbage, trash and rubbish in a manner satisfactory to the City.

      Section 7.5. Alteration of Facilities. The Operator shall not make or permit to be made any alterations of, additions to, or changes in (for the purposes of this paragraph, "Alterations") the Facilities without the City's approval, other than the following permitted Alterations:

            (a) Alterations involving routine maintenance, repairs, interior decoration and minor exterior alterations;

            (b) Alterations of structures in the ancillary concession area of the Facilities;

            (c) Alterations which expand or improve the quality of contemplated recreational, entertainment and cultural events at the Facilities; or

            (d) Alterations which increase the capacity, ability or efficiency of the existing Facilities to accommodate existing uses.

      No City approval shall be required for such permitted Alterations; provided, however, that City approval shall be required for any above permitted Alterations, the estimated aggregate expenditures for which exceed One
Million Dollars ($1,000,000). The Operator shall provide, upon request of the City, the estimated and/or actual budget relating to any Alterations made under this Section.

      The Operator shall bear the cost of all Alterations made pursuant to this Section and shall bear full responsibility for the maintenance and repair thereof.

      In the event that the Operator wishes to undertake Alterations which would require the City's approval, the Operator will give the City a written preliminary description of any such proposed Alteration. The City shall have ten
(10) days from receipt of such preliminary description to give written notice of its disapproval thereof. If the City approves the preliminary description, the Operator, if it wishes to continue with such proposed Alteration, shall provide the City with schematic drawings of the proposed Alteration. The City shall have thirty (30) days from receipt of such drawings to give written notice of its disapproval thereof. If the City approves such drawings, no further approval of the City will be required (other than normal building safety and permit requirements) unless the proposed Alteration materially changes from the description and schematic drawings given to the City by the Operator. In each case the City's approval shall not be unreasonably withheld, disapproval shall be accompanied by a written explanation of the reasons therefor and, if disapproval is not given within the described time periods, the City will have deemed to have given its approval.

      In the event that the Operator undertakes any Alteration which involves additional structures to be placed on the Premises, the Operator shall be responsible for all costs of repair or replacement of major structural elements of such additional structures. Nothing in this Section shall operate to relieve the Operator of its obligations described elsewhere in this Agreement to perform all work on the Premises in accordance with applicable laws and regulations and to keep the Premises free of any liens arising out of the work undertaken by the Operator.

      Notwithstanding the prohibition in this Section 7.5, the Operator may make such changes, repairs, alterations, improvements, renewals or replacements to the Facilities as are required by reason of any law, ordinance, regulation or order of a competent government authority, or are otherwise required for the continued safe and orderly operation of the Facilities. In addition, the Operator may freely alter, remove and replace structures in the ancillary concession area of the Facilities; provided that major structural changes shall not be made without the prior written consent of the City, which shall not be unreasonably withheld.

      Section 7.6. Damage or Destruction. The Operator agrees to give notice to the City of any fire, flood or other damage that may occur on the Premises within three (3) days of such fire, flood or damage. If the

Facilities shall be damaged or destroyed by any cause, the Operator agrees as follows:

      (a) The Operator shall have the right, at its option, to make or cause to be made full repair of said damage and restore the Facilities to the condition in which they existed prior to said damage, or clear and remove from the Premises all debris resulting from said damage and rebuild the Facilities in accordance with the original plans and specifications in order to replace in kind and to the condition of such Facilities before the event giving the Facilities the scope which existed prior to such damage. Such repair, restoration or replacement of the Facilities shall be financed with proceeds of the insurance required by Article X hereof and no City funds shall be used for such repair or restoration by the Operator. The disposition of such insurance proceeds shall be in accordance with Section 10.6 hereof. The quality of the repaired or replaced Facilities shall be at least the quality of the Facilities prior to the damage or destruction, and any major change to the plans and specifications from the original Facilities shall be approved in writing by the City. The Operator agrees that the election to perform repairs, restoration or to rebuild the Facilities shall be made by the Operator within thirty (30) days or such longer period as may be necessary to obtain performance under any applicable insurance policy and the required repairs, restoration or replacement shall be commenced and diligently completed within a reasonable time thereafter.

      (b) If the Operator chooses not to repair, restore or rebuild as provided in (a) above, then the City shall have the right, at its option, to effect such repair, restoration or replacement of the Facilities, using proceeds of the insurance required by Article X hereof. No City funds shall be used for such repair or restoration by the City. The disposition of such insurance proceeds shall be in accordance with Section 10.6 hereof. In the event that the City exercises its option to so repair, restore or rebuild the Facilities, this Agreement shall remain in full force and effect, subject to the provisions of
(d) below. The City agrees that the election to perform repairs, restoration or to rebuild the Facilities shall be made by the City within thirty (30) days of receipt of notice of Operator's election not to so rebuild or repair, or such longer period as may be necessary to obtain performance under any applicable insurance policy and the required repairs, restoration or replacement shall be commenced and diligently completed within a reasonable time thereafter.

      (c) If the City elects not to repair, restore or rebuild the Facilities pursuant to its option in (b) above, then, upon five (5) days' written notice to the Operator of such election, this Agreement shall terminate, all proceeds of insurance shall be distributed to the City as provided in section 10.6 hereof and the Operator shall deliver possession of the Premises to the City and quitclaim all right, title and interest in the Premises.

      (d) If the fire, flood or other damage to the Premises requiring repair or restoration under this Section 7.6 is such that the Operator is prevented from using and operating the Facilities in the manner contemplated by this Agreement, then during the period of repair or restoration, 50% of the Basic Rent shall abate from the date of such damage until the date that the Facilities and, if applicable, the Parking Area are completely restored;

provided, however, that if the Operator continues or earlier resumes the operation of its business, the Basic Rent shall be equitably adjusted for the period of repair or reconstruction. If such period of repair or restoration exceeds one full calendar year, then 100% of the Basic Rent shall abate from the beginning of the second calendar year until the date that the Facilities and, if applicable, the Parking Area, are completely restored; provided, however, that if the Operator continues or earlier resumes the operation of its business, the Basic Rent shall be equitably adjusted for the period of repair or reconstruction.

      Section 7.7. Faithful Performance and Labor and Material (Payment) Bonds; Indemnification.

      (a) The Operator agrees to hold the City free and harmless, and to indemnify the City against all claims, liabilities, costs and expenses, for labor and materials in connection with all construction, repairs or alterations on the Premises which are the Operator's responsibility and the cost of defending against such claims, including reasonable attorney's fees.

      (b) The Operator shall pay (or cause to be paid) all costs and expenses of any construction, repairs, or alterations done by it or caused to be done by it on the Premises. The Operator shall keep the Premises free and clear of all mechanics', materialmens', contractors' or subcontractors' liens resulting or arising from any such work done on the Premises. The Operator, however, shall have the right to contest the validity or the correctness of any such lien or any such asserted claim, during which time the lien may remain of record; provided, however, that if the City reasonably determines that the continuation of the lien will involve a substantial risk that the City's title to the Facilities will be jeopardized, the Operator will, upon request of the City, procure and record a lien release bond issued by a corporation authorized to issue surety bonds in Arizona in an amount equal to the amount required by statutes to release the lien. The bond shall meet the requirements of A.R.S. ss. 33-1004 or any successor statute or shall provide for the payment of any sum that the claimant may recover on the claim together with the cost of suit, if the claimant recovers on any action. If a lien release bond has not been recorded and the final judgment has been rendered for the foreclosure of the lien and if the Operator shall fail to stay the execution of such judgment or pay such judgment, the City shall have the right to pay or otherwise discharge, stay, or prevent the execution of any such judgment or lien or both. All sums paid by the City under this paragraph, together with all reasonable attorneys' fees and costs, shall be reimbursed by the Operator within ten (10) days following the date on which the City gives notice in writing of the payment of such sums, fees, and costs, along with reasonable documentation, and interest shall accrue from the date of such notice at the Default Rate.

      The Operator agrees to procure, or cause the procurement of, contractor's bonds covering labor, materials and faithful performance for any construction or reconstruction on the Premises. Each such bond shall be in the amount equal to one hundred percent (100%) of the construction price in the contract entered into by the Operator and its general contractor. Said bonds must first be approved in writing as to content and form by the City. The City shall not unreasonably withhold such approval and shall give notice of disapproval within ten (10) days of receipt of the form thereof or shall be deemed to have given its approval. The Operator shall, prior to commencement of construction, deliver to the City a certificate or certificates from the bonding company(s) issuing the aforesaid bonds, naming the City as additional insured under said bonds.

      (c) The City shall keep the premises free from any liens, encumbrances or claims arising out of any construction, repairs or alterations to the Premises performed by the City under the terms of this Agreement. In the event that any such matter does arise, the City shall have the right to contest same but in no event shall the City allow any such lien, encumbrance, or claim to materially adversely affect the Operator's rights under this Agreement or any of the Operator's property.

      The foregoing provisions of this Section shall be applicable to construction, repairs or alterations to the Premises which are the Operator's responsibility at all times during the Term.

      The City shall have the right to post and maintain on the Premises any notices of nonresponsibility provided for under applicable law.

                              (End of Article VII)

                                  ARTICLE VIII
                         ASSIGNMENT, SUBLEASE, TRANSFER

      Section 8.1. Prohibition Against Changes in Ownership, Management and Control of Operator.

      (a) The Operator represents and agrees that its use of the Facilities and its undertakings pursuant to this Agreement are, and will be, used for the purpose of operation of the Facilities. The Operator further recognizes that, in view of:

            (1) the importance of the development of the Premises to the general welfare of the community;

            (2) the substantial financing and other public aids that have been made available by law and by the government for the purpose of making such development possible;

            (3) the fact that a change in ownership or control of the Operator or of a substantial part thereof, or any other act or transaction involving or resulting in a significant change in ownership or with respect to the identity of the parties in control of the Operator or the degrees thereof, is for practical purposes a transfer or disposition of the Premises; and

            (4) the property is not to be used for speculation, but only for operation by the Operator in accordance with this Agreement;

the qualifications and identity of the Operator, and its partners and principals, are of particular concern to the City.

      Prior to the issuance of a final certificate of occupancy for the Facilities to be constructed on the Site, this Agreement may not be assigned by the Operator, and none of the shareholders of the Operator shall make a transfer of a significant interest in the Operator, other than the following permitted transfers a

            (i) a direct or indirect transfer by one or more of the shareholders of all or a portion of their respective interests in the Operator to Zev Bufman or an entity controlled by Zev Bufman, or to an existing shareholder of the Operator provided that Zev Bufman or an entity controlled by Zev Bufman retains majority voting control of the Operator;

            (ii) a transfer of a shareholder's interest in the Operator (or of any outstanding stock or other equity interest in such shareholder) occasioned by the death, incapacity, or adjudication of bankruptcy of such shareholder (or of a shareholder or other owner of an equity interest in such shareholder).

      Following such issuance, upon the City's prior written consent, which the City agrees will not be unreasonably withheld or delayed, this Agreement shall be assignable by the Operator, and the shareholders of the Operator may transfer their interest in the Operator. The City's consent will not be required for permitted transfers as described above. Upon any such assignment or transfer with consent of the City, and the assumption by the assignee or transferee of all liabilities and obligations of the Operator under this Agreement whether arising before or after the date of transfer (or, in the case of a transfer of an interest in the Operator, all liabilities of the transferor as a shareholder with respect to this Agreement whether arising before or after the date of transfer), the person making such assignment or transfer shall be released from any and all liabilities under this Agreement.

      (b) The Operator agrees to and shall indemnify and hold the City harmless from or against all claims, demands and obligations asserted by or from any party claiming a right, interest or ownership to this Agreement, through or with the Operator and its shareholders arising out of or in connection with relationships the Operator or its shareholders have entered into with such other party in violation of this Agreement.

      Section 8.2. Restrictions Regarding Transfer or Sublease. The Operator shall not, except as permitted by this Section and by Article 10 of this Agreement, assign or attempt to assign this Agreement, or any right herein, nor make any total or partial conveyance, assignment, sublease or transfer in any other mode or form of the whole or any part of the Premises, or of its parking rights under this Agreement, without prior written approval of the City. Such approval shall only be given by the City if such conveyance, assignment, sublease or transfer is deemed by the City to be in the best interests of the City to carry out the purposes of this Agreement and if the proposed conveyee, assignee, sublessee or transferee has, in the reasonable opinion of the City, the financial capability and overall competence to operate the conveyed, assigned, subleased or transferred obligations and premises. Approval by the City of any conveyance, assignment, sublease or transfer shall be conditioned upon such conveyee, assignee, sublessee or transferee agreeing in writing to assume the rights and obligations thereby conveyed, assigned, subleased or transferred and to keep and perform all covenants, conditions and provisions of this Agreement which are applicable to the rights acquired.

      In the event of a conveyance, assignment or transfer of the Agreement by the Operator approved by the City, the Operator shall, effective on such assignment or transfer, be released of any and all further liability with respect to obligations arising or to be performed after the assignment or transfer so long as the proposed conveyee, assignee or transferee has, in the reasonable opinion of the City, the financial capability and overall competence to operate the Premises and the conveyee, assignee or transferee assumes in writing the rights and obligations of the Operator under this Agreement. Such opinion by the City shall be in writing.

      The Operator shall only convey, assign, sublease or transfer the Premises and the Operator's rights as a whole and, except as described herein, is not permitted to subdivide the Premises and its rights for the duration of the Agreement without the prior approval of the City.

      The limitations on transfer contained hereinabove shall not be deemed to prevent the granting of easements or permits to facilitate the development of the Premises, nor shall it prohibit granting any security interests expressly described or permitted in this Agreement for financing the operation of the Premises, nor shall it prohibit subleasing space for occupancy consistent with the uses and practices of facilities of the types permitted by Section 5.1 of this Agreement, subject to the terms, covenants and conditions of this Agreement and the rights of the City as grantor.

      Notwithstanding anything contained herein to the contrary, the Operator shall have the right to freely grant concessions, use rights, leases, subleases, and permits for the use of portions of the Premises for Facilities-related uses, activities, and operations, specifically including (without limitation) the sale of food and/or beverages, the organization and control of parking, and the sale of novelties, merchandise, souvenirs, and programs. The term "Sublessee" as used herein includes grantees of such rights.

      Section 8.3. City's Right to Collect Subrent. The City, after default by the Operator and expiration of any applicable cure period, may collect subrent and all other sums due under all contracts, concession agreements, leases or subleases concerning the Premises (the "Subleases"), and apply the net amount collected to the Basic Rent and additional payments payable by the Operator hereunder, but no such collection shall be, or be deemed to be, a waiver of any agreement, term, covenant or condition of this Agreement or the acceptance by the City of any Sublessees as the Operator hereunder, or a release of the Operator from performance by the Operator of its obligations under this Agreement. Any amount to which the City is entitled as payment for the Basic Rent or additional payment pursuant to this Section 8.3 shall enjoy the protection accorded by the provisions of Section 3.4 herein relating to subordination of the Basic Rent.

      Section 8.4. Operator Assignment of Subleases. To secure the prompt and full payment by the Operator of the Basic Rent and the Additional Rent and the faithful performance by the Operator of all the other terms and conditions herein contained on its part to be kept and performed, the Operator hereby assigns, transfers and sets over unto the City, subject to any secured financing and the conditions hereinafter set forth, all of the Operator's right, title and interest in and to all Subleases and hereby confers upon the City, its agents and representatives, a right of entry in, and sufficient possession of, the Premises to permit and insure the collection by the City of the rental and other sum payable under the Subleases, and further agrees that the exercise of said right of entry and qualified possession by the City shall not constitute an eviction of the Operator from the Premises or any portion thereof and that should said right of entry and possession be denied the City, its agent or representative, the City, in the exercise of said right, may use all requisite force to gain and enjoy the same without responsibility or liability to the Operator, its servants, employees, guests or invitees, or any person whomsoever; provided, however, that such assignment shall become operative and effective only if (a) a default shall occur; (b) this Agreement and the Term shall be cancelled or terminated pursuant to the terms, covenants and conditions hereof; or (c) there occurs repossession under a dispossess warrant or other re-entry or repossession by the City under the provisions hereof. From time to time upon the City's demand, the Operator shall promptly deliver to the City a schedule of all Subleases, setting forth the names of all Sublessees.

      Section 8.5. Attornment. The Operator covenants and agrees that all Sublessees affecting the Premises shall provide that (a) they are subject to this Agreement, (b) the Sublessees will not pay rent or other sums (other than a security deposit and last month's rent) under the Subleases with the Operator for more than one (1) month in advance, and (c) on the termination of this Agreement pursuant to Article 12 hereof, the Subleases will attorn to, or enter into a direct lease on identical terms with the City, subject to the terms of
Section 8.8 hereof, and shall furnish at the City request confirmation from any Sublessee of the existence of such provisions.

      Section 8.6. Sublessee Compliance. The Operator shall cause the Sublessees to comply with their obligations under their Subleases and shall diligently enforce all of the rights of the City in accordance with the terms thereof.

      Section 8.7. Operator Obligation for Sublessee Act or Omission. The fact that a violation or breach of any of the terms, provisions or conditions of this Agreement results from or is caused by an act or omission by any of the Sublessees shall not relieve the Operator of the Operator's obligation to cure the same. The Operator shall take all necessary steps to prevent any such violation or breach.

      Section 8.8. Recognition of Sublessee by City. The City covenants and agrees, for the benefit of any Sublessee, that the City shall recognize the Sublessee as the direct tenant of the City upon the termination of this Agreement; provided, however, that (i) the City has approved the terms of the Sublessee's Sublease with the Operator prior to the execution of such Subleases,
(ii) at the time of the termination of this Agreement, no default exists under the Sublessee's Sublease which at such time would then permit the City to terminate the same or to exercise any dispossess remedy provided for therein, and (iii) at the time of the termination of this Agreement, the Sublessee shall deliver to the City an instrument confirming the agreement of such Sublessee to attorn to the City and to recognize the City as the Sublessee's grantor under its Sublease, which instrument shall provide that neither the City, nor anyone claiming by, through or under the City shall be:

            (1) liable for any act or omission of any prior landlord (including, without limitation, the then defaulting landlord);

            (2) subject to any offsets or defenses which the Sublessee may have against any prior grantor (including, without limitation, the then defaulting grantor);

            (3) bound by any payment of fees which the Sublessee might have paid for more than the current month to any prior grantor (including, without limitation, the then defaulting grantor);

            (4) bound by any covenant to undertake or complete any construction of structures or any portion thereof demised by said Sublease;

            (5) bound by any obligation to make any payment to the Sublease; or

            (6) bound by any modification of the Sublease which reduces the license fee, additional fees, supplemental fees or other charges payable under the Sublease, or shortens the term thereof, or otherwise materially adversely affects the rights of the landlord thereunder, made without the written consent of the City.

      Upon such termination and recognition, all rentals accruing and payable under the Sublease shall be paid by the Sublessee to the City, and any and all of the benefits accruing thereafter to the Operator under the Sublease shall belong to the City, and Sublessee and the City shall be bound to and attorn to each other with the same force and effect as if they were the parties to the Sublease.

      Section 8.9. Freedom from Lien. The City agrees that personal property and trade fixtures of Sublessees shall remain the property of Sublessees, free from any lien rights of the City for debts or obligations under this Agreement, provided that the Operator has previously informed the City in writing of the specific items to be brought upon the Premises which are to remain the property of the Sublessee in question. The City agrees to waive any lien or similar rights to such property and to confirm such waiver in writing to any Sublessee upon request.

                              (End of Article VIII)

                                   ARTICLE IX
                                    MORTGAGES

      Section 9.1. Secured Financing. Notwithstanding Article 8, at any time and from time to time during the Term, the Operator shall have the right to mortgage, pledge, deed in trust or otherwise encumber its rights under this Agreement, in whole or in part, and to assign or pledge the same in whole or in part, as security for any debt (the holder of any such mortgage, pledge or other encumbrance, and the beneficiary of any such deed of trust being hereafter referred to as a "Secured Creditor" and the mortgage, pledge, deed of trust or other instrument hereafter referred to as a "Security Instrument"), upon and subject to each and all of the following terms and conditions:

            (i) The City's interests in the Site and the Facilities shall not be subordinated to any Security Instrument.

            (ii) No such Security Instrument shall be binding upon the City in the enforcement of its rights and remedies herein and by law provided, nor shall a holder of such a Security Instrument be deemed a Secured Creditor under this Article, unless a copy of the original thereof and a certified copy of the original note secured by such Security Instrument has been delivered to the City together with written notice of the address of the Secured Creditor to which notices may be sent; and in the event of an assignment of any Security Instrument, such assignment shall not be binding upon the City unless a copy thereof bearing the date and recording or filing information, together with written notice of the address of the assignee thereof to which notices may be sent, have been delivered to the City. If a copy of the Security Instrument or assignment is delivered to the City, such Security Instrument or assignment, as applicable, shall be binding upon the City, to the extent provided in this Article 9, as of the date of recordation or filing.

            (iii) The provisions of this Agreement shall control the City's rights to the disposition and application of the insurance proceeds and condemnation awards.

      Section 9.2. Rights and Obligations of Secured Creditors.

      (a) Whenever the City shall deliver or make any notice or demand to the Operator with respect to any breach or default by the Operator in its obligations or covenants under this Agreement, the City shall at the same time deliver to each Secured Creditor of which it has received notice pursuant to
Section 9.1(b) above, a copy of such notice or demand, and each such Secured Creditor shall have the right, at its option, to cure or remedy such breach or default and to add the cost thereof to the secured debt and the lien of its Secured Interest. Failure by the City to give such notice shall not affect the City's remedies against the Operator in the event of the Operator's default.

      (b) The City agrees to accept performance and compliance by any Secured Creditor with any monetary term, covenant, agreement, provision or limitation on the Operator's part to be kept, observed or performed by the be deemed to be approved. Any disapproval shall be accompanied by a description of the basis and reasons for such disapproval.

      (e) This Agreement shall not be modified, amended, surrendered, canceled or wholly or partially terminated by the Operator, nor shall any interpretive, implementing or confirmatory agreements between the City and the Operator become effective, nor shall any waiver of the Operator's rights hereunder or any approval, consent or agreement of the Operator required hereunder be effective without the written consent of each Secured Creditor whose name and address shall have been furnished to the City.

      (f) No Secured Creditor shall have any liability for the performance of any of the covenants, conditions or obligations of the Operator under this Agreement unless and until such time as such Secured Creditor either acquires the interest created by this Agreement by assignment in lieu of foreclosure or purchases the same at a sale in foreclosure of its Security Interest. In no event shall any Secured Creditor have personal liability under this Agreement, and the City shall look solely to such Secured Creditor's interest in this Agreement in the event of a default by such Secured Creditor hereunder.

      Section 9.3. City's Right to Cure Operator's Defaults on Secured Interests. The Operator agrees to have any Security Instrument made pursuant to this Agreement provide:

            (a) That the Secured Creditor shall by registered or certified mail and in writing give notice to the City of the occurrence of any event of default;

            (b) That the City shall be given at least thirty (30) days notice of default in debt service payments before such Secured Creditor will initiate any foreclosure action or other enforcement of its rights. If any payments required to be made under the provisions of the Security Instrument (or the debt it secures) shall not be performed which shall constitute a default under the terms of the Security Interest, the City may cure said default. The City shall endeavor to give the Operator notice of its intent to cure such default, but failure to give notice shall not impair the City's right to cure. If the City shall elect to cure such default, the Operator shall pay the cost thereof to the City together with interest thereon at the Default Rate as additional payment to the City, unless the Operator shall cure such default within said ten-day period, or
      (a) compliance requires more than ten (10) days and the Operator shall have commenced compliance within a reasonable time after such notice and shall have cured such default within thirty (30) days after commencing compliance, or (b) the Operator shall obtain from Secured Creditor a written extension of time granting the City a reasonable additional time to cure said default if said default is not cured within said extended time and copies thereof are delivered to the City. The Operator does hereby authorize the City in the City's name without any obligation or duty on the City to do so, to do any act or thing required of or permitted to the Operator to prevent any default under said Security Instrument or any acceleration thereof, or the taking of any foreclosure or other action to enforce the collection of the indebtedness, and the Operator agrees to indemnify and hold the City harmless and to reimburse the City upon demand for all reasonable costs, charges and expenses incurred by the City in such connection. If the Operator at any time shall request any Secured Creditor to grant a moratorium on payment, to waive payment or to extend the time for payment, the Operator shall give the City written notice thereof by registered or certified mail concurrently with the making of said request and shall further give the City written notice by registered or certified mail of the granting or denial of said request.

      Section 9.4. Non-Merger. There shall be no merger of this Agreement, or of the right, interest or estate created thereby, with the fee estate in and to the Site or the Facilities by reason of the fact that this Agreement, or the interest created thereby, or any interest in either thereof, may be held directly or indirectly by or for the account of any person who shall own the fee estate in and to the Site or the Facilities, or any portion thereof, and no such merger shall occur unless and until all persons at the time having any interest in this Agreement or the interest estate, including the Secured Creditor, shall join in a written instrument effecting such merger.

      Section 9.5. Operator Certificate. The Operator shall, without charge, at any time and from time to time, within ten (10) days after request by the City, certify by written instrument, duly executed, acknowledged and delivered, to the City, or any other person, firm or corporation specified by the City:

            (i) That this Agreement is unmodified and in full force and effect, or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications;

            (ii) Whether or not there are then existing any setoffs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof and any modifications hereof upon the part of the Operator to be performed or complied with, and, if so, specifying the same;

            (iii) The dates, if any, to which the Basic Rent and Additional Rent and other charges hereunder have been paid in advance;

            (iv) The date of expiration of the Term; and

            (v) The Basic Rent and Additional Rent then payable under this Agreement.

      Section 9.6. City Certificate. The City shall, without charge, at any time and from time to time within twenty (20) days after request by the Operator or Secured Creditor certify by written instrument, duly executed, acknowledged and delivered to the Operator or any other person, firm or corporation specified by the Operator:

            (i) That this Agreement is unmodified and in full force and effect, or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications;

            (ii) Whether or not there are then existing any setoffs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof and any modifications hereof upon the part of the Operator to be performed or complied with, and, if so, specifying the same;

            (iii) The dates, if any, to which the Basic Rent and Additional Rent and other charges hereunder have been paid in advance;

            (iv) The date of expiration of the Term;

            (v) The Basic Rent and Additional Rent and other charges then payable under this Agreement; and

            (vi) Whether or not, to the best knowledge of the officer executing such certificate on behalf of the City, the Operator is in default in performance of any covenant, agreement, or condition contained in this Agreement and, if so, specifying such default.

                               (End of Article IX)

                                    ARTICLE X
                          INDEMNIFICATION AND INSURANCE

      Section 10.1. Indemnification.

      (a) The Operator shall indemnify and save the City harmless from and against any and all liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including property damage, personal injury and wrongful death and further including, without limitation, architects' and attorneys' fees and disbursements, which may be imposed upon or incurred by or asserted against the City or the Premises by reason of any of the following occurring during the Term unless caused by the active negligence of the City, its agents or employees or a failure to act by the City, its agents or employees when a duty to act is present:

            (i) construction of the Facilities or any other work or thing done in, on or about the Premises or any part thereof by the Operator or its agents;

            (ii) any use, non-use, possession, occupation, alteration, repair, condition, operation, maintenance or management of the Premises or any nuisance made or suffered thereon which is the Operator's responsibility hereunder or any failure by the Operator to keep the Premises in a safe condition or any part thereof;

            (iii) any acts of the Operator or any Sublessee or any of its or their respective agents, contractors, servants, employees, licensees or invitees;

            (iv) any fire, accident, injury (including death) or damage to any person or property occurring in, on or about the Premises or any part thereof;

            (v) any encumbrance, lien or claim which may be alleged to have arisen against or on the Premises or any part thereof or any of the assets of, or funds appropriated to, the City or any liability which may be asserted against the City with respect thereto to the extent arising, in each such case, out of the acts of the Operator, its contractors, agents, sublessees;

            (vi) any failure on the part of the Operator to keep, observe, comply with and perform any of the terms, covenants, agreements, provisions, conditions or limitations contained in the Subleases or other contracts and agreements affecting the Premises or any part thereof, on the Operator's part to be kept, observed or performed;

            (vii) any tax, including any tax attributable to the execution, delivery or recording of this Agreement, with respect to events occurring during the term of this Agreement, except as otherwise described in this Agreement.

      The provisions hereof shall survive the expiration or earlier termination of this Agreement.

      (b) The Operator will hold all goods, materials, furniture, fixtures, equipment, machinery and other property whatsoever on the premises at the sole risk of the Operator and save the City harmless from any loss or damage thereto by any cause unless caused by the active negligence of the City, its agents or employees or a failure to act by the City, its agents or employees when a duty to act is present.

      (c) The obligations of the Operator under this Section shall not in any way be affected by the absence in any case of covering insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part to be performed under insurance policies affecting the Premises.

      (d) If any claim, action or proceeding is made or brought against the City by reason of any event for which the Operator is responsible under this Section, then, upon demand by the City, the Operator, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the City's name, if necessary, by the attorneys for the Operator's insurance carrier (if such claim, action or proceeding is covered by insurance), otherwise by such attorneys as the City shall approve, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the City may engage its own attorneys to defend it or to assist in its defense at the City's expense.

      (e) Nothing in this Section 10.1 shall be deemed to create any liability or obligation to indemnify on the part of the Operator for conditions existing on or beneath the Site prior to the commencement of the Term, nor shall anything is this Section 10.1 modify any obligation or duty of the City otherwise provided for in this Agreement or the Development Agreement.

      Section 10.2. Required Insurance. Beginning with the commencement of and continuing throughout the Term, the Operator at its sole cost and expense shall:

            (1) Keep or cause to be kept a policy or policies of insurance against loss or damage to the Facilities resulting from fire, earthquake, windstorm, hail, lightning, vandalism, malicious, mischief, riot and civil commotion, and such other perils ordinarily included in extended coverage fire insurance policies. Such insurance shall be maintained in an amount not less than one hundred percent (100%) of the Full Insurable Value of the Facilities as defined in Section 10.3 (such value to include amounts spent for construction of the Facilities, architectural and engineering fees, and inspection and supervision).

            (2) Maintain or cause to be maintained use and occupancy or business interruption or rental income insurance against the perils of fire, earthquake, windstorm, hail, lightning, vandalism and malicious mischief, riot and civil commotion, and such other perils ordinarily included in extended coverage fire insurance policies, in an amount equal to not less than twelve (12) months' rental under this Agreement.

            (3) Maintain or cause to be maintained public liability insurance, to protect against loss from liability imposed by law for damages on account of personal injury, including death therefrom, suffered or alleged to be suffered by any person or persons whomsoever, resulting directly or indirectly from any act or activities of the City or the Operator or under their respective control or direction, and also to protect against loss from liability imposed by law for damages to any property of any person caused directly or indirectly by or from the acts or activities in connection with the Premises, the City or the Operator or their respective invitees and sublessees, or any person acting for the City or the Operator, or under their respective control or direction. Such property damage and personal injury insurance shall also provide for and protect the City against incurring any legal cost in defending claims for alleged loss. Such personal injury and property damage insurance shall be maintained in full force and effect during the entire Term in the amount of at least Five Million Dollars ($5,000,000.00) combined single limit, naming the City, and its respective officers, employees and consultants, as an additional insured; provided, however, in the event of any reduction in the maximum liability to which the Operator may be subjected under applicable law, then the Operator may request a reduction in the minimum amount of such liability insurance, which request shall not be unreasonably disapproved by the City. The Operator agrees that provisions of this paragraph as to maintenance of insurance shall not be construed as limiting in any way the extent to which the Operator may be held responsible for the payment of damages to persons or property resulting from the Operator's activities, or activities of its invitees and sublicensees or the activities of any other person or persons for which the Operator is otherwise responsible.

            (4) Maintain or cause to be maintained worker's compensation insurance issued by a responsible carrier authorized under the laws of the State of Arizona to insure all persons employed by the Operator in connection with the Premises, and shall cover full liability for compensation under any such act aforesaid, based upon death or bodily injury claim made by, for or on behalf of any person incurring or suffering injury or death in connection with the Premises, or the Operation thereof by the Operator.

            (5) Maintain or cause to be maintained, during construction, restoration or alteration of on the Facilities, in addition to (but not in duplication of) the other insurance coverages required under this Section 10.1, standard "all risk" builder's risk insurance (including coverage against collapse), written on a completed value basis and including comprehensive liability insurance, in an amount not less than the projected total cost of construction of the specific improvements, as estimated by the Operator not more than sixty (60) days prior to commencement of construction and as thereafter revised from time to time by the Operator during the course of construction.

            (6) Maintain or cause to be maintained such other insurance coverages and in such amounts as may from time to time be reasonably required by the City to insure against such other insurable hazards as may, at the time of the City's request, be customarily insured against in the case of similar premises situated in the same general areas as the Premises.

      In addition to the requirements in (1) through (6) of this Section, the Operator shall maintain or cause to be maintained an additional policy or policies of insurance against loss or damage to the Facilities resulting from fire, earthquake, windstorm, hail, lightning, vandalism, malicious mischief, riot and civil commotion and such other perils ordinarily included in extended coverage fire insurance policies. Such insurance shall be maintained in the amount by which the aggregate principal amount of the Construction Obligations exceeds the amount of insurance carried pursuant to paragraph (1) of this Section; such amount of insurance to decrease annually from the commencement of the Term through the twenty-fifth full Rental Year. The cost of such policy or policies of insurance shall be borne equally by the City and the Operator.

      Section 10.3. Definition of "Full Insurable Value." The term "Full Insurable Value" as used in Section 10.2 shall mean the actual replacement cost (excluding the cost of excavation, foundation and footings below the ground level but without deduction for depreciation) of the Facilities, and using the items of value set forth above. To ascertain the amount of coverage required, the Operator shall cause the Full Insurable Value to be determined from time to time by appraisal by the insurer or by any appraiser mutually acceptable to the City and the Operator, not less often than once every three years.

      Section 10.4. General Insurance Provisions.

      (i) All insurance provided under Section 10.2 of this Agreement shall be for the benefit of the Operator and the City. Said insurance shall specifically provide that it is primary coverage.

      (ii) All insurance provided under Section 10.2 shall be periodically reviewed by the parties from time to time, but at least every five (5) years, for the purpose of mutually increasing or decreasing the minimum limits of such insurance to amounts which may be reasonable and customary for similar facilities of like size and operation.

      (iii) All insurance herein provided for under Section 10.2 shall be effected under policies issued by insurers of recognized responsibility licensed or permitted to do business in the State of Arizona and approved by the City.

      (iv) Any insurance required to be maintained by the Operator pursuant to
Section 10.2 may be taken out under a blanket insurance policy or policies covering other premises or properties, and other insureds in addition to the parties hereto; provided, however, that any such policy or policies of blanket insurance shall specify therein, or supplemental written certification from the insurers under such policies shall specify, the amount of insurance allocated to the coverage to be provided under Section 10.2 and provided further, that in all other respects, any such blanket policy shall comply with the other provisions of Section 10.2.

      (v) All policies or certificates of insurance shall provide that such policies or certificates shall not be cancelled or changed without at least thirty (30) days prior written notice to the City.

      (vi) As a condition precedent to the execution of this Agreement by the City, the Operator shall deposit copies of such policies with the City together with appropriate evidence of payment of the premiums therefor; and, at least thirty (30) days prior to expiration of any such policy, copies of renewal policies shall be so deposited.

      Section 10.5. Failure to Maintain Insurance. If the Operator fails or refuses to provide a copy of the renewal insurance policies, together with evidence of payment of premiums therefor as required by Section 10.4 herein, or otherwise fails or refuses to procure or maintain insurance as required by this Agreement, such failure or refusal shall be a monetary default hereunder and the City shall have the right, at the City's election, and without notice, to procure and maintain such insurance. The premiums paid by the City shall be due and payable to the City on the first day of the month following the date on which the premiums were paid. The City shall give prompt notice of the payment of such premiums, stating the amounts paid and the name of the insured(s).

      Section 10.6. Disposition of Insurance Proceeds Resulting from Loss or Damage to Improvements. All proceeds of insurance with respect to loss or damage to the Facilities to be maintained and repaired by the Operator or the City during the term of this Agreement shall be payable, under the provisions of the policy of insurance, jointly to the Operator and the City, and deposited in a special trust account held by a bank, trust company, insurance company or savings bank. Said proceeds shall constitute a trust fund to be used for the repair, restoration or reconstruction of the Facilities in accordance with plans and specifications approved in writing by the City and the Operator. To the event that such proceeds exceed the cost of such repair, restoration or reconstruction, or if neither the Operator nor the City undertake such repair, restoration or reconstruction, then such proceeds shall be distributed to the City and applied for redemption of or for debt service on the obligations described in Section 202 of the Development Agreement. The parties may adjust the Basic Rent to reflect such application of the proceeds of insurance. If such obligations have been fully discharged, or if any such funds remain after discharge, the remainder will be payable fifty percent (50%) to Operator and fifty percent (50%) to the City.

      In the event this Agreement is terminated by mutual agreement of the City and the Operator or pursuant to Section 7.6, and the Facilities are not repaired, restored or reconstructed, the insurance proceeds shall be distributed to the City and shall be applied first for redemption of or for debt service on the obligations described in Section 202 of the Development Agreement to the extent then outstanding, second to restore the Premises to a neat and clean condition, and finally any excess shall be applied for any lawful municipal purpose.

      The operator hereby waives any claim against the City for any loss covered by insurance of the type specified in Section 10.2; and the Operator shall use good faith diligent efforts to obtain from its insurance company or companies a waiver of any right of subrogation that it may have against the City.

                               (End of Article X)

                                   ARTICLE XI
                                 EMINENT DOMAIN

      Section 11.1. Taking Which Renders Premises Untenantable. If all of the Premises or any portion of the Premises or any portion of the Facilities whose taking renders the Premises untenantable or not economically feasible to the Operator is taken by right of eminent domain or by condemnation or is conveyed in lieu of any such taking, then this Agreement may be terminated, at the option of either the City or the Operator, exercised by given written notice to the other within thirty (30) days after such taking or conveyance. In such event, the Basic Rent and all other sums payable under this Agreement will be duly apportioned of the date of such taking or conveyance and the Operator will surrender the Premises and all interest under this Agreement to the City.

      If any taking or conveyance described in this Section occurs, the City and the Operator shall be paid those portions of the award or awards of damages on account of such taking or conveyance as follows:

            First: There shall be paid to the City an amount sufficient to remove any improvements rendered unusable and not repaired and to return the Premiums to a neat and clean condition.

            Second: There shall be paid in full the outstanding principal and interest on the taxable obligations described in Section 202 of the Development Agreement.

            Third: The balance, if any, shall be equally divided between the City and the Operator.

      Section 11.2. Taking Which Does Not Render Premises Untenantable. If any portion of the Facilities which does not render the Premises untenantable or not economically feasible to the Operator is taken or conveyed as described in
Section 11.1, then this Agreement and all the covenants, conditions and provisions hereunder shall be and remain in full force and effect as to all of the Premises not so taken or conveyed and without reduction or abatement of the Basic Rent or Additional Rent or any other sum payable hereunder. The Operator shall have the option to repair or rebuild the Facilities under this Section. Should the Operator so choose, the Operator shall remodel, repair and restore the remaining portions of the Premises as nearly as possible to their condition and character immediately prior to the taking, except for any reduction in area caused thereby; provided, however, that in the case of a temporary taking, Operator shall not be required to effect such restoration until such taking is terminated. If the Operator chooses not to repair or rebuild the Facilities under this Section, this Agreement shall remain in full force and effect as to the Premises not so taken.

      If any taking or conveyance described in this Section 11.2 occurs, the City and the Operator shall be paid those portions of the award or awards of damages on account of such taking or conveyance as follows:

            I. (a) If the Operator chooses to repair or rebuild the Facilities, the award shall be paid jointly to the Operator and the

City and deposited in a special trust account held by a bank, trust company, insurance company or savings bank. Said award shall constitute a trust fund to be held and applied to pay the costs of restoration of the Premises not subject to the taking or conveyance.

      (b) To the extent that such award exceeds the cost of restoration of the Premises, then such award shall be distributed to the City and applied for the redemption of or for debt service on the obligations described in Section 202 of the Development Agreement.

      (c) The balance, if any, shall be equally divided between the City and the Operator.

      II. (a) If the Operator chooses not to repair or rebuild the Facilities, the award shall be distributed to the City and applied for the redemption or for debt service on the obligations described in Section 202 of the Development Agreement.

      (b) The balance, if any, shall be equally divided between the City and the Operator.

                               (End of Article XI)

                                   ARTICLE XII
                       DEFAULTS, REMEDIES AND TERMINATION

      Section 12.1. Defaults--General. Subject to the extensions. of time set forth in Section 12.8, failure or delay by either party to perform any term or provision of this Agreement constitutes a default under this Agreement. The party who fails or delays must immediately commence to cure, correct, or remedy such failure or delay and, except as otherwise provided herein, shall complete such cure, correction or remedy with reasonable diligence.

      The injured party shall give written notice of default to the party in default, specifying the default complained of by the injured party. Failure or delay in giving such notice shall not constitute a waiver of any default, nor shall it change the time of default. Except as otherwise expressly provided in this Agreement, any failures or delays by either party in asserting any of its rights and remedies as to any default shall not operate as a waiver of any default or of any such rights or remedies. Delays by either party in asserting any of its rights and remedies shall not deprive either party of its right to institute and maintain any actions or proceedings which it may deem necessary to protect, assert or enforce any such rights or remedies.

      Section 12.2. Legal Actions.

      (a) In addition to any other rights or remedies, either party may institute legal action to cure, correct, or remedy any default, to recover damages for any default or to obtain any other remedy consistent with the purpose of this Agreement. Such legal actions must be instituted in the County of Maricopa, State of Arizona, or in the Federal District Court in the District of Arizona and the City and the Operator consent to the jurisdiction of such courts.

      (b) In the event that any legal action is commenced by the Operator against the City, service of process on the City shall be made by personal service upon the City Clerk of the City of Phoenix, or in such other manner as may be provided by law. The Operator shall appoint and maintain a statutory agent in Arizona for service of process. In the event that any legal action is commenced by the City against the Operator, service of process on the Operator shall be made by personal service upon said statutory agent of the Operator, or in such manner as may be provided by law, and shall be valid whether made within or without the State of Arizona.

      (c) In the event that either the City or the Operator shall bring or commence an action to enforce the terms and conditions of this Agreement or to obtain damages against the other party arising from any default under or violation of this Agreement, then the prevailing party shall be entitled to and shall be paid reasonable attorneys' fees and court costs therefor.

      Section 12.3. Rights and Remedies are Cumulative. Except with respect to rights and remedies expressly declared to be exclusive in this Agreement, the rights and remedies of the parties are cumulative, and the exercise by either party of one or more of such rights or remedies shall not preclude the exercise by it, at the same or different times, of any other rights or remedies for the same default or any other default by the other party.

      Section 12.4. Damages. If either party defaults with regard to any of the provisions of this Agreement, the other party may serve written notice of such default upon the defaulting party. If the default is not commenced to be cured within thirty (30) days after service of the notice of default and is not cured promptly in a continuous and diligent manner within a reasonable period of time after commencement, the defaulting party shall be liable to the other party for any damages caused by such default, and the other party may thereafter (but not before) commence an action for damages against the defaulting party with respect to such default.

      Section 12.5. Specific Performance. If either party defaults with regard to any of the provisions of this Agreement, the other party may serve written notice of such default upon the defaulting party. If the default is not commenced to be cured within thirty (30) days after service of the notice of default and is not cured promptly in a continuous and diligent manner within a reasonable period of time after commencement, the other party, at its option, may thereafter (but not before) commence an action for specific performance of the terms of this Agreement pertaining to such default.

      Section 12.6. Additional Remedies of City. If the Operator defaults with regard to any of the provisions of this Agreement, the City shall serve written notice of such default upon the Operator. Except as otherwise provided herein, with regard to nonmonetary obligations to the City, if the default is not commenced to be cured within thirty (30) days after service of the notice of default and is not cured promptly in a continuous and diligent manner within a reasonable period of time after commencement, and, with regard to monetary obligations to the City, if the default is not cured within fifteen (15) days after service of the notice of default, the City, at its option, may thereafter (but not before):

            (i) Correct or cause to be corrected said default and charge the costs therefor to the account of the Operator as additional rent;

            (ii) Correct or cause to be corrected said default and pay the costs thereof from the proceeds of any insurance; or in the event that the Operator has obtained a faithful performance bond indemnifying the City, the City may call upon the bonding agent to correct said default and pay the cost thereof;

            (iii) Continue this Agreement in effect and enforce its rights and remedies under the Agreement, including the right to recover rental as it becomes due;

            (iv) Have a receiver appointed to take possession of the Operator's interest in the Premises, with power in said receiver to administer the Operator's interest therein, to collect all funds available to the Operator in connection with its operation and maintenance thereof; and to perform all other acts consistent with the Operator's obligations under this Agreement as the court deems proper;

            (v) Maintain and operate the Premises without terminating the Agreement.

      The City reserves and shall have the right to all reasonable times to enter the Premises for the purpose of viewing and ascertaining the condition of the same, or to protect its interests in the Premises or to inspect the operations conducted thereon. Any such entry shall be made only after reasonable notice to the Operator and shall not interfere with the Operator's normal business activities. In the event that such entry or inspection by the City discloses that the Premises or any portion thereof which the Operator has an obligation to maintain under this Agreement are not in a decent, safe, and sanitary condition, are damaged, or in disrepair, the City shall have the right, after thirty (30) days written notice to the Operator, to have any necessary maintenance or repair work done for and at the expense of the Operator and the Operator hereby agrees to pay promptly any and all costs incurred by the City in having such necessary maintenance or repair work done in order to keep the Premises in a decent, safe and sanitary condition, provided that such repairs are the Operator's responsibility under this Agreement.

      The rights reserved in this Section 12.6 shall not create any obligations on the City or increase obligations imposed on the City elsewhere in this Agreement, and shall not defeat, render invalid or limit the rights or interests expressly provided in this Agreement for the protection Secured Creditors.

      Section 12.7. City's Remedies and Rights of Termination. In the event that at any time during the Term, and in violation of this Agreement, the Operator shall:

            (i) Use the Premises for any purpose not permitted under this Agreement;

            (ii) Fail or refuse to pay to the City when due the applicable rental and other sums required by this Agreement to be paid by the Operator;

            (iii) Fail or refuse to pay when due any taxes, assessments or other Impositions as required by this Agreement;

            (iv) Make or suffer to be made any voluntary or involuntary conveyance, assignment, sublease or other transfer of the interest in the Facilities or other interest in the Premises, or any part thereof, or of the rights of the Operator under this Agreement when such conveyance, assignment, sublease or other transfer is prohibited by this Agreement;

            (v) Commit or suffer to be committed waste of the Premises, or any part thereof;

            (vi) Materially alter the Facilities in any manner except as expressly permitted by this Agreement;

            (vii) Fail to maintain insurance as required by this Agreement;

            (viii) Fail to make full repair and restoration of the Premises in the event of damage or destruction, as required of the Operator by this Agreement;

            (ix) Voluntarily file any petition under any bankruptcy or insolvency act or law, or be adjudicated a bankrupt, or make a general assignment for the benefit of creditors;

            (x) Abandon or surrender possession of the Premises, or the Operator's interest therein except as specifically permitted by this Agreement or pursuant to a deed in lieu of foreclosure given to a Secured Creditor who did not obtain such Security Interest in violation of this Agreement;

and any such failure or violation, which is not a monetary obligation to the City shall not be commenced to be cured within thirty (30) days and is not cured promptly in a continuous and diligent manner within a reasonable period of time after commencement, or a monetary obligation to the City shall not be cured within fifteen (15) days, after the date the City serves written notice on the Operator of such failure or violation pursuant to Section 12.6 herein (or, if it is not practicable in the opinion of the City to cure or remedy such non-monetary failure or violation within such thirty (30) day period, within such longer period as may be specified by the City in such notice); then, in such event, the City may, subject to any limitations specifically set forth in this Agreement, at its option and in addition to any other remedy provided for in this Agreement, terminate the Agreement and revest in the City the interests theretofore transferred to the Operator, by written notice to the Operator of its intention to do so.

      No ejectment, re-entry or other act by or on behalf of the City shall constitute a termination unless the City gives the Operator and any Secured Creditor of which the City has notice pursuant to section 9.1 herein, notice of termination in writing. Such termination shall not relieve or release the Operator from any obligation incurred pursuant to this Agreement prior to the date of such termination.

      Termination of the Agreement under this Section 12.7 shall not relieve the Operator from the obligation to pay any sum due to the City or from any claim for damages against the Operator. Damages which the City may recover in the event of default under this Agreement shall include, but are not limited to, the worth at the time of award of the amount by which the unpaid fees of the balance of the Term remaining after the time of award exceeds the amount of such loss that the Operator proves could be reasonably avoided. The right of termination provided by this Section 12.7 is not exclusive and shall be cumulative to all other rights and remedies possessed by the City, and nothing contained herein shall be construed so as to defeat any other rights or remedies to which the City may be entitled.

      Section 12.8. Enforced Delay in Performance for Causes Beyond Control of Party. For the purposes of any of the provisions of this Agreement, except the submission of construction plans and specifications, the payment of rent or any other financial obligations, neither the City nor the

Operator, as the case may be, nor any successor in interest, shall be considered in breach of, or default in, its obligations under this Agreement as a result of the enforced delay in the performance of such obligations due to unforeseeable causes beyond its control and without its fault or negligence, including, but not restricted to, acts of God, acts of public enemy, acts of the Federal Government, acts of the other party, fires, floods, epidemics, quarantine restrictions, strikes, freight embargos, and unusually severe weather or delays of subcontractors due to such causes; it being the purpose and intent of this provision that in the event of the occurrence of any such enforced delay, the time or times for performance of the obligations of the City or the Operator, as the case may be, shall be extended for the period of the enforced delay as determined by mutual agreement of the City and the Operator: provided, that the party seeking the benefit of the provision of this Section shall, within thirty
(30) days after the beginning of any such enforced delay, have first notified the other party thereof in writing, and of the cause or causes thereof, and requested an extension for the period of the enforced delay. If the parties fail to agree as to the period of the enforced delay, such dispute shall be submitted to arbitration as provided in Section 13.3.

      Section 12.9. Additional Remedies of Operator. If the City defaults with regard to any of the provisions of this Agreement, the Operator may serve written notice of such default upon the City. With regard to non-monetary obligations, to the Operator, if the default is not commenced to be cured within thirty (30) days after service of the notice of default and is not cured promptly in a continuous and diligent manner within a reasonable period of time after commencement, and with regard to monetary obligations to the Operator, if the default is not cured within fifteen (15) days after service of the notice of default, the Operator, to the fullest extent permitted by law, shall have, in addition to any other remedies it may have in law or in equity (including, but not limited to, specific performance) or elsewhere in this Agreement, the right to pursue any or all of the following remedies:

            (i) The right and option, to terminate this Agreement and all of its obligations hereunder by giving notice of such election to the City, whereupon this Agreement shall terminate as of the date of such notice and the Operator shall quit and surrender the Premises to the City; or

            (ii) to continue this Agreement in effect and enforce any remedies hereunder, including the right to a writ of mandamus, injunction or other similar relief, available to it under Arizona law, against the City (including any or all of the members of its governing body, and its officers, agents or representatives, but in the official capacities only).

      Section 12.10. Limitation on City Remedies. In the event that Operator's default consists of the failure to pay any Deficiency Payment as described in
Section 3.1(d), the City shall have all rights provided under Section 12.6; however, Operator shall have 180 days to cure any such default prior to the City exercising any other rights hereunder, including without limitation the right to terminate this Agreement.

                              (End of Article XII)

                                  ARTICLE XIII

                               GENERAL PROVISIONS

      Section 13.1. Notices, Demands and Communications between the Parties. Formal notices, demands and communications between the City and the Operator shall be sufficiently given if personally delivered or if dispatched by registered or certified mail, postage prepaid, return receipt requested, to the principal offices of the City and the Operator addressed to each party as follows:

            City:       City of Phoenix
                        Community and Economic
                          Development Department
                        One North First Street, 7th Floor
                        Phoenix, Arizona 85004
                        Attn: Director

         Operator:      The Westside Amphitheatre Corp.
                        11811 North Tatum Boulevard
                        Suite P-186
                        Phoenix, Arizona 85028
                        Attn:  Mr. Allen Flexer

                        The Zev Bufman Sports, Entertainment
                         & Facility Development Corp.
                        2980 McFarlane Road
                        Coconut Grove, Florida 33133
                        Attn: Joel Arnold, Esq.

                        Saell & Wilmer
                        1430 Valley Bank Center
                        Phoenix, Arizona 85073
                        Attn: Peter G. Santin, Esq.

      The City agrees to give notice of any default by the Operator to National Food Services, Inc. at the following address:

                       National Food Services, Inc.
                       P.O. box 3870
                       Miami, Florida 33269
                       Attn:  Peter Moser, Esq.

      Such written notices, demands and communications may be sent in the same manner to such other addresses as either party may from time to time designate by mail as provided in this Section. See Section 9.2(a) for provisions requiring notice to Secured Creditors. For purposes of this Section, personal delivery shall include actual receipt of a delivery by a commercial air courier or of a telephone facsimile transmission.

      Section 13.2. Arbitration.

      (a) If any dispute shall arise between the parties which pursuant to any express provision of this Agreement is to be resolved by arbitration, then any party may serve upon the other party a written notice demanding that such dispute be resolved by arbitration pursuant to this Section. Within ten (10) days after the giving of such notice, each of the City and the Operator shall nominate and appoint an arbitrator and shall notify the other party in writing of the name and address of the arbitrator, and such two arbitrators shall forthwith, and within fifteen (15) days after the appointment of the second arbitrator, and before exchanging views as to the question at issue, appoint a third arbitrator and give written notice of such appointment to each of the parties hereto. In the event that the two arbitrators shall fail to appoint or agree upon such third arbitrator within said fifteen (15) day period, a third arbitrator shall be selected by the City and the Operator if they so agree upon such third arbitrator within a further period of ten (10) days. If any arbitrator shall not be appointed or agreed upon within the time herein provided, then either the City or the Operator on behalf of both may request that such arbitrator be appointed by the president or chief administrative officer or any other authorized representative of the American Arbitration Association or any successor association or body of comparable standing if the American Arbitration Association is not then in existence.

      (b) The arbitrators shall be sworn faithfully and fairly to determine the question at issue. The three arbitrators shall afford to the City and the Operator a hearing and the right to submit evidence, with the privilege of cross-examination on the question at issue, and shall, with all possible speed, make their determination in writing and shall give notice to the parties hereto of such determination. Prior to the commencement of the arbitration hearing the City and the Operator shall each provide to the other a statement of its position respecting the dispute in question and a list of any witnesses which such party expects to testify at such hearing on its behalf. The concurring determination of any two of said three arbitrators shall be binding upon the parties hereto, or, in case no two of the arbitrators shall render a concurring determination, the determination of the third arbitrator appointed shall be binding upon the parties hereto. Except as otherwise provided herein, any such arbitration shall be conducted under the commercial arbitration rules of the American Arbitration Association. The City and the Operator shall each pay the fees of the arbitrator appointed by it, and the fees of the third arbitrator shall be divided equally between the City and the Operator. All other fees and costs of any such arbitration proceeding will be paid as determined by the arbitrators. Any arbitration proceeding conducted pursuant to this Section shall take place in Phoenix, Arizona.

      (c) Any arbitrator selected pursuant to this Section shall be independent of any affiliation or interest with any of the parties and shall be experienced in the development and operation of entertainment facility projects. If, despite reasonable efforts, the parties are unable to engage persons possessing the experience and qualifications described in the preceding sentence who are willing and able to serve as arbitrators, the appointment of some other qualified person or persons to serve in lieu thereof shall be made by the president or chief administrative officer or any other authorized representative of the American Arbitration Association or any successor association or body of comparable standing if the American Arbitration Association is not then in existence.

      (d) In the event that any arbitrator appointed pursuant to this Article shall thereafter die or become unable or unwilling to act, his successor shall be appointed in the manner provided in this Article for the appointment of the arbitrator so dying or becoming unable or unwilling to act.

      (a) In any proceeding conducted pursuant to this Section, the award of the arbitrators shall be final and binding and enforceable in any court of competent jurisdiction.

      Section 13.3. Subordination. The City and the Operator agree that this Agreement and the Operator's interests in the Premises created hereby are subordinate in each and every respect to any agreement or agreements entered into by the City for purposes of the issuance of the obligations described in
Section 202 of the Development Agreement. Such agreements shall be consistent with the terms and provisions of this Agreement or the Development Agreement, and shall in no way modify the City's duties and obligations hereunder. This subordination agreement shall be self-operative and no further agreement between the City and the Operator shall be necessary to effect same.

      Section 13.4. Time of Essence. Time is of the essence with respect to the performance of each of the covenants and agreements contained in this Agreement.

      Section 13.5. Conflicts of Interest. No member, official or employee of the City shall have any personal interest, direct or indirect, in this Agreement, nor shall any such member, official or employee participate in any decision relating to the Agreement which affects his personal interests or the interests of any corporation, partnership or association in which he is directly or indirectly interested. All parties hereto acknowledge that this Agreement is subject to cancellation by the City pursuant to the provisions of Section 38-511, Arizona Revised Statutes.

      Section 13.6. Warranty Against Payment of Consideration. The Operator warrants that it has not paid or given, and will not pay or give, any third party any money or other consideration for obtaining this Agreement.

      Section 13.7. Nonliability of City Officials and Employees. No member, official or employee of the City shall be personally liable to the Operator, or any successor in interest, in the event of any default or breach by the City or for any amount which may become due to the Operator or its successor or on any obligations under the terms of this Agreement.

      Section .13.8. Inspection of Books and Records. The City has the right at all reasonable times to inspect the books and records of the Operator pertaining to the Premises as pertinent to the purposes of this Agreement. The Operator shall keep and maintain such books and records in the City of Phoenix. The Operator also has the right at all reasonable times to inspect the books and records of the City pertaining to the Premises as pertinent to the purposes of this Agreement.

      Section 13.9. No Partnership. Neither anything in this Agreement contained, nor any acts of the City or the Operator shall be deemed or construed by any person to create the relationship of principal and agent, or of partnership, or of joint venture, or of any association between the City and the Operator. Percentage payments of the Operator's Gross Revenues and any other additional payments to the City pursuant to this Agreement shall be deemed consideration of the right to use the Premises only and shall in no way be construed as creating the legal relationship of a partnership.

      Section 13.10. Compliance with Law. The Operator agrees, at its sole cost and expense, to comply and secure compliance with all the requirements now in force, or which may hereafter be in force, of all municipal, county, State and federal authorities, pertaining to the Premises, as well as operations conducted thereon, and to faithfully observe and secure compliance with, in the use of the Premises, all applicable county and municipal ordinances and state and federal statutes now in force or which may hereafter be in force, including all laws prohibiting discrimination or segregation in the use, sale, lease or occupancy of the property. The judgment of any court of competent jurisdiction, or the admission of the Operator or any sublessee or permittee in any action or proceeding against them, or any of them, whether the City be a party thereto or not, that the Operator, sublessee or permittee has violated any such ordinance or statute in the use of the Premises shall be conclusive of that fact as between the City and the Operator.

      Section 13.11. Applicable Law. The laws of the State of Arizona shall govern the interpretation and enforcement of this Agreement.

      Section 13.12. Surrender of Property. Upon the expiration or termination of this Agreement pursuant to the terms hereof, it shall be lawful for the City to re-enter and repossess the Premises without process of law, and the Operator, in such event, does hereby waive any demand for use thereof, and agrees to surrender and deliver the Premises, peaceably to the City immediately upon such expiration or termination in good order, condition and repair, except for reasonable wear and tear. The Operator agrees that upon such termination, title to the Facilities shall vest in the City.

      Section 13.13. Submission of Documents for Approval. Whenever this Agreement requires one party to submit plans, drawings or other documents to the other party for approval, which shall be deemed approved if not acted on by the receiving party within the time specified in the Agreement, said plans, drawings or other documents shall be accompanied by a letter stating that they are being submitted and will be deemed approved unless rejected within the stated time.

      Section 13.14. Severability. If any provision of this Agreement shall be adjudged invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

      Section 13.15. Binding Effect. This Agreement, and the terms, provisions, promises, covenants and conditions hereof, shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

      Section 13.16. Captions. The captions contained in this Agreement are merely a reference and are not to be used to construe or limit the text.

      Section 13.17. Approval of Documents. Whenever this Agreement requires the City and/or the Operator to approve any contract, plan, proposal.

specification, drawing or other matter, such approval shall not be unreasonably withheld or delayed.

                              (End of Article XIII)

                                   ARTICLE XIV

                    ENTIRE AGREEMENT, WAIVERS AND AMENDMENTS

      This Agreement is executed in six (6) duplicate originals, each of which is deemed to be an original. This Agreement consists of 58 pages of text, together with signature verifications and the below named attachments, incorporated herein by this reference, exhibits, which constitute the entire understanding and agreement of the parties.

                              ATTACHMENTS

              Attachment No. 1 - Site Map

              Attachment No. 2 - Legal Description of the Site

              Attachment No. 3 - Legal Description of the Substitute Site

              Attachment No. 4 - Permitted Exceptions

              Attachment No. 5 - Substitute Permitted Exceptions

              Attachment No. 6 - Form of Primary Letter of Credit

              Attachment No. 7 - Form of Secondary Letter of Credit

              Attachment No. 8 - Form of Trust Agreement

              Attachment No. 9 - Base Figures

      None of the terms, covenants, agreements or conditions set forth in the Development Agreement shall be deemed to be merged with this Agreement, and the Development Agreement shall remain in full force and effect until after recordation of a final certificate of occupancy for the Premises as provided in the Development Agreement and this Agreement.

      All waivers of the provisions of this Agreement must be in writing and signed by the appropriate authorities of the City or the Operator and all amendments hereto must be in writing and signed by the appropriate authorities of the City and the Operator.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives this 26th day of September, 1989.

                                          LESSOR

                                          CITY OF PHOENIX,
                                            a municipal corporation

                                          MARVIN A. ANDREWS, City Manager


                                          By /s/ [Illegible]
                                             ----------------------------


                                          Its /s/ [Illegible]
                                              ---------------------------

      Attest:


      /s/ [Illegible]
      ----------------------------
      DEPUTY City Clerk

      Approved As To Form:


      /s/ [Illegible]
      ----------------------------
      ACTING City Attorney

                                          OPERATOR - THE WESTSIDE AMPHITHEATRE
                                          CORP., an Arizona corporation


                                          By /s/ [Illegible]
                                             ----------------------------

                                          Its   PRES.
                                              ---------------------------

STATE OF ARIZONA   )
                   )     ss.
County of Maricopa )

      On this, the 26th day of September, 1989 before me, the undersigned Notary Public, personally appeared [Illegible] who acknowledged himself to be the Deputy City Manager of the CITY OF PHOENIX, a municipal corporation, and that he as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                          /s/ Robin McCormick
                                          -------------------
                                          Notary Public

                                          NEE: Robin [Illegible]

My Commission Expires:

7/31/91

STATE OF ARIZONA   )
                   ) ss.
County of Maricopa )

      On this, the 26th day September 1989, before me, the undersigned Notary Public, personal1y appeared [Illegible] who acknowledged himself to be the President of THE WESTSIDE AMPHITHEATRE CORP., an Arizona corporation and that he as such President, being authorized so to do, executed the foregoing instrument for the purposes therein contained.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                          /s/ Robin McCormick
                                          -------------------
                                          Notary Public

                                          NEE: Robin [Illegible]

My Commission Expires:

7/31/91

                                ATTACHMENT NO. 1
                                    SITE PLAN

                                   83RD AVENUE

                               [GRAPHIC OMITTED]

Performing Arts Amphitheater
============================

            Phoenix, Arizona

                                   79th AVENUE

                                ATTACHMENT NO. 2

                          LEGAL DESCRIPTION OF THE SITE

A portion of the North half of the Southwest quarter of Section 35, Township 2 North, Range 1 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, and more particularly described as follows:

Beginning at the Northwest corner of said Southwest quarter; thence North 87(degrees) 47' 07" East along the North line of said Southwest quarter, 67.93 feet; thence South 2(degrees) 12' 53" East and perpendicular to said North line, 33 feet; thence North 87(degrees) 47' 07" East, parallel with and 33 feet South of said North line, 405.58 feet to the TRUE POINT OF BEGINNING of the herein described parcel; thence continuing North 87(degrees) 47' 07" East, parallel with and 33 feet South of said North line, 2107.58 feet; thence South 46(degrees) 19' 02" East, 29.23 feet to a point 33 feet West of the East line of said Southwest quarter; thence South 0(degrees) 25' l0" East, parallel with and 33 feet West of said East line, 1267.34 feet; thence South 87(degrees) 49' 59" West, 2131.20 feet; thence North 0(degrees) 18', 00" West, parallel with the West line of said Section 35, a distance of 588.54 feet; thence South 87(degrees) 47' 07" West, 419.58 feet to a point 55 feet East of the West line of said Section 35; thence North 0(degrees) 18' 00" West, parallel with and 55 feet East of said West line, 110.06 feet; thence North 87(degrees) 47' 07" East, parallel with said North line, 419.58 feet; thence North 0(degrees) 18' 00" West, parallel with said West line, 588.54 feet to the TRUE POINT OF BEGINNING.

Said parcel, contains 2,787,821 square feet or 63.9996 acres, more or less.

[GRAPHIC OMITTED]

                                ATTACHMENT NO. 3

                    LEGAL DESCRIPTION OF THE SUBSTITUTE SITE

Parcel No. 1:     The Northwest quarter of the Southwest quarter of Section 1,
                  Township 1 North, Range 1 East of The Gila and Salt River
                  Base and Meridian, Maricopa County, Arizona.

Parcel No.  2:    The East half of the Southwest quarter of Section One (1),
                  Township One (1) North, Range One (1) East Of the Gila and
                  Salt River Base and Meridian, Maricopa County. Arizona, more particularly described as follows:

                  BEGINNING at the South quarter corner of said Section 1; thence North 00 degrees 48 minutes 49 seconds East along the East line of said Southwest quarter, 2571.11 feet, to the Northeast corner of said East half; thence South 89 degrees 44 minutes 32 seconds West along the North line of said Southwest quarter 1333.818 feet, to the Northwest corner of said East half; thence South 01 degree 13 minutes 02 seconds West along the West line of said East half of the Southwest quarter, 2556.73 feet, to the Southwest corner of said East half; thence South 89 degrees 37 minutes 52 seconds East along the South line of said Southwest quarter, 1351.70 feet to the POINT OF BEGINNING.

                                ATTACHMENT NO. 4

                              PERMITTED EXCEPTIONS

1.          Water rights, claims or title to water.

2. The provisions of Water Right Applications, if any, made for the purpose of obtaining a water right under the reclamation laws of the United States and the liabilities and obligations imposed upon the premises by inclusion thereof within the boundaries of any such reclamation project or within any irrigation district, or by membership in the Salt River Valley Water Users' Association and the assessments, dues, claims or liens, accrued or to accrue, made or assessed against said premises by or under the authority of the United States Reclamation Service, or the Salt River Valley Water Users' Association or any Irrigation District or the effect or operation of any rules, regulations, acts or contracts of any such district, project or association.

3. Easement and rights incident thereto for irrigation pipeline over said premises, as set forth in instrument recorded as Document No. 66-085204.

4. Easement and rights incident thereto for underground communication cable over said premises, as set forth in instrument recorded as Document No. 86-199921.

6. Easement and rights incident thereto for underground electrical conduits over said premises, as set forth in instrument recorded as Document No. 36-230091.

7. Certificate of Grandfathered Groundwater Right #58-1008912 recorded August 31, 1983 as Document No. 83-350455.

8. Certificate of Grandfathered Groundwater Right #58-100912.0002 recorded August 31, 1987 as Document No. 87-547839.

9. Easement and rights incident thereto for ingress and egress over the South 15 feet of said Northwest quarter of the Southwest quarter of said premises, as set forth in instrument recorded in Docket 4229, page 559.

10. Easement and rights incident thereto for electrical transmission lines over said premises, as set forth in instrument recorded Book 260 of Deeds, page 297.

11. Easement and rights incident thereto for electrical transmission lines over said premises, as set forth in instrument recorded Book 83 of Miscellaneous, page 340.

12. Easement and rights incident thereto for electrical transmission lines over said premises, as set forthin instrument recorded in Docket 407, page 506.

13. Reservations contained in United States Patent recorded in Book 25 of Deeds, page 305, reading as follows: "Subject to any vested and accrued water rights for mining, agricultural, manufacturing or other purposes and rights to ditches and reservoirs used in connection with such water rights as may be recognized and acknowledged by local customs, laws and decisions of Courts", and also, "Subject to the right of the proprietor of vein or lode to extract and remove his ore therefrom should the same be found to penetrate or intersect the premises hereby granted, as provided by law".

4671R

                                ATTACHMENT NO. 5

                         SUBSTITUTE PERMITTED EXCEPTIONS

      As shown by title commitment issued by Lawyers Title of Arizona, as requested by the City and the Operator.

                                ATTACHMENT NO. 6

                            PRIMARY LETTER OF CREDIT

                              (Letterhead of Bank)
                                   _____, 1989

The City of Phoenix, Arizona,
a municipal corporation of the
State of Arizona
231 West Washington, Suite 461
Phoenix, Arizona 89603
Attn: Finance Director

Gentlemen:

WE HEREBY AUTHORIZE YOU TO
DRAW ON US BY ORDER OF              The Westside Amphitheatre Corp.
                                    11411 North Tatum Boulevard
                                    Phoenix, Arizona 89028

AND FOR THE ACCOUNT OF              Same

UP TO AN AGGREGATE AMOUNT OF        Two Million and 00/100 U.S. Dollars

AVAILABLE BY YOUR DRAFTS AT         sight or by telecommunication on us

                                                          ACCOMPANIED BY

The sworn affidavit of the duly appointed City Manager of his designee and the duly appointed City Attorney or his designee of the City of Phoenix, Arizona, certifying that the amount being drawn is due and payable to the City of Phoenix, Arizona and that all notices and conditions precedent to such payment have been met in full, to wit: that either (1) the Operator has failed to pay amounts due to the City pursuant to the terms of a certain Operator Lease Agreement dated ______, 19___, between the City of Phoenix, Arizona and the Westside Amphitheatre Corp., an Arizona corporation, as Operator or (2) the Operator has voluntarily filed a petition under bankruptcy or insolvency acts or laws, or Operator has been adjudicated a bankrupt or has made or is making a general assignment for the benefit of its creditors; and that the City of Phoenix, Arizona is entitled to all such funds, pursuant to Article ____, Section ____ of the Operator Lease Agreement.

EACH DRAFT MUST STATE THAT IT IS "DRAWN UNDER LETTER OF CREDIT OF THE _____ BANK, NO. ____"

Multiple and Partial drawings are permitted under this Letter of Credit. In the event of any partial drawings, we will endorse the amount of the partial drawing on the original of this Letter of Credit and return the original Letter of Credit to you. The expiration date of this Letter of Credit shall be
____________.

WE HEREBY AGREE WITH YOU THAT ALL DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED ON DELIVERY OF DOCUMENTS AS SPECIFIED IF PRESENTED AT THIS OFFICE ON OR BEFORE

           ________, 1989.

                                    Yours very truly.

                                    ------------------------------------
                                    Authorized Signature

UNLESS OTHERWISE EXPRESSLY STATED, THIS
CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS
AND PRACTICE FOR DOCUMENTARY CREDITS
(1993 REVISION) INTERNATIONAL CHAMBER
OF COMMERCE PUBLICATION NO. [Illegible]

                                ATTACHMENT NO. 7

                           SECONDARY LETTER OF CREDIT

                              (Letterhead of Bank)
                                   _____, 1989

The City of Phoenix. Arizona,
a municipal corporation of the
State of Arizona
231 West Washington. Suite 461
Phoenix. Arizona 89603
Attn: Finance Director

Gentlemen:

WE HEREBY AUTHORIZE YOU TO
DRAW ON US BY ORDER OF              The Westside Amphitheatre Corp.
                                    11411 North Tatum Boulevard
                                    Phoenix, Arizona 89028

AND FOR THE ACCOUNT OF              Same

UP TO AN AGGREGATE AMOUNT OF        ______________ and 00/100 U.S. Dollars

AVAILABLE BY YOUR DRAFTS AT         sight or by telecommunication on us

                                                          ACCOMPANIED BY

The sworn affidavit of the duly appointed City Manager of his designee and the duly appointed City Attorney or his designee of the City of Phoenix, Arizona, certifying that the amount being drawn is due and payable to the City of Phoenix, Arizona and that all notices and conditions precedent to such payment have been met in full, to wit: that either (1) the Operator has failed to pay amounts due to the City pursuant to the terms of a certain Operator Lease Agreement dated ______, 19___, between the City of Phoenix, Arizona and the Westside Amphitheatre Corp., an Arizona corporation, as Operator or (2) the Operator has voluntarily filed a petition under bankruptcy or insolvency acts or laws, or Operator has been adjudicated a bankrupt or has made or is making a general assignment for the benefit of its creditors; and that the City of Phoenix, Arizona is entitled to all such funds, pursuant to Article ____, Section ____ of the Operator Lease Agreement and (3) that the City has drawn the full amount of that certain Letter of Credit of the ________ Bank, No._____.

EACH DRAFT MUST STATE THAT IT IS "DRAWN UNDER LETTER OF CREDIT OF THE ________ BANK, NO._______"

Multiple and Partial drawings are permitted under this Letter of Credit. In the event of any partial drawings, we will endorse the amount of the partial drawing on the original of this Letter of Credit and return the original Letter of Credit to you. The expiration date of this Letter of Credit shall be
____________.

WE HEREBY AGREE WITH YOU THAT ALL DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED ON DELIVERY OF DOCUMENTS AS
SPECIFIED IF PRESENTED AT THIS OFFICE ON OR BEFORE

           __________, 1989.

                                    Yours very truly.

                                    ------------------------------------
                                    Authorized Signature

UNLESS OTHERWISE EXPRESSLY STATED, THIS
CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS
AND PRACTICE FOR DOCUMENTARY CREDITS
(1993 REVISION) INTERNATIONAL CHAMBER
OF COMMERCE PUBLICATION NO. [Illegible]

      D. In the event this agreement is void and unenforceable for any of the reasons in paragraphs 6 A-C above, the COUNTY shall not be liable for any of LICENSEE's costs, expenses, lost profits or any type of damages under this agreement due to such occurrence.

      7. A. CONCESSIONS: LICENSEE shall be responsible for all concession sales within the Use Area. LICENSEE shall be responsible for and use reasonable care to supervise all subconcession areas within the Use Area. LICENSEE may permit subconcessions to operate in the Use Area; provided, however, that LICENSEE provides an endorsement to its insurance policy covering COUNTY and LICENSEE for any acts or omissions of LICENSEE's subconcessionaires. Nothing herein shall require LICENSEE to obtain separate insurance from any subconcessionaire or to name subconcessionaire on LICENSEE's insurance policy. LICENSEE shall provide COUNTY with a list of names of each subconcessioner prior to the opening date of the FAIRE, which list shall be confidential proprietary information of LICENSEE and shall not be distributed to other parties by COUNTY except as provided by paragraph 32, Release of Information.

      B. REGIONAL PARKS DEPARTMENT CONCESSION/MERCHANDISE RIGHTS: LICENSEE agrees to allow the Department to operate, at no charge, one combination food/beverage booth, in a location of mutual consent which will be designed and constructed by the LICENSEE. COUNTY shall provide LICENSEE with necessary materials for the booth and will approve the booth design and size. COUNTY agrees to coordinate the type of product sold with the LICENSEE and further agrees that employees operating this booth will attend all orientation and training classes scheduled by LICENSEE and follow all FAIRE concession operation guidelines.

            (1.) LICENSEE also agrees to allow the Department to operate, at no charge, an information/public relations booth for the public along the main entrance roadway to the FAIRE. The exact location of the booth will be as agreed upon by the LICENSEE's and COUNTY's On-Site Coordinators.

            (2.) LICENSEE agrees that the Department may continue to operate, at no charge to COUNTY and no fee to LICENSEE, the existing snack bar on the island for FAIRE and PARK employees. COUNTY agrees not to allow the general public in the island area.

      8. ALCOHOL, MERCHANDISE AND SERVICES: LICENSEE and its subconcessions may sell alcoholic beverages, merchandise and services at the FAIRE after obtaining appropriate permits and approvals. LICENSEE and its subconcessioners agree to sell merchandise and provide services that are of good quality and condition. COUNTY's Director of Regional Parks has the right to approve the sale and/or distribution of all items of merchandise and services offered at the FAIRE. Such approval shall not be unreasonably withheld but LICENSEE agrees that COUNTY retains the right to require LICENSEE and LICENSEE agrees to discontinue or cause its subconcessioners to stop the sale or use of those items or services COUNTY feels are not acceptable upon five (5) days written notice by COUNTY. In the event COUNTY notifies LICENSEE and/or any of its subconcessioners to stop the sale or use of any unacceptable items or services, and LICENSEE and/or any of its subconcessioners obtains a final ruling from a court of competent jurisdiction (which is upheld on any/all appeals by COUNTY) which prohibits COUNTY from stopping such sale, use or service due to state or federal constitutional limitations, COUNTY shall be liable for the cost of LICENSEE's and/or its subconcessioner's legal fees in obtaining such a ruling.

      9. PUBLIC HOURS OF OPERATIONS: LICENSEE shall be allowed to begin the FAIRE no earlier than 9:00 a.m. and end no later than 7:00 p.m. LICENSEE may, with written permission of COUNTY, offer evening programs to the public for a fee, but evening events must end no later than 11:00 p.m.

      10. UTILITIES: A. COUNTY agrees to make good faith efforts to provide LICENSEE with water and electrical services, at no charge, but does not guarantee that such utilities will be provided. Except as provided below, the COUNTY shall not be liable for any costs, lost profits or any type of damages for any failure to provide such utilities or any interruptions of such utilities for any reason. LICENSEE may hook into the existing PARK water, septic and electrical systems, but all such work must be coordinated with and approved by COUNTY's On-Site Coordinator.

            (1.) COUNTY agrees to provide or pay the cost of providing water (but not the cost of water trucks, labor, etc.) to the FAIRE.

            B. LICENSEE shall provide and pay all costs for all other utilities needed for the FAIRE, but all work needed to install or connect such utilities must be coordinated with and approved by COUNTY's On-Site Coordinator.

      11. SANITATION: LICENSEE must provide a sufficient number of portable toilets, per Health Department regulations, in good operable condition in the Use Area at locations designated by the COUNTY'S and LICENSEE's On-Site Coordinators, for use by the public at all times the FAIRE is open to the public. LICENSEE shall provide a sufficient number of portable showers, per Health Department regulations, for its employees and volunteers camping in PARK on weekends.

      12. A. USE AREA MAINTENANCE DURING TERMS OF FAIRE: LICENSEE will be responsible for all janitorial and landscape maintenance of facilities and grounds within the Use Area except the island snack bar and lake and waterway surfaces. All maintenance practices shall comply with standards set forth by the COUNTY's On-Site Coordinator and as identified in Exhibit Dl. A weekly inspection of the Public Use Area, including all parking lots, shall be conducted every Tuesday morning with the COUNTY's On-Site Coordinator and LICENSEE's On-Site Coordinator at which time special needs/concerns will be addressed. Projects to be addressed will be prioritized by the COUNTY's On-Site Coordinator and will be completed in a timely manner as set by the COUNTY's on-Site Coordinator. COUNTY shall also have the right to periodically inspect the remaining portion of the Use Area, with or without notice to LICENSEE.

            B. GROUNDS AND STRUCTURE RENOVATION: LICENSEE shall, at the conclusion of each year's FAIRE, restore all grounds and structures in the Use Area to the specifications and standards set forth in Exhibit D2. The irrigation system will be reviewed in detail during the pre and after FAIRE walkthrough inspections. COUNTY will prepare a materials and labor schedule of work that must be done to restore the irrigation system to the same condition found during the pre-FAIRE inspection. COUNTY shall allow LICENSEE, as well as other qualified licensed contractors, to provide written quotes on work to be done. COUNTY shall also be allowed to determine its costs to complete the work. The final determination on who will complete the work will be based on low bid. If LICENSEE submits the low bid, LICENSEE agrees that COUNTY shall provide an On-Site Inspection Supervisor to coordinate and inspect the work to be completed. LICENSEE agrees to pay all salary and benefit costs associated with the time spent by COUNTY's On-Site Inspection Supervisor. If funds held for this damage from the damage/clean-up deposit are insufficient to restore the irrigation system, LICENSEE agrees, to reimburse COUNTY for any additional charges.

      13. USE OF COUNTY EQUIPMENT AND LABOR: A. Any COUNTY-owned equipment requested by LICENSEE and approved by COUNTY's On-Site

Coordinator for LICENSEE's use will be charged at an hourly rate based on the prevailing commercial rental rates in San Bernardino County. Use of COUNTY employees requested by LICENSEE to perform maintenance, repair, and/or operation of equipment will be charged to LICENSEE on an hourly basis at the employees current rate of pay and benefits.

                   (1.) Prior to any COUNTY-owned equipment being used or COUNTY employees performing any services, COUNTY shall estimate the cost of such equipment use and/or employee services and LICENSEE shall approve the estimates.

            B. COUNTY shall provide and LICENSEE shall pay for one (1) COUNTY employee to be stationed at the upper public entrance to the PARK as shown on Exhibit B. LICENSEE shall also provide one of its personnel in parking lot uniform (subject to COUNTY approval) to work the upper public entrance to the park.

           C. Prior to April 1, 1990, the parties shall agree upon the placement (at LICENSEE's sole cost) of a trailer with air conditioning and toilet for a temporary entry station at the upper public entrance to the PARK as shown on Exhibit B.

      14 INSURANCE AND INDEMNIFICATION CLAUSE: A. The LICENSEE agrees to indemnify, defend, and hold harmless the COUNTY and its authorized agents, officers, volunteers and employees against any and all claims whatsoever arising from this agreement and for any costs or expenses incurred by the COUNTY, LICENSEE or their authorized subconcessioners and agents, officers, volunteers and employees on account of any claim therefore. However, nothing herein shall require LICENSEE to indemnify or hold harmless the COUNTY or its authorized agents, officers, volunteers and employees against any claims arising out of COUNTY's negligent design or maintenance of any structure or artificial condition of the Use Area or PARK. In the event any such claim is raised against

COUNTY, LICENSEE shall provide a defense for COUNTY and in the event LICENSEE is adjudged not to be responsible for claimant's damages because such damages were caused wholly or in part by such COUNTY negligence, then COUNTY shall reimburse LICENSEE for the defense costs incurred related thereto and shall indemnify LICENSEE from all damages for which COUNTY is held liable.

            (1.) Workers' Compensation -- A program of workers' compensation insurance or a State-approved Self Insurance Program in an amount and form to meet all applicable requirements of the Labor Code of the State of California, including Employer's Liability with two hundred fifty thousand ($250,000) dollar limits, covering all persons providing services on behalf of the LICENSEE and its subconcessions and all risks to such persons under this agreement.

            (2.) Comprehensive General and Automobile Liability Insurance -- This coverage to include contractual coverage and automobile liability coverage for owned, and hired vehicles. The policy shall have combined single limits for bodily injury and property damage of not less than two million dollars ($2,000,000) including Liquor Liability.

           B. This insurance may be available for purchase through the County's Risk Management Department. LICENSEE shall furnish certificates of insurance and certified copies of all policies and endorsements to the Department no later than 5:00 p.m. Thursday, February 8, 1990; Thursday, February 7, 1991, Thursday, February 6, 1992, Thursday, February 3, 1993, Thursday, February 3, 1994, Thursday, February 2, 1995 and Thursday, February 1, 1996, evidencing the insurance coverage above, which certificates shall provide that such insurance shall not be terminated or expire except with thirty (30) days written notice to the Department, and shall maintain such insurance from the time LICENSEE commences performance of the use hereunder until the completion of such use including set up, take down time and renovation time.

            C. LICENSEE shall require the carriers of all coverages to waive all rights of subrogation against the COUNTY, its agents, officers, volunteers, employees, contractors, and subcontractors.

            D. All policies required above are to be primary and non-contributing with any insurance or self-insurance programs carried or administered by the COUNTY.

            E. All policies, except for the Workers' Compensation insurance coverage, shall contain additional endorsements naming the COUNTY, its employees, agents, volunteers and officers as additional named insured with respect to liabilities arising out of the use permitted hereunder.

            F. The insurance requirements stated above shall be in effect for the Initial Terms of this LICENSE. If LICENSEE exercise any option(s) for additional term(s), COUNTY shall have the right to review and change the insurance requirements of this LICENSE as to the amounts, types of insurance and limits of coverage based on past claims to COUNTY, inflation, and any other item reasonable related to the COUNTY's risk, at the first, third, and fifth years of additional term(s), subject to the reasonable availability and cost of such policies.

      15. ADVERTISING: A. Any and all advertising, promotion and/or notice of the FAIRE shall be subject to prior written approval by the Department's Chief of Operations ("CHIEF"); and shall, except for 30 second or shorter radio and television ads, bear/display the phrase, "In Cooperation with the San Bernardino County Regional Parks Department", along with displaying the Regional Parks Department logo. Response to requests for approval shall be within three (3) COUNTY business days of receipt, or sooner if reasonably required. This provision is limited to written and pictorial advertisements on television, radio, posters, flyers, newspapers, and magazines.

            B. ACCESS TO ADVERTISING MATERIALS: LICENSEE shall make available to COUNTY, and COUNTY shall return to LICENSEE, all art, photographs, slides, posters, brochures, videos and other similar advertising/promotional materials which relate to the FAIRE at Glen Helen Regional Park. LICENSEE also agrees to provide assistance and support to COUNTY in preparation of submittals for park and recreation professional award programs regarding Glen Helen Regional Park which are related to the FAIRE.

            C. When reasonably feasible, as determined solely by COUNTY, COUNTY will cooperate with LICENSEE to incorporate FAIRE advertising efforts in COUNTY park publication.

      16. PARK SIGNAGE: LICENSEE agrees to construct and provide COUNTY with all necessary entrance/public information signs at the entrances to the Use Area, as agreed upon by COUNTY's and LICENSEE's On-Site Coordinators, upon a minimum three (3) day notice. Wording and style shall be coordinated and approved by with the Department's Chief of Operations.

      17. CONDUCT: LICENSEE shall be responsible for the conduct of its employees, agents, volunteers, subconcessions and/or persons attending or participating in the FAIRE at all times. LICENSEE shall also abide by the FAIRE's conduct guidelines provided as Exhibit E. All employees, agents, volunteers, subconcessions and/or persons attending or participating in the FAIRE shall act and conduct themselves in a courteous and considerate manner while at the PARK and abide by all PARK rules and regulations.

      18. DAMAGE PROVISIONS: LICENSEE agrees to pay for the repair or replacement of all damaged structures, equipment and facilities

[GRAPHIC OMITTED]

County of San Bernardino

          FAS

   STANDARD CONTRACT

    First Amendment


                        FOR COUNTY USE ONLY

--------------------------------------------------------------------------------
E     New               Vendor Code                   Contract Number
M     Change
X     Cancel                        SC   A            90-118A-1
--------------------------------------------------------------------------------

County Department                   Dept.    Orgn.    Contractors License No.

 Regional Parks
--------------------------------------------------------------------------------
County Department Contract Representative       Ph. Ext.    Amount of Contract

Douglas R. Hawthorne                            2594        Varies
--------------------------------------------------------------------------------

Fund  Dept. Organization   Appr.  Obj/Rev Source   Activity  GRC/PROJ/JOB Number

--------------------------------------------------------------------------------

   Commodity Code                   Estimated Payment Total by Fiscal Year

--------------------------    FY    Amount      I/D   FY    Amount    I/D

    Project Name             ----  Varies     ------  ---- --------  -----

--------------------------   ----  --------   ------  ---- --------  -----

--------------------------   ----  --------   ------  ---- --------  -----

--------------------------   ----  --------   ------  ---- --------  -----

--------------------------------------------------------------------------------

THIS CONTRACT is entered into in the State of California by and between the County of San Bernardino. hereinafter called the County. And

Name

 The Living History Centre, a California        hereinafter called LICENSEE
--------------------------------------------
 Address  Not--For--Profit Corporation

P.O. BOX B
--------------------------------------------    ---------------------------

Novato, CA 94948
--------------------------------------------    ---------------------------

Phone                         Birth Date

 415-892-0162
-----------------------       --------------
 Federal ID  No. or Social Security No.

--------------------------------------------

IT IS HEREBY AGREED AS FOLLOWS:

(Use space below and reverse side of form if needed. Set forth service to be rendered, amount to be paid, manner of payment, time for performance or completion, determination of satisfactory performance and cause for termination, other terms and conditions, and attach plans, specifications, and addenda, if any.)

      WHEREAS, the County and Living History Centre have previously entered into a license agreement, Contract No. #90-118, and:

      WHEREAS, the Living History Centre has exercised its option, pursuant to Paragraph 1.B of the license agreement to extend the term for one (1) additional year.

      NOW, THEREFORE, the parties agree that Contract No. #90-118 is extended for one (1) additional term of eight (8) weekends and Memorial Day in 1992, commencing on April 18 and 19, 1992 through and including Sunday June 7, 1992 on all the terms and conditions of the license agreement.

Any provisions on the reverse side and referenced attachments hereof constitute a part of this contract and are incorporated herein in full.

COUNTY OF SAN BERNARDINO


/s/ [Illegible]                         Living History Centre
----------------------------------      --------------------------------------
Chairman, Board of Supervisors            (State if corporation, company, etc.)


Dated  Sept 30, 1991                    By /s/ [Illegible]

[Illegible]                             Dated
                                              --------------------------------

[GRAPHIC OMITTED]                       Title
                                              --------------------------------

                                        ADDRESS
SIGNED AND CERTIFIED                            ------------------------------
THAT A COPY OF THIS
DOCUMENT HAS BEEN DELIVERED                     ------------------------------
TO THE CHAIRMAN OF THE
BOARD:                                    Reviewed for Processing

Clerk of the Board of Superiors           ------------------------------------
of the County of San Bernardino            Agency Administrator/ CAO

By [Illegible]                            Date
   --------------------------------             ------------------------------
    Deputy

Approved as to Legal Form               Reviewed as to Affirmative Action

   [Illegible]
-----------------------------------     --------------------------------------
   County Counsel
                                        Date
                                             ---------------------------------

[GRAPHIC OMITTED]

County of San Bernardino

          FAS

   STANDARD CONTRACT

    First Amendment


                        FOR COUNTY USE ONLY

--------------------------------------------------------------------------------
E     New               Vendor Code                   Contract Number
M     Change
X     Cancel                        SC   A            90-118A-2
--------------------------------------------------------------------------------

County Department                   Dept.    Orgn.    Contractors License No.

 Regional Parks
--------------------------------------------------------------------------------
County Department Contract Representative       Ph. Ext.    Amount of Contract

Douglas R. Hawthorne                            2594        Varies
--------------------------------------------------------------------------------

Fund  Dept. Organization   Appr.  Obj/Rev Source   Activity  GRC/PROJ/JOB Number

--------------------------------------------------------------------------------

   Commodity Code                   Estimated Payment Total by Fiscal Year

--------------------------    FY    Amount      I/D   FY    Amount    I/D

    Project Name             ----  Varies     ------  ---- --------  -----

--------------------------   ----  --------   ------  ---- --------  -----

--------------------------   ----  --------   ------  ---- --------  -----

--------------------------   ----  --------   ------  ---- --------  -----

--------------------------------------------------------------------------------

THIS CONTRACT is entered into in the State of California by and between the County of San Bernardino. hereinafter called the County. And

Name

The Living History Centre, a California        hereinafter called LICENSEE
--------------------------------------------
Address  Not--For--Profit Corporation

P.O. BOX B
--------------------------------------------    ---------------------------

Novato, CA 94948
--------------------------------------------    ---------------------------

Phone                         Birth Date

415-892-0162
-----------------------       --------------
Federal ID  No. or Social Security No.

--------------------------------------------

IT IS HEREBY AGREED AS FOLLOWS:

(Use space below and additional bond sheets. Set forth service to be rendered, amount to be paid, manner of payment, time for performance or completion, determination of satisfactory performance and cause for termination, other terms and conditions, and attach plans, specifications, and addenda, if any.)

      WHEREAS, the COUNTY entered into a license agreement ("LICENSE"), Contract Number 90-118, wherein COUNTY is allowing the LICENSEE to hold a living history celebration called the "Renaissance Pleasure Faire" ("FAIRE") at Glen Helen Regional Park ("PARK"), and;

      WHEREAS, the COUNTY and LICENSEE now desire to amend the LICENSE.

      NOW, THEREFORE, in consideration of mutual covenants and conditions, the parties hereto agree the LICENSE, Contract Number 90-118, is amended as follows:

            1. In paragraph 1, TERM OF LICENSE, subparagraph B, OPTION FOR AdDITIONAL TERMS. DELETE the reference to April 18 and 19, 1992, as the opening date of the FAIRE and June 7, 1992, as the closing date of the FAIRE, and INSERT April 25 and 26, 1992, as the opening weekend of the 1992 FAIRE, and June 20 and 21, 1992, as the closing weekend of the 1992 FAIRE. ADD the following to this subparagraph: "The additional weekend extension due to rain, vandalism, etc., is not applicable for the 1992 FAIRE."

                                                            8829.2 RAH
                                                            10/19/92 3:13 pm

02 12311-000 Rev. 11/91                                     Page 1 of 11
in areas occupied or used by LICENSEE which is damaged through any act by LICENSEE, its employees, agents, volunteers, subconcessions, and/or persons attending or participating in the FAIRE. This provision applies to, but is not limited to such items and areas as exterior fencing, structures, drinking fountains, water spigots, irrigation equipment, trash cans, landscaping including turf, trees, shrubs, and any other facilities or equipment at the PARK.

      19. FIRST AID: LICENSEE agrees to provide and staff a first aid station on-site during all scheduled operating hours of the FAIRE. Any or all volunteers shall have certified first aid and CPR cards.

      20. COMPLIMENTARY TICKETS -- LICENSEE agrees to provide COUNTY with 1,000 complimentary tickets for any one day's use of the FAIRE and 100 invitations to the FAIRE with VIP parking passes which will be good for admission to the FAIRE every day the FAIRE is open to the public, and for all workshops and all other events by LICENSEE during the FAIRE. COUNTY shall provide LICENSEE with a guest list for the 100 invitations and VIP parking passes. All complimentary tickets and invitation passes will be issued in accordance with COUNTY policy. Control over the issuance of such tickets or passes shall be exercised entirely by the COUNTY.

      21. PRIVATE SECURITY: LICENSEE agrees to provide and pay for adequate security consistent with the size of the crowd. All private security officers will be required to wear a uniform identifying themselves as security officials, unless otherwise designated by security agency or LICENSEE and approved by COUNTY.

      22. OFF SEASON STORAGE: A. LICENSEE shall be allowed use of an area near the PARK maintenance building to store FAIRE equipment and supplies during the off-season. The location shall be approved in advance by the COUNTY's On-Site Coordinator. LICENSEE shall fence, and secure the storage area and shall secure and maintain all necessary insurance to cover items stored in this area. COUNTY is not responsible for any loss or damage to any equipment and/or supplies stored in this area.

            B. LICENSEE shall be allowed to leave on-site permanent structures including but not limited to ale stands, stages, poles, etc. during the off-season. The approval of the structures to remain standing will rest with the COUNTY's On-Site Coordinator. LICENSEE shall periodically inspect such structures for any safety and repair issues. LICENSEE shall then be responsible for all repair and upkeep of the structures to eliminate safety and aesthetic concerns. LICENSEE shall maintain Comprehensive General Liability insurance in an amount no less than one million dollars ($1,000,000) for these structures provided however, that this insurance requirement shall be waived, in writing, after each year's FAIRE if, after inspection by the COUNTY, the structures are in acceptable condition to the COUNTY. LICENSEE agrees COUNTY may use these structures for groups not exceeding 500 in number.

      23. ASSIGNMENT AND TRANSFER: A. Except as provided below, LICENSEE is not allowed to assign or transfer this LICENSE to any other person, group or organization, but LICENSEE may allow certain businesses, groups and organizations to operate booths, exhibits, and concessions as part of the FAIRE.

            B. LICENSEE may assign or transfer this LICENSE to an affiliated organization or to a reorganized organization so long As the assignee/transferee organization is composed of primarily the LICENSEE's then existing officers and directors. Prior COUNTY review and approval is required for any such assignment or transfer.

      24. COUNTY REPRESENTATION AT FAIRE STAFF MEETINGS: LICENSEE agrees that COUNTY may be represented by the Director of Regional Parks or designee at all LICENSEE'S FAIRE's staff meetings where LICENSEE anticipates issues of significance relating to the southern FAIRE may be discussed. Reasonable travel and per diem expenses related to this attendance shall be reimbursed to COUNTY by LICENSEE. LICENSEE shall provide at least five (5) days notice to the Department of any such meeting.

      25. NONCOMPETITION AND SCHEDULING OF OTHER EVENTS: A. During the calendar years of the initial terms of this LICENSE, COUNTY agrees that the FAIRE shall be the sole theme event of its kind held at the PARK for gatherings over 500. If LICENSEE exercises its option(s) for any additional term(s), this provision will apply during the calendar years of the additional term(s). If LICENSEE exercises all options for additional terms and is not in default at the completion of the final additional term, this provision shall continue until December 31, 1997. However, if LICENSEE does not exercise all options for additional terms, or is in default at the completion of the final additional term, this provision shall be null and void, and COUNTY may conduct or contract to conduct a similar theme event at the PARK for gatherings of any size.

                  (1.) Notwithstanding the above (requiring the exercise of all options in order to continue the prohibition against theme events similar to the FAIRE) in the event LICENSEE is not in default at the time it notifies the COUNTY (no later than October 15) of its intent not to exercise its next year's option because the use fee for the year before the option year was only the guaranteed minimum of $100,000, then the above prohibition shall apply during the calendar year of the option not exercised.

            (B) In the event LICENSEE does exercise all options for additional terms and is not in default at the completion of the final additional term, COUNTY shall not lease or license all or any part of the Use Area to anyone without first giving the LICENSEE the first right of refusal to meet or beat offers made by others. It is agreed that the phase "meet or beat offers made by others" means the reasonably estimated revenues to the COUNTY from the LICENSEE will be equal or greater than that reasonably estimated revenue generated by the proposed operation. This provision shall be operable only when the COUNTY desires to lease or license all or any part of the Use Area to groups of over 500 for more than three (3) days use. This provision shall not be effective for any lease or license which commences use of the Use Area on or after January 1, 1998.

      26. MODIFICATION OF USE AREA: A. Except as otherwise provided below, throughout the terms of this LICENSE, COUNTY shall not lease or license any part or all of the Use Area to any third party.

                  (1.) Throughout the terms of this LICENSEE, COUNTY shall not lease or license any part or all of the area designated on Exhibit B, page 2 of 3, as "Faire Parking" for use on days (weekends and Memorial Day) when the FAIRE is open to the public ("Public Day(s)"). Provided, however, that COUNTY reserves the right to license to third parties or use for its own purposes (on a non-exclusive basis) the FAIRE Parking on other than Public Days. If COUNTY does so license or use the Faire Parking, COUNTY shall (prior to 6:00 a.m. of the Saturday Public Day) clean, repair and restore the Faire Parking area to the condition it had prior to such use.

                  (2.) COUNTY reserves the right, upon six (6) month notice, to remove from this LICENSE that portion of the Use Area designated on Exhibit B, page 2 of 3, as "Amphitheater Area". In the event COUNTY removes the Amphitheater Area from this LICENSE pursuant to this paragraph, COUNTY will relocate LICENSEE on the PARK in comparable facilities with similar utilities. All other terms and conditions of this LICENSE shall remain the same.

            B. COUNTY reserves the right to develop physical structures, modify the terrain, or, in any way, modify the physical appearance of the PARK and that part of the Use Area not in the Public Use Area, provided however, that during the terms, set up, take down and renovation times of this LICENSE, COUNTY shall first coordinate such activities with LICENSEE.

      27. ATTORNEY'S FEES: In the event that any party herein commences any legal or equitable action or other proceeding, including without limitation, an action for declaratory relief or any other form of relief, or to enforce, interpret, reform, rescind or in any other manner affect the provisions of this LICENSE, the prevailing party shall be entitled to attorney's fees which may be set by the Court in the same action, including any appellate action which may be brought in connection with such action, or in a separate action brought for that purpose, in addition to any other relief to which the party may be entitled.

      28. TERMINATION:

            A. DEFAULT: In the event that either party violates any of the terms and conditions of this LICENSE, the aggrieved party shall give written notice of specific violation and demand for correction.

            B. TERMINATION FOR DEFAULT: If, within ten (10) days after written notice and demand during the terms of this LICENSE, including set up, take down, and renovation, and if, within thirty (30) days written notice and demand during all other times of the year, the violating party has not commenced correction of the noticed violation or shown acceptable cause therefor, the aggrieved party has the right to immediately terminate or suspend, at its option, this LICENSE and pursue any and all remedies provided by law.

                  (1.) Suspension of the LICENSE shall not prevent the COUNTY or LICENSEE from thereafter terminating the LICENSE for the same violations by giving three (3) days written notice of termination to the defaulting party.

            C. If LICENSEE fails to meet the insurance requirements, payment of the use fee, or damage deposit, as stated herein, LICENSEE agrees that COUNTY may, after written notice immediately suspend this LICENSE, and further, LICENSEE agrees to immediately cease operations at the FAIRE.

                (1.) If LICENSEE fails to cure such a default within ten (10) days of the written notice, LICENSEE agrees COUNTY may immediately terminate this LICENSE.

            D. If this LICENSE is terminated because LICENSEE is in breach of this LICENSE, all fees paid to the COUNTY shall be retained by the COUNTY and shall not be refunded to LICENSEE.

            E. LIABILITY FOR BREACH: Termination for default shall not excuse either party from any liability for breach of contract; such breach shall be deemed total.

      29. NOTICE: Any notice or other communication required or permitted to be given under this LICENSE shall be given to the respective parties in writing, by registered or certified mail, postage prepaid or otherwise personally delivered as follows:

            A.   If to COUNTY:

                 (1.)  Steven K. Messerli, Director,
                       EPWA Regional Parks Department,
                       825 E. Third Street
                       San Bernardino, CA 92415-0833

                  (2.) With a copy, sent by first class mail, postage prepaid or otherwise personally delivered to Rex A. Hinesley, Deputy County Counsel, 385 N. Arrowhead Avenue, 4th Floor, San Bernardino, CA 92415-0140.

            B.    If to LICENSEE:

                       (1.) Phyllis Patterson
                            Living History Centre
                            P.O. Box B
                            Novato, CA 94948

                        (2.) With a copy, sent by first class mail,
                             postage prepaid or otherwise personally
                             delivered to Jim Phillippi, 12650 Riverside
                             Drive, N. Hollywood, CA 91607-3492.

            C. Or at such other address or to such other persons as either of the parties may from time to time designate by written notice given as herein provided.

      30. DESIGNATION: COUNTY herein designates the Regional Parks Department to administer and enforce this LICENSE on its behalf. Further, the County's Regional Parks Chief of Park Operations is authorized to exercise all provisions of this LICENSE on behalf of COUNTY, including the suspension but not the termination provisions.

      31. NO INTEREST OR ESTATE: LICENSEE agrees that it does not have and shall not claim at any time any interest or estate of any kind or extent whatsoever in the Use Area or PARK premises by virtue of this LICENSE or its occupancy or use hereunder.

      32. RELEASE OF INFORMATION:

            A. Any information or other materials submitted in connection with this LICENSE are for the exclusive use of the County of San Bernardino, but are subject to disclosure under the provisions of the California Public Records Act, Government Code Section 6250 et. seq. In the event a request for disclosure of any part or all of any information or other material is made to the COUNTY, the COUNTY shall make good faith efforts to notify the LICENSEE of the request and shall thereafter disclose the requested information unless the LICENSEE requests nondisclosure and agrees to indemnify, defend, and hold the COUNTY harmless in any/all actions brought to require disclosure.

            B. The failure of COUNTY to notify LICENSEE of such a request and/or COUNTY's release of any such information or other material shall not be a basis for any claim or lawsuit against the COUNTY .

      33. LICENSE INTERPRETATION: The language of this LICENSE has been approved by the respective counsel for each party to this LICENSE. The language contained herein shall be construed as a whole according to its fair meaning, and neither party hereto nor its respective counsel shall be deemed the drafter of this LICENSE or any part hereof for the purposes of any litigation which may arise hereafter between them.

      34. CAPTIONS: The captions included in this LICENSE are only provided to aid the readers hereof, and shall not in any way be interpreted as a limitation upon or modification of any of the terms of this LICENSE.

      35. PROVISIONS ARE COVENANTS AND CONDITIONS: All provisions, whether covenants or conditions, on the part of either party shall be deemed to be both covenants and conditions.

      36. CONSENT: Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval.

      37. EXHIBITS: All exhibits referred to are attached to this LICENSE and incorporated by reference.

      38. LAW: This LICENSE shall be construed and interpreted in accordance with the laws of the State of California.

      39. DATE: This LICENSE shall be effective on the date written below as signed by COUNTY, provided the COUNTY approves this LICENSE within thirty (30) days of LICENSEE's execution.

In WITNESS whereof, the parties hereto have caused their respective names to be hereunto subscribed by their respective proper officers thereunto duly authorized.

COUNTY OF SAN BERNARDINO                  LIVING HISTORY CENTRE


By: /s/ [Illegible]                       By: /s/ [Illegible]
    --------------------------                --------------------------
Chairman, Board of Supervisors

Date:       JAN 22 1990                   Date: JAN 22 1990
      --------------------------                --------------------------

APPROVED AS TO LEGAL FORM                 APPROVED AS TO LEGAL FORM
ALAN K. MARKS, COUNTY COUNSEL             AND CONTENT
                                          SILVERTON, MILLER &
                                          PHILLIPPI


By: /s/ Rex Hinesley                      By: /s/ James M. Phillippi
    --------------------------                --------------------------
  Rex Hinesley, Deputy                    James M. Phillippi

Date: 1-19-90                             Date: 1-18-90
      --------------------------                --------------------------

c: FAIRE. jan
(5.0 version)
Debi's  desk            SIGNED AND  CERTIFIED THAT A COPY OF THIS
                        DOCUMENT HAS BEEN DELIVERED TO THE CHAIRMAN OF THE BOARD

                        [Illegible]
                        Clerk of the Board of Supervisors
                        of the County of San Bernadino

                        By /s/ [Illegible]
                           -------------------------------
                               Deputy

                                   EXHIBIT "A"

                    DESCRIPTION OF RENAISSANCE PLEASURE FAIRE

      The Renaissance Pleasure Faire ("FAIRE"), a program of the Living History Centre, a California not-for-profit corporation is a recreation of a 16th Century English Country Faire. For eight weeks, the Use Area is transformed into an Elizabethan era festival, complete with period music, costumed performers, royal processions, jousting, authentic food, and vendors selling arts and crafts. Physical structures such as horse arenas, stages, building facades, maypoles, ale stands, ticket booths, and burlap screening set the tone and ambience of the era.

      The FAIRE is open to the public for a fee on weekends, plus Memorial Day. During the week, the site is open for special group workshops and after hours FAIRE workshops.

                         RENAISSISSANCE PLEASURE FAIRE

                                    USE AREA

                                 [MAP OMITTED]

                                            EXHIBIT B /////   USE AREA

                                                      -----
                                                      -----   COUNTY AREA

                          RENAISSANCE PLEASURE FAIRE
                               PUBLIC USE AREA AND
                                  FAIRE PARKING

                                 [MAP OMITTED]

                                      EXHIBIT B
                                              xxxxxx   PUBLIC USE AREA

                                              //////   FAIRE PARKING

                                              -----
                                              -----    AMPHITHEATER AREA

                                                                        USE AREA

                                                                        \\\\\\\

                                                                       EXHIBIT B
                               [GRAPHIC OMITTED]

                         CONFERENCE CENTER - FLOOR PLAN

                               [GRAPHIC OMITTED]

                                    USE AREA

                                    EXHIBIT C

                                  EXHIBIT "D1"

                        MAINTENANCE PRACTICES & STANDARDS

MAINTENANCE

LICENSEE will be responsible for all janitorial and landscape maintenance of facilities and grounds within the Use Area except for lakes, waterways and island snack bar. Janitorial/landscape maintenance practices shall comply with standards set forth by the On-Site Coordinator and shall include, but not be limited to the following:

Grounds and Restrooms

      Daily Maintenance

      -Trash and litter clean up of all grounds except lake edges used by fisherman exclusively

      -Disinfecting of permanent toilets

      -Cleansing of permanent sinks

      -Restocking of paper products

      -Floors swept

      -Portable toilets pumped, if needed

      -Watering of all open grass areas through the use of hose bibs installed by LICENSEE at locations as mutually agreed upon by COUNTY and LICENSEE On-Site Coordinators

      Weekly

      -Moving and/or trimming of turf, lake edges and all open areas visible to LICENSEE's customers as well as those areas behind the scenes visible to PARK customers (i.e., along fence lines, around trees, fixtures, structures, vendor booths, etc.)

 CONFERENCE CENTER AND ADMINISTRATION BUILDING

      Daily or As Needed

      -Floors swept and/or vacuumed

      Weekly or as Needed

      -Plants watered

      -Windows washed

      -Kitchens sinks, counters, appliance cleaned

      -Surrounding grounds maintained (i.e., water, mowed, trimmed, etc.)

                                   EXHIBIT D2

      GROUNDS AND STRUCTURE RENOVATION STANDARDS

      Prior to the set-up of each year's FAIRE, the LICENSEE and COUNTY will conduct a joint pre-FAIRE inspection of the Use Area. The LICENSEE and COUNTY On-Site Coordinators will review grounds and structures in the Use Area and will agree to and record their condition at that time. LICENSEE will restore all grounds and structures in the USE AREA at the conclusion of the FAIRE to the conditions found during the pre-FAIRE inspection using the following specifications (which are subject to LICENSEE's review and input, but not approval):

      TURF RENOVATION

      - All rocks, rope, wood chips and all other debris will be removed from the Use Area, except in storage areas agreed by COUNTY's and LICENSEE'S On-Site Coordinators

      - Alleviate compaction through aeration and verticut

      - Level and smooth all turf areas so they do not pose a safety hazard

      - All holes will be filled and compacted.

      - Top dress with suitable fill material to be determined by COUNTY's On-Site Coordinator.

      - Fertilize and reseed designated areas with product and at rates specified by COUNTY's On-Site Coordinator.

      - Any renovated areas will be staked and flagged at COUNTY's On-Site Coordinator's discretion by LICENSEE'S staff.

      PLANT MATERIAL RENOVATION

      - Replace all dead, dying or damaged plant material with a plant of equivalent type, size and value. LICENSEE will tag all stressed plant material before final inspection. If plant material dies or continues showing stress before the next year's initial walkthrough inspection. LICENSEE shall replace the plant material with a plant of equivalent type, size and value.

      - All plant materials to be approved by COUNTY's On-Site Coordinator. COUNTY reserves right to refuse unacceptable plant Material.

      - All plant material to be planted by specifications (fertilizer, compost staking, etc) as set by COUNTY's On-Site Coordinator.

      STRUCTURES

      - All parking lots, roadways, walkways, curbing, restrooms, bridges, other COUNTY structures, LICENSEE'S structures, etc., that are damaged during the course of the FAIRE will be restored to their pre-FAIRE condition. COUNTY'S On-Site Coordinator will determine which projects will be repaired/replaced by qualified licensed contractor and those to be completed by LICENSEE.

      FIXTURES

      - All BBQs, trash holders, picnic tables etc, removed by LICENSEE shall be relocated in areas approved by COUNTY's On-Site Coordinator.

                                    EXHIBIT E

                               [COVER ART OMITTED]

                                      1589

                                [GRAPHIC OMITTED]

                            THE LIVING HISTORY CENTRE
                            PRESENTS THE 23rd ANNUAL
                                   RENAISSANCE
                                    PLEASURE
                                      FAIRE

                                      1989
                                    Pre-Faire
                                    Workshops
                                       for
                             Actors, Participants &
                               the General Public.

                ================================================
                  --------------------------------------------

                           Once again we welcome thee,
                          to think on joy and revelry.
                        Harvest brings forth Market Day,
                       Where mongers bargain, Actors play.

                       Prepare! Prepare! The time be near,
                      Think on it now, each moment's dear.
                         Lord or Peasant? Know thy part!
                      'Ere Pleasure Faire again doth start.

                         Be you a stranger to our shire?
                       Know not our customs or our attire?
                           Apprentices we welcome ALL,
                       We here put forth a Workshop call.

                  --------------------------------------------

                            THE LIVING HISTORY CENTRE
                            PRESENTS THE 23rd ANNUAL
                                   RENAISSANCE
                                    PLEASURE
                                      FAIRE

                ================================================

                                      Index

                     Daily Schedule                  pg. 1
                     Important Dates                 pg. 2
                     Auditions                       pg. 1
                     Infant Co-op                    pg. 2
                     Costumes                        pg. 4
                     Guilds                          pg. 3
                     Camping Information             pg. 5
                     Living History Centre Policies  pg. 5
                     Workshop Classes                pg. 2
                     How to find us                  pg. 6

                                   COLLEGE of
                                   PERFORMING
                                      ARTS
                                 workshop facts

      Welcome to the workshops for the Renaissance Pleasure Faire. As a performer you are an integral part of our never-ending process of recreating the sights, sounds and merry mayhem of Elizabethan England. Here, gentle reader, are some important facts and helpful hints to make your workshop time not only useful but fun.

                                   WORKSHOPS:
                                 WHAT ARE THEY?

      Workshops are an eight day long process of educating our minds and bodies out of the 20th century and into the 16th. Courses in language, movement, song and dance are all available to transform yourself into historically authentic and theatrically interesting Elizabethan characters. We ask that you take a certain number of prescribed courses, get a costume OK'd by our staff and join a guild - all in 8 days.

                                    WORKSHOP
                                 REQUIREMENTS:

      There are four categories of participating as a performer: Apprentice; never worked a fair before, Journeyman; worked 1-9 fairs, Master; worked more than 10 faires, and Children; ages 5-12. Each category has a different amount of required workshops. Apprentices must take 12, Journeyman 9, Masters 6, and children 3. You have 18 opportunities to fulfill your requirements. NOTE: There are no Performing Arts Workshops offered on Dress Rehearsal weekend, August 26th & 27th.

                              PAPERWORK: WHAT DO I
                               NEED TO DO FIRST?

      Take the Reckoning Card, which you will receive at pre-registration with you to all your classes, to Costume OK and to Guild sign-ups. The workshop leaders, Costume Staff and your Guildmaster will all sign their respective spaces as you complete your studies and acceptance. After your Reckoning Card has the necessary signatures, return it to the Container. Your application and Reckoning Card will be matched in the office to produce your Gate Pass. If your application and Reckoning Card are in order, your Gate Pass can be picked up at the Container during Dress Rehearsal.

                             GUILDS: WHAT ARE THEY?

      The Faire Performing Arts Department (known also as PAD) is divided into approximately 16 guilds. These guilds range from the Peasants to the Nobles, from the Mongers to the Military. Every Performing Arts Department participant must join a guild.

                                   COSTUMES:
                                WHAT SHOULD THEY
                             LOOK LIKE? HOW SHOULD
                                   I GET ONE?

      We are re-creating a 16th century Elizabethan Country Faire. At the Costume Workshop, you will learn how to design and construct a correct costume. However, the Costume Workshop does not replace having your costume OK'd. You must do both. If the idea of making your own costume makes you quake, make friends with one of the many talented seamsters and seamstresses attending Workshops.

                                  PROBLEMS AND
                                   QUESTIONS?

      Yes, of course there will be both. If you have any difficulty with the requirements, ask the Performing Arts Staff what to do -- we are here to help you! Pay close attention to announcements and don't be afraid to ask... We look forward to working with you.

                               [GRAPHIC OMITTED]

      Let us introduce you to the [Illegible] and structure of the Performing Arts Department.

LESLIE RAY:
DIRECTOR

MAE WESTLAKE:
REGISTRAR

JAN TODD:
MANAGER OF STAGE OPERATIONS

JOANNE ASMAN:
EQUESTRIAN COORDINATOR

FRIEDA PARAS & TERY OLIPHAN:
COSTUME COORDINATORS

      In order to participate in this year's event, you will need to fulfill your workshop requirements. Workshops are the foundation upon which we build [illegible] characters and performances. UNLESS YOU ARE A WORKSHOP LEADER YOU MUST ATTEND YOUR REQUIRED WORKSHOPS. SINCE WE HAVE OVER 800 PERFORMERS ONLY THOSE WHO COMPLETE THEIR REQUIREMENTS WILL BE ABLE TO PARTICIPATE.

                                 DAILY SCHEDULE

      Bring your talents, pencils and notebooks, lunches and softdrinks to Innyard Stage on Saturday August 5th at PRECISELY 8:45 A.M. Remember to wear sturdy walking shoes, a sun hat, and allow at least 20 minutes walking time from the parking lot to the stage.

8:00-9:00
Pre-registration
8:45-9:30
Grand Assembly at Innyard Stage
9:45-11:00
Workshop I
11:15-12:30
Workshop II
12:30-1:00
Lunch!!
1:15-2:30
Workshop III
2:30-5:00
Guild sign-ups, auditions and rehearsals

                                   AUDITIONS

      Saturday and Sunday August 12th and 13th, from 2:00 - 5:00 p.m. at the Innyard Stage.

      Auditions for Musical pass-the-hat will be held August 19th and 20th from 1:00 - 5:00 p.m. at the Caravansary

                                      PAD

Stage. All pass-the-hat musicians must audition.

If you would like to audition, you just make an appointment. Please call the Performing Arts Department at (415) 892-0937 to schedule your time.

REGISTRATION

      Specific classes will be announced at the first workshop meeting on August 5th. Registration fees for the workshop series are $30.00 for Apprentices, $5.00 for Journeymen and Masters. This fee goes to pay for workshop leaders, printing and other organizational expenses. Pre-registration is between 8:00 and 9:00 a.m at the Performing Arts Department Container. YOU MUST FILL OUT PAPERWORK AND PAY FOR WORKSHOP CLASSES BEFORE YOU RECEIVE YOUR RECKONING CARD. THERE WILL BE NO REGISTRATION DURING MORNING MEETINGS.

                                  INFANT CO-OP

      Leslie Ray of PAD is looking for those of you with children under 5 who are interested in a safe haven for them during the Faire. She would like to set up a co-op situation where each parent would be available one hour per day to assist one paid sitter in caring for the children. There will be a minimal fee per day to pay for the sitter. The goal is to have at least two people there at all times. If this sounds helpful please contact the PAD office ASAP so that we can form a cohesive group and gather our resources (toys, diapers, etc.).

                               [GRAPHIC OMITTED]

                                IMPORTANT DATES

August 5th & 6th
First workshop weekend
August 12th & 13th
Second workshop weekend, show auditions and variety/pass-the-hat auditions August 19th & 20th
Third workshop weekend, musical pass-the-hat auditions
August 26th
Scheduled rehearsals
August 27th
Full dress rehearsal
September 2nd, 3rd & 4th
OPENING WEEKEND (Labor Day)
September 9th & 10th
Second weekend
September 16th & 17th
Third weekend
September 23rd & 24th
Fourth weekend
September 30th & October 1st
Fifth weekend
October 7th & 8th
Closing weekend

FOR FURTHER INFORMATION,
CALL PAD AT: (415) 892-0937

                           The following are some of
                                  the offered
                                   WORKSHOPS

                                 ORIENTATION I:

This class will tell you about the ins and outs of functioning as a Faire performer, as well as giving you a good insight into the village of Chipping-under-Oakwood and its varied inhabitants.

                                ORIENTATION II:

The purpose of this workshop is to provide newcomers with an overview of how both the Faire and the Performing Arts Department work. Introduction of Who's Who in both the Faire (staff members and guild masters) and in the Shire (theme and other important characters) will be given. Participants will be taken on a walking tour of the Faire site.

                             ELIZABETHAN LANGUAGE:

The basic sounds, grammar and vocabulary of Elizabethan English, the language of our beloved shire.

                               CHARACTERIZATION:

Who am I? Why am I here? What is my purpose in life? These questions and more will be answered in this beginning class. Learn the trade secrets that enable you to build a complete character.

                                   HISTORICAL
                               CHARACTERIZATION:

Who would you have been if you were born in the 1500's? This class is designed to help you discover your character's position in the scheme of things.

                                  LIFESTYLES:

Covers the basic knowledge of daily life political, religious, social customs and though patterns of the period.

                                 COUNTRY DANCE:

Learn the dynamics of English Country Dancing that will enable you to dance the Faire in open street sets. Steps and patterns are easily learned and very enjoyable. Feet required.

                                  BAWDY SONG:

Favorite ditties of the period: bawdy and bold, wry and winsome. Come tickle your fancy and your throat.

                                 MEET & GREET:

Meet and learn to greet the audience with toasts and praises. Festive pageants to celebrate harvest will be treated.

                                   COSTUMES:

The costume staff will demonstrate costumes and costume making. Materials outlines and Faire patterns will be available.

                                 STAGE & STREET:

Simple techniques to build confidence portraying a character, whether on stage or in an environmental area or in the street.

                             WEAPONS OF THE WORLD:

Weapons of the period, what they were, how they were made and by whom, how they were used. Also etiquette and customs.

                                 STAGE COMBAT:

How swords are wielded, what safety ideas to watch for, what the theories of "illusion" are, what a fight "story Line" should include, etc.

                                   CHILDREN'S
                               ELIZABETHAN LIFE:

A view of the unique lifestyle of Elizabethan children. Topics: Manners, Duties & Songs.

                               CHILDREN'S GAMES &
                                   PAGEANTS:

Come play with us! Learn games!

                                   THE GUILD
                           SAINT ALBAN'S CARTPULLERS
                              KATHLEEN BARTHOLOMEW

The Village Players: They run the local tavern and supply travellers and locals alike with good brown ale. In keeping with the mystery of their craft (brewing) they perform The Pageant of John Barleycorn, and pull the great wheeled pageant wagon.

                             SAINT BRIGID/THE SCOTS
                                  LIZ MITCHELL

This company is an historical, theatrical and social organization dedicated to portraying the daily life of a 16th century Hibern-Scotish clan. Their rousing dance show and colorful marches are done in the traditional style.

                          SAINT ANNE/HORSE TOURNAMENT
                                 RICHARD SALEM

Join in the Joust! All Faire folk are invited to be a part of our thrice daily jousts. In addition, paid positions are available for those that would be pages, squires, abigales, grooms or riders (must own their own horse). Auditions for new riders and for master or mistress of ceremonies will be held the second day of workshops.

                              SAINT BLAISE/CRIERS
                                  P.A.D. STAFF

Guild of "Bellmen" or town criers, leaders of the main Faire parades. Bellmen are civic officials, middle class dignitaries who function by day as parade leaders and by night are the watch men. During Faire, even in parades, bellmen sing, caper, bellow and laugh.

                          SAINT BONIFACE/STAGE ACTORS
                                  P.A.D. STAFF

This group is composed of the lively troopers who speak the speech with wit and passion on the Main stages. Also residing in this guild are the notable characters of the shire and the able stage managers.

                      SAINT CECELIA'S/MUSICIANS & DANCERS
                                   DOUG JONES

The Guild of music makers and dance. If you sing, dance, flute, fiddle, harp or lute whether to pass-the-hat or no, this is the Guild where you should go.

                      SAINT CHRISTOPHER'S FRIENDS OF FAIRE
                                  MICKI SOLIS

These Friends of Faire members greet the travellers to our shire and encourage them to give active support in their journeys through time (i.e. membership in Friends of Faire). All classes are encouraged to participate in this guild.

                      SAINT CUTHBERT'S/PARADES & PAGEANTS
                                   SUE HONOR

Saint Cuthbert's is the Parade Guild. They lead all major parades and add pageantry to the streets and stages. Saint Cuthbert's is an excellent guild for newcomers.

                          SAINT DISMAS'S/VARIETY ACTS
                                    JAN TODD

The Guild for all jugglers, magicians, mimes and acrobats who entertain the crowd and may PASS THE HAT for their skills.

                                 SAINT ELECTUS
                                  THE PURITANS
                           GERALD ZEPEDA/SHERMAN KAHN

Composed of the Holy Elected Puritans who, historically came to preach at country faires, this Guild allows you, the actor, direct improvisational interaction with the audience. By means of their ravings, the Puritans will give the travellers a license to indulge his or her Falstaffian inclinations.

                          SAINT GEORGE'S/QUEEN'S COURT
                                 RORY DOWNWARD

The noble ladies and gentlemen of Her Majesty's Court. They hold forth in the Court Glade, with their attendants, grooms and servants. They will play with all who step forward, be they shire folk or visitor. They walk with the Queen in Royal Progress.

                           SAINT HELENA'S/STREET FOLK
                                 ROBERT BUSACK

Saint Helena's consists of the fun-loving peasant class (farmers, herdsmen, tradesmen, and such); the essential bottom-rung on the ladder of Elizabethan society. All the Faire is our stage for many activities which include singing, dancing, rustic games, and performing in the streets in celebration of time-honored traditions. This guild is a perfect "introductory" guild for apprentices.

                            SAINT IVES/MIDDLE CLASS
                                 ROBIN PAVLOSKY

Representing the Merchant class in Chipping, this guild is the go-between the peasants and the nobles. There is much audience interaction, they also participate in the Lord Mayor's show.

                            SAINT MICHAEL'S/MILITARY
                              NICHOLAS WORTHINGTON

Accompanying the Queen on her progress, The Guard is composed of bodyguards - the Landsknechts - and Her Majesty's own guard. They set up an exciting military environment.

                           SAINT MINERVA/WASHERWOMEN
                               JULIE ST. GERMAIN

The shire washerwomen are of all ages, just "ordinary" women doing the family wash. They are quick-witted, sharp-tongued, and perform their slice-of-life improv to the rhythm of slapping wash. If you dare to be bold, enjoy good ensemble work and like getting wet, meet them at the well!

                           SAINT PATRICK'S/THE IRISH
                                 DON FERDINAND

A household made up of the entourage of the Earl of Tyrone, Hugh O'neil. Including singers, dancers, musicians and statesmen performing the traditional songs and dances of Ireland.

                          SAINT SWITHINS/TOWN MONGERS
                                RICHARD SHANNON

Saint Swithin's is the guild of the mongers. They traverse the streets of the Faire hawking their wares, fish, vegetables and clothing. They also hawk services: boot-blacking, questionable apothecaries' cures and tooth-pulling. Mongers dispense justice at the local Pye Powder court. Any rumor about members of this guild and cow's entrails are probably true.

                            SAINT GENESIUS/CHILDREN
                                ROBIN PRITCHARD

Children of all rank, ages 5-12 Join in pageants, parades, games and revelry.

                                    COSTUME

Our goal is to look like a 16th century English Country Faire and Market-place: the following basic Costume guidelines will help you to create this illusion. These guidelines have been based upon historical and theatrical decisions.

                            COLORS, FABRICS AND TRIM

      Choose your character and then choose your colors, fabrics and trims accordingly.

      COLORS: Use earth-tones, browns, greens, golds, russets and variations thereof. Avoid fluorescents, bright reds, true black, pastels and bright colors of any kind. NO PURPLE ON ANYONE BUT THE QUEEN!!!

      FABRICS: Use 100% natural fabrics or blends with small amounts of poly. Best looks: woven cottons, textured natural fabrics, leather and linen. NO: prints, velour, sheers or 100% polyester. Velvet, satin and brocades are ONLY for the middle-upper classes, not peasants. Remember, less is more. Use trims sparingly and if you are a peasant, use less than that. Ask us for specific details.

      Guidelines for Nobles, Irish, Scots, German Mercenaries, Middle Eastern and specialized groups available upon request from the Costume Department.

                                      MEN

                                  HEAD & HAIR

Everyone must wear a hat! Hats need to be 16th century looking. See illustrations. All 20th century haircuts and colors must be completely covered.

[GRAPHIC OMITTED]

                                    BREECHES

Pants must be full - lots of volume to them, not form-fitting. Length can be thigh-high, above the knee, or mid-calf but not ankle length like 20th century pants. No visible zippers or visible pockets.

[GRAPHIC OMITTED]

                                     SHIRTS

Everyone must wear a shirt or blouse. Shirts need to be long-sleeved and full-bodied. Roll up the sleeves if need be. Drawstring, high-collared, drop-collared, or no-collared shirts and smocks are acceptable. See illustrations for appropriate doublets, jerkins, and tunics. The need for a doublet or tunic is dependent upon your character.

[GRAPHIC OMITTED]

                                  SHOES & LEGS

No bare feet or bare legs. Most kind of earth shoes, wallabies, high-top moccasins without fringe, closed toe Birkenstocks and "Kung Fu" shoes are acceptable. No: sandals, cowboy boots, or tennis shoes. Wear tights or knee socks at all times. See illustrations for acceptable boots or ask us.

[GRAPHIC OMITTED]

                                  ACCESSORIES

Make your character more visually interesting by using belts, pouches, drinking tankards and occupational implements. Be creative and have fun! Very little jewelry is acceptable - ask for specifics. ABSOLUTELY NO SLOGAN BUTTONS. Also, no: sunglasses, watches, or cigarettes - don't destroy the illusion we have all worked so hard to make.

                                     WOMEN

                                  HEAD & HAIR

Women must wear a hat at all times and have their hair pinned up under their hats or braided. Hats need to be 16th century looking - see illustrations. All obvious 20th century haircuts and colors must be completely covered.

[GRAPHIC OMITTED]

                                     SKIRTS

Skirts must be full and just below the ankle in length. Wear two skirts the same length and tuck the top one up for the correct silhouette. Or wear one skirt and an apron. No: "party skirts" (different colored pastels), ruffles, or tiers.

[GRAPHIC OMITTED]

                               BLOUSES & BODICES

All women must wear an appropriate looking 16th century bodice. See illustrations and ask us for help. Blouses must be worn under bodices. Blouses must be long-sleeved and full-bodied. Push up the sleeves if necessary. Drawstring, high-collared, drop-collared, or no-collared blouses are acceptable. Blouses must be worn on the shoulders - no off the shoulder shifts.

                                  SHOES & LEGS

No bare feet or bare legs. Most kinds of earth shoes, wallabies, high-top moccasins without the fringe, closed-toe Birkenstocks, "Mary-Janes" and "Kung-Fu" shoes are acceptable. No: sandals, cowboy boots, tennis shoes, bobby socks, anklets, or nylons. Wear tights or knee socks. See illustration for acceptable boots or ask us.

                               [GRAPHIC OMITTED]

                              ACCESSORIES & MAKEUP

No obvious makeup allowed. No: eye-shadow, eyeliner, glitter, nailpolish, opalescent makeup, metallic makeup or fluorescent makeup. ABSOLUTELY NO SLOGAN BUTTONS! Aprons, market baskets, pouches, drinking tankards and occupational implements will make your character more visually interesting. Be creative and have fun! Very little jewelry is acceptable - ask for specifics. No: sunglasses, watches, or cigarettes - please don't destroy the illusion we've all worked so hard to create.

                               [GRAPHIC OMITTED]

                                    CHILDREN

Children were dressed as adults: apply appropriate standards.

                                    CAMPING
                                  INFORMATION

      Overnight camping is available to participants of the PAD during workshops and Faire weekends (Friday and Saturday nights). In order to camp you must have your Guildmaster's approval (those not yet in a guild must obtain the permission of the PAD). You must be over the age of 18, or have a guardian's consent form signed by your parents and a legal guardian present on the lot.

      Camping passes are the property of the Living History Center and we reserve the right to pull your pass at any time if the need arises. Remember that camping on the site is a privilege and not a right.

      Please be aware of the new camping rules and regulations and always carry valid I.D. along with your passes.

                                 LIVING HISTORY
                                     CENTRE
                                    POLICIES

Daytime admission is by valid hand stamp or Gate Pass only.

A Gate Pass is not valid for entry if the date is already crossed out.

All participants must carry their gate pass on their person at all times while on the Living History Centre property.

A valid picture I.D. must be carried along with the gate pass.

Every gate pass must be signed, or it will be considered invalid.

Each person on a gate list must be in costume in order to gain entry to the faire.

Anyone found with a forged or falsified pass, or a pass that is not their own will be expelled, and will lose all future Living History Centre privileges.

A Camping Permit is required for entry after closing and must be shown along with the bearer's Gate Pass.

No overnight gear is allowed at any time (including daytime) unless bearer has valid Camping Permit.

Participants are not allowed to bring drugs inside the Faire site at any time.

No alchoholic beverages can be allowed to come in to, or go out of the Faire during Faire hours.

Each vehicle must have a valid delivery sticker to be allowed entry onto the Faire site.

In addition, each person inside the vehicle must have a valid gate pass or hand stamp (and camping permit if after closing or if carrying any overnight gear.)

Cars are allowed to drive onto the lot until 8:00 a.m. one hour before opening, and will be asked to get their vehicles out at 8:30 at the VERY LATEST. LHC VEHICLES HAVE THE RIGHT OF WAY AT ALL TIME.

No motorcycles are permitted inside at any time.

You must always have your passes in your possession at all times.

Remember, always be polite and if you have a problem with Security or Parking always follow their directions first, then come and talk to The Performing Arts Department Staff.

--------------------------------------------------------------------------------
                               Costumes for Sale

All Manner of Peasant Costume and accessory will be for sale in various booths during Workshops.
--------------------------------------------------------------------------------

================================================================================


                               [GRAPHIC OMITTED]


                        [RENAISSANCE PLEASURE FAIRE MAP]


================================================================================

                                 How to find us

                           Black Point Forest, Novato

                            FROM SOUTHERN CALIFORNIA

Highway 5 North to 580 West to 80 North to 37 West, take the Blackpoint exit. Or take 101 to 37 East to the Blackpoint Exit.

                               FROM THE EAST BAY

Interstate 80 to 37 West to the Blackpoint exit.

================================================================================

[LIVING HISTORY CENTER LOGO]                                      BULK RATE
                                                                 NON PROF ORG
                                                               U.S. POSTAGE PAID
                                                                 PERMIT #196
                                                                  NOVATO, CA
(415) 892-0937
Postal Box 'B'
Novato, CA 94948

================================================================================

      2. ADD the following as a new subparagraph 1 B (1.), to subparagraph 1 b, OPTION FOR ADDITIONAL TERMS:

                  (1.) The COUNTY and LICENSEE agrees to enter into good faith negotiations after the 1995 FAIRE with the intent of reaching a new multi-year license agreement which will permit the FAIRE to continue its operation at the PARK.

      3. ADD the following to Subparagraph 1 C, SET UP as a new subparagraph 1 C (1.):

                  (1.) The Director of the COUNTY's Regional Parks Department is authorized to allow earlier entrance to all or a portion of the Use Area for set up no earlier than February 1 of each year. The Director is also authorized to allow earlier entrance to the Administration Building and Conference Center for prefaire activities no earlier than January 2 of each year if available.

      4. In paragraph 2, USE AREA subparagraph A, DELETE existing Exhibit B and SUBSTITUTE the attached as a new Exhibit B identifying the Use Area, subject to the provisions of this Amendment.

      5. ADD the following statement to paragraph 2, USE AREA. subparagraph A:
"LICENSEE will also be allowed to use all access roads for buses and new entrance for traffic entering the Decca Pre-School parking lot."

      6. ADD the following as a new subparagraph B(3), to paragraph 2, USE AREA:

            (3) LICENSEE is hereby allowed to use the Decca Pre-school Building as a parking control center following the PRE-FAIRE inspection of the PARK each year. LICENSEE agrees to accept the building as is and will pay for any and all improvements desired by LICENSEE to this building, after written approval by COUNTY is obtained.

      7. ADD the following as a new subparagraph 2C to paragraph 2, USE AREA:

            C. Bus Access Road and Parking Lot Entrance: LICENSEE is hereby allowed to develop, maintain and pay for the construction of a one
            (1) lane wide access road for buses adjacent to Devore and Glen Helen Roads, designated as "NEW BUS LANE and "NEW BUS TURNAROUND LANE" on the attached Exhibit B, provided that approval is obtained from County Transportation Department and Caltrans. Furthermore LICENSEE is hereby allowed to develop, maintain and pay for the construction of a new parking lot entrance roadway off Devore Road, designated as "NEW FAIRE PARKING ENTRANCE" on the attached Exhibit B, provided that approval is obtained from CAL-NEV. LICENSEE shall apply a dust retardant to the bus lane and entrance road prior to each year's FAIRE.

                  (1.) LICENSEE understands and agrees that as part of the proposed PARK amphitheater improvements, the COUNTY may widen to five (5) lanes that portion of Devore Road where the NEW BUS LANE is located. In such case, the NEW BUS LANE will not be needed and will not be replaced. COUNTY warrants that LICENSEE shall have access to not less than one (1) traffic lane in each direction and one (1) lane for exclusive bus use during all relevant periods, and warrants that such road widening will not restrict access to any existing points of access to the Use Area.

      8. ADD the following as a new subparagraph D, to paragraph 2, USE AREA:

            D. EMPLOYEE CAMPING: For the 1992 FAIRE only, COUNTY allows LICENSEE to use the Amphitheater Area, Decca Pre-School Area and FAIRE maintenance yard to house full time FAIRE staff. LICENSEE shall obtain all necessary permits from applicable agencies including COUNTY Environmental Health Department, California Department of Forestry, and California Housing Community Development (H.C.D.). LICENSEE shall obtain written approvals in advance from COUNTY's Regional Parks Department for maximum numbers of full time employee sites allowed within the Decca Pre-school and FAIRE maintenance yard. LICENSEE shall be responsible for trash and litter pickups within FAIRE employee campgrounds. FAIRE employees shall abide by all Park Rules and Regulations. Except as noted herein, the COUNTY shall not be bound to allow any greater camping than is required under the original unamended LICENSE.

      9. In subparagraph 3F(2), USE FEE, METHOD AND TIME OF PAYMENT, ADDITIONAL TERMS, DELETE the reference to December 1, 1993, as the due date in 1992 of the remainder of balance of 3.25% of gross, and INSERT December 1, 1992, as the due date in 1992 for the remainder of balance of 3.25% of gross.

      10. In subparagraph 53, WALK-THROUGH, PUBLIC USE AREA TRASH, LITTER, EQUIPMENT REMOVAL INSPECTION: DELETE the reference to Tuesday, June 30, 1992, as the date for the public use area trash, litter, equipment removal inspection and INSERT Thursday, July 2, 1992, as the new date for this inspection.

      11. In paragraph 6, PERMITS AND APPROVALS. ADD the following statement to the end of subparagraph A: "LICENSEE shall send copies of all written permits, licenses, and approvals required for public assembly to the County's Regional Parks Department within 72 hours of LICENSEE's receipt, but not later than Friday, 12 noon, prior to the opening weekend of the FAIRE. In the event any such permit, license and/or approval is given to LICENSEE orally, LICENSEE shall notify the COUNTY of all essential elements of such oral permit, license and/or approval, and provide COUNTY a copy of the written permit, license, and/or approval when and if a written copy becomes available."

      12. ADD the following to Paragraph 6, PERMITS AND APPROVALS as a new Subparagraph 6 B (1.):

                  (1.) In the event the construction of any improvements to the PARK or the roads around the PARK for the amphitheater allow the LICENSEE's attendance limitation to increase to over 20,000 persons at any time, LICENSEE agrees that it will limit its attendance to 20,000 persons at any time on those dates when there is a scheduled event at the PARK amphitheater.

      13. DELETE existing Paragraph 9, PUBLIC HOURS OF OPERATIONS and SUBSTITUTE the following as a new Paragraph 9, PUBLIC HOURS OF OPERATIONS:

            9. PUBLIC HOURS OF OPERATIONS: LICENSEE shall be allowed to begin the FAIRE no earlier than 9:00 a.m. and end no later than 6:00 p.m. LICENSEE agrees to take reasonable steps to encourage its patrons to vacate the Public Use Area as expeditiously as possible on those dates when there is an event scheduled in the Park's amphitheater. LICENSEE agrees that it will use its best efforts to keep any noise coming from any non-public event it holds in the Use Area to a level which is inaudible in the Amphitheater Area during, those times when there is an event in the PARK's amphitheater.

      14. ADD the following statement to the end of subparagraph 12A, USE AREA MAINTENANCE DURING TERMS OF FAIRE: "LICENSEE agrees to maintain and apply a dust retardant water treatment to all parking lots and a dust retardant chemical (calcium chloride or equivalent) treatment to bus lanes and entrances to parking lots."

      15. ADD the following as a new subparagraph 12C, FAIRE MAIN PARKING LOT, PRIMARY AND SECONDARY FLOOD CONTROL LEVEE MAINTENANCE, RESTORATION AND REPAIR:

      C. FAIRE MAIN PARKING LOT, PRIMARY AND SECONDARY FLOOD CONTROL LEVEE MAINTENANCE, RESTORATION AND REPAIR:

                  (1.) LICENSEE shall be responsible for periodic maintenance, repair of minor flood damage (not to exceed $10,000), dust control, and trash pickup in the FAIRE main parking lot necessary to operate the FAIRE and within the Use Area, but excluding maintenance and repair of the Primary and Secondary Flood Control levees.

                  (2.) In the event of minor flooding causing damages over $10,000 but less than $20,000 in these areas, the COUNTY, in coordination with LICENSEE, will promptly take whatever measures it feels are reasonable to repair the damaged areas. The COUNTY makes no guarantee that such damage will not occur.

                  (2.) In the event of major flooding causing damages over $20,000 in these areas, the COUNTY may take whatever measures it feels are reasonable to save these areas from further damage. The COUNTY makes no guarantee that major damage will not occur. If major damage occurs, COUNTY and LICENSEE agree to negotiate the responsibility for future restoration costs, on a case by case basis.

                        (A.) Notwithstanding how the parties have handled current and/or prior flood damage issues, the parties agree that neither party is to be responsible for repairing major flood damage. In the event the parties are unable to negotiate the responsibility for future restoration costs for major flood damage, then LICENSEE shall have the option to either operate the FAIRE in any safe manner (as approved by the COUNTY) or terminate this LICENSE by giving COUNTY seven

                        (7) days notice of termination, provided, however, that nothing herein shall release COUNTY from claims for damages arising out of the alleged (and disputed) non-disclosure by COUNTY that a portion of the Use Area used as parking lots may lie within a flood plain.

      16. DELETE existing paragraph 19, FIRST AID, and SUBSTITUTE therefore the following as a new paragraph 19, FIRST AID AND INJURY NOTIFICATION:

            (A). LICENSEE agrees to provide and staff a first aid station on-site during all scheduled operating hours of the FAIRE. Any or all persons staffing the station shall have certified first aid and CPR cards. LICENSEE shall provide COUNTY's on-site coordinator with written assurances that all such persons have current certified first aid and CPR cards prior to each weekend worked.

            (B). For any injury and/or accident to employees, volunteers and visitors which is known to LICENSEE and for which LICENSEE has prepared a report, LICENSEE agrees to provide COUNTY with a copy of all such injury and/or accident reports . LICENSEE shall notify COUNTY's On-Site Coordinator of any such injury and/or accident as soon as possible, but not later than within one day of serious physical injuries and within five days for physical injuries of a routine nature and/or damage to Park facilities.

      17. DELETE existing paragraph 20, COMPLIMENTARY TICKETS, and SUBSTITUTE therefore the following as a new paragraph 20, COMPLIMENTARY TICKETS and the attached as Exhibit F relating thereto:

            20. COMPLIMENTARY TICKETS: LICENSEE agrees to provide COUNTY with complimentary tickets in accordance with Exhibit F.

      18. ADD the following to Paragraph 22, OFF SEASON STORAGE, as a new subparagraphs 22 B (1.), (2.), (3.) and (4.):

                  (1.) At the end of each year's FAIRE, the ticket building shall be disassembled and stored by COUNTY at COUNTY's expense in a manner prescribed by LICENSEE so that it may be reassembled by LICENSEE at LICENSEE's expense the following year.

                  (2.) At the end of each year's FAIRE, the main entrance structure shall be disassembled and stored by COUNTY at COUNTY's expense in a manner prescribed by LICENSEE so that it may be reassembled by COUNTY at COUNTY's expense the following year.

                  (3.) At the end of each year's FAIRE, ale stand No. 1 shall be disassembled and stored by LICENSEE at LICENSEE's expense.

                  (4.) Except as noted above, LICENSEE shall be entitled to maintain such other structures as presently exists on the Use Area.

      19. ADD the following to Paragraph 26, MODIFICATION OF USE AREA, as a new subparagraphs 26 A (1.) (A) and (B):

             (A) COUNTY represents and LICENSEE understands and agrees that the operator of the proposed PARK amphitheater ("OPERATOR") shall be required in its lease of the Amphitheater Area from the COUNTY (the "LEASE") to prepare a Traffic Management Plan, setting forth the parking and traffic plans to be used in the event that the amphitheater and LICENSEE hold events on the same day. The OPERATOR shall coordinate these plans with and obtain the approval of the FAIRE and COUNTY no later than January 1, 1994 or such later date (as determined by the FAIRE) which is in sufficient time for the 1994 FAIRE schedule of operations. LICENSEE agrees that as part of such plans, it will not park additional vehicles in the Main Faire Parking lot after 3:00 p.m. on dates when there is a scheduled event at the PARK amphitheater. LICENSEE also agrees not to unreasonably withhold, condition or delay its approval of the plans. Provided, however, if LICENSEE's costs of parking vehicles (which costs may include but are not limited to additional busing, traffic control and parking personnel) increase, if LICENSEE'S costs of closing the Main Faire Parking lot at 3:00 p.m. on dates when there is a scheduled event at the PARK amphitheater increase, or if LICENSEE's costs in adjusting its current parking operations increase as a result of the OPERATOR's Traffic Management Plan, such cost increases shall be borne by COUNTY (or by OPERATOR is so allocated in agreements between COUNTY and OPERATOR) and the LICENSEE may deduct such cost increases from the final use fee payment due to COUNTY under subparagraph 3F, METHOD AND TIME OF PAYMENT.

            (B) During the period of occupancy of the Use Area by LICENSEE, all construction traffic and amphitheater concert traffic entering and exiting the parking adjacent and to the west of the amphitheater shall be carried by the upper road closest to the water slide area.

      20. ADD the following to Paragraph 26, MODIFICATION OF USE AREA, as a new subparagraph 26 A (2.) (A), and the attached as a new Exhibit "B", page 3 of 3, relating thereto:

            (A) The parties agree that the Amphitheater Area is removed from this LICENSE upon the effective date of this amendment. The parties also agree that the COUNTY will relocate LICENSEE's campers displaced from the Amphitheater Area as follows:

                  (1.) For the 1993 FAIRE, (i) run of the FAIRE campers shall be allowed to use, without cost, spaces in the COUNTY's Glen Helen Campground (north of Devore Road and east of Glen Helen Road) during the months of March, April, May, June and July, and; (ii) weekend campers shall be allowed to use, without cost, the areas noted as "Scout Area", "Unimproved Temporary Parking Area", and "Unimproved Parking (License Area)" on Exhibit B, page 3 of 3, and the adjacent canyon.

                  (2.) For the 1994, 1995 and 1996 FAIRE, (i) weekend campers shall be allowed to use, without cost, spaces in the COUNTY's Glen Helen Campground (north of Devore Road and east of Glen Helen Road) on Friday, Saturday, Sunday nights and Memorial Day night, and; (ii) run of the FAIRE campers shall be allowed to use, without cost, the Sycamore Flats area of the PARK. LICENSEE agrees to continue to provide, at the level it historically provided in the Scout Area, support services (showers, toilets, etc.) for such campers, and the COUNTY agrees to provide, at its cost, potable water and all incremental costs above the LICENSEE's historic level of such support services. COUNTY will provide site grading, a footpath to the FAIRE site and safe entrance from Devore road to Sycamore Flats.

      2l. ADD the following to Paragraph 26, MODIFICATION OF USE AREA, as a new subparagraph 26 B (1.):

                  (1.) COUNTY agrees to use all means available to it and its other licensees to reduce sound emanating from the amphitheater construction so that such construction noises are inaudible within the FAIRE's Use Area during the published public hours of operation of the FAIRE and during the published hours of the FAIRE's Workshop in the Woods.

      22. In paragraph 29, NOTICE, DELETE reference to Steven K. Messerli, Director, as the COUNTY party to receive notices or communications and SUBSTITUTE E. Jay Ellington, Director, as the COUNTY party to receive notices and communications.

      23. All other provisions and tens of this LICENSE agreement, Contract Number 90-118, shall remain the same and are hereby incorporated by reference.

      24. The parties agree that this LICENSE agreement, Contract Number 90-118, is extended for one (1) additional term of eight (8) weekends and Memorial Day in 1993, commencing on April 17 and 18, 1993 through and including Sunday June 6, 1993 on all the tens and conditions of this LICENSE as amended.

      25. In addition to the above amendments to the terms of the LICENSE, the parties wish to provide for sharing the $78,700.00 restoration costs due to the major flood damage which occurred during the February 24, 1992, Presidential declaration #FEMA-935-DR, on the following terms:

      A. LICENSEE shall obtain a minimum of three (3) written quotes for the restoration work and shall pay for the work to be done. LICENSEE shall provide COUNTY copies of all paid invoices for the restoration work.

      B. COUNTY shall apply for Federal Emergency Management Act and State of California Natural Disaster Assistance Act funding to pay for part or all of the restoration costs. Should the COUNTY receive Federal Emergency Management Act (FEMA) and/or State of California Natural Disaster Assistance Act (STATE) funding for such restoration, COUNTY shall use all such funds to reimburse the LICENSEE for the restoration costs, up to $78,700.00, under the following terms.

            (1) In the event that COUNTY has received any amount of FEMA/STATE funding by December 1, 1992, COUNTY shall forthwith pay LICENSEE the amount received. For the purposes of example only: If the COUNTY were to receive $45,000.00 of FEMA/STATE funding on November 13, 1992, the COUNTY would pay all $45,000.00 to LICENSEE within thirty (30) days.

                  (a) If the amount received from FEMA/STATE and paid to
            LICENSEE is less than $39,350.00, COUNTY shall first pay LICENSEE all amounts received from FEMA/STATE and also reimburse LICENSEE for the difference (up to a total of $39,350.00) between the amount received from FEMA/STATE and paid to LICENSEE, through credits against the final payment of 3.25% of gross revenue due to COUNTY on December 1, 1992, under subparagraph 3F(2) of the LICENSE. For the purposes of example only:
            If the COUNTY were to receive $20,000.00 of FEMA/STATE funding on November 13, 1992, the COUNTY would pay all $20,000.00 to LICENSEE as soon as practicable, and LICENSEE would then be allowed to take a credit of $19,350.00 toward the final payment due under subparagraph 3F(2) of the LICENSE.

                  (b) In the event the final payment due under subparagraph
            3F(2) of the LICENSE is less than the difference between the amount received from FEMA/STATE and paid to LICENSEE and $39,350.00, the LICENSEE shall first take a credit against the amount due and then the COUNTY shall, no later than January 8, 1993, refund to LICENSEE from prior use fee payments the difference between $39,350.00 and the total of the FEMA/STATE money paid to LICENSEE and credits taken. For the purposes of example only: If final payment due under subparagraph 3F(2) of the LICENSE were $9,350.00 and the COUNTY were to receive $20,000.00 of FEMA/STATE funding on November 13, 1992, the COUNTY would pay all $20,000.00 to LICENSEE as soon as practicable, and LICENSEE would then be allowed to take a credit of $9,350.00 toward the final payment due under subparagraph 3F(2) of the LICENSE and then the COUNTY would, no later than January 8, 1993, refund to LICENSEE from prior use fee payments the $10,000.00 difference between $39,350.00 and the total of the FEMA/STATE money paid to LICENSEE and credits taken ($39,350.00 - [$20,000.00 + $9,350.00] = $10,000.00).

            (2) In the event that COUNTY is totally denied FEMA/STATE funding or has not received any FEMA/STATE funding by December 1, 1992, COUNTY shall reimburse LICENSEE for fifty percent (50%) (not to exceed $39,350.00) of the restoration costs through credits against the final payment 3.25% of gross revenue due to COUNTY on December 1, 1992, under subparagraph 3F(2) of the LICENSE. For the purposes of example only: If the COUNTY were not to receive any FEMA/STATE funding prior to December 1, 1992, the LICENSEE would be allowed to take a credit of $39,350.00 toward the final payment due under subparagraph 3F(2).

                  (a) In the event the final payment due is less than
            $39,350.00, the LICENSEE shall first take a credit against the amount due and then the COUNTY shall, no later than January 8, 1993, refund to LICENSEE from prior use fee payments the difference between the credit taken and $39,350.00. For the purposes of example only: If the amount due under subparagraph 3F(2) were $35,000.00 and the COUNTY were not to receive any FEMA/STATE funding prior to December 1, 1992, the LICENSEE would be allowed to take a credit of $35,000.00 toward the final payment due under subparagraph 3F(2) and then the COUNTY would, no later than January 8, 1993, refund to LICENSEE from prior use fee payments the $4,350.00 difference between the credit taken and $39,350.00 ($39,350.00 - $35,000.00 = $4,350.00).

      (3) Any FEMA/STATE funding received after LICENSEE takes any credits and/or receives a refund as set forth in either subparagraphs (1) or (2) above shall be retained by the COUNTY up to the total of the amount of credit taken and/or refund paid, and any excess FEMA/STATE funding shall be paid to LICENSEE. For the purposes of example only: If, using the example of subparagraph (2)(a) above, the COUNTY received $50,000.00 of FEMA/STATE funding after the LICENSEE had taken a credit of $35,000.00 toward the final payment due and the COUNTY had refunded to LICENSEE the $4,350.00, the COUNTY would first retain $39,350.00 of the FEMA/STATE funds ($35,000.00 + $4,350.00 = $39,350.00) and pay the excess $10,750.00
      ($50,000.00 - $39,350.00 = $10,750.00) to the LICENSEE.

      26. This agreement shall be effective when executed by both parties.

                                           APPROVED AS TO LEGAL FORM AND CONTENT
                                                      KNAPP, PETERSEN, & CLARKE


                                                       By /s/ James M. Phillippi
                                                          ----------------------
                                                             James M. Phillippi
                                                          Date: October 19, 1992

COUNTY OF SAN BERNARDINO


/s/ Larry Walker                                Living History Centre, Inc.
---------------------------------               --------------------------------
Chairman, Board of Supervisors                       (State if corporation,
                                                            company, etc.)

Dated: Oct 19 1992       #90-118-A-2           By  [ILLEGIBLE]
       ------------------------------              -----------------------------
                                                      (Authorized Signature)

SIGNED AND CERTIFIED THAT A COPY OF             Dated   11/13/1992
THIS DOCUMENT HAS BEEN DELIVERED TO THE               --------------------------
CHAIRMAN OF THE BOARD                           Title    Treasurer
                                                      --------------------------
Clerk of the Board of Supervisors of the
County of San Bernardino                        Address  P.O. Box B
                                                      --------------------------
By   [ILLEGIBLE]                                         Novato, Ca. 94948
    ------------------------------------              --------------------------

[SEAL]

--------------------------------------------------------------------------------
Approved as to Legal       Reviewed as to Affirmative   Reviewed for Processing
[ILLEGIBLE]                Action


/s/ [ILLEGIBLE]
-------------------        --------------------------   -----------------------
County [ILLEGIBLE]                                      Agency Administrator CAO

Date    Oct 19 1992        Date                         Date
     --------------            ---------------------         -------------------

                                  [MAP OMITTED]

                          -----------------------------
                           RENAISSANCE PLEASURE FAIRE
                          -----------------------------
                            GLEN HELEN REGIONAL PARK

                                    EXHIBIT B

                                 FAIRE USE AREA
                                 COUNTY USE AREA


                                  Sheet 1 of 2
                             ---------------------

                                 [MAP OMITTED]

                         -----------------------------
                           RENAISSANCE PLEASURE FAIRE
                           --------------------------
                            GLEN HELEN REGIONAL PARK

                                   EXHIBIT B

                               GENERAL USE/FAIRE
                              ADMINISTRATION AREA



                                  SHEET 2 OF 2
                         -----------------------------

                                 [MAP OMITTED]

                                 CAMPING AREAS

                            EXHIBIT B - PAGE 3 OF 3

                                    Exhibit F

                              Complimentary Tickets

The following are general guidelines which will govern the use of complimentary tickets to the Renaissance Pleasure Faire. The following are the types of complimentary tickets which will be provided to COUNTY:

      1. Unrestricted VIP Passes: LICENSEE agrees to provide COUNTY with twenty-five (25) passes which will be used, but not limited to, Board of Supervisor members, County Administrative Officer, County Counsel, Public Works Group Assistant Administrative Officer, Regional Parks Advisory Commission and five (5) Regional Parks Department Administrators.

            These passes will provide the bearer with unrestricted use throughout the Public Use Area for the run of the Faire. Passes will allow free admission to the bearer any day the Faire is open to the public and as many guests as they wish; will allow bearer and guests free admission to all workshops and other events staged by LICENSEE and will provide bearer with two VIP Parking Passes.

      2. Restricted VIP Passes: LICENSEE agrees to provide COUNTY with approximately 150 passes for other County VIP's to be determined by COUNTY. These passes will allow bearer and up to three (3) adults free admittance any one (1) day the Faire is open to the public. The bearer will receive a VIP Parking Pass and will be allowed access to the Royal Pavilion.

      3. Opening Weekend Complimentary Tickets: LICENSEE agrees to provide COUNTY with 500 complimentary tickets for the opening weekend of each year's Faire.

      4. Memorial Day Complimentary Tickets: LICENSEE agrees to provide COUNTY with 250 complimentary tickets which will be available for use on Memorial Day Monday holiday only.

      5. Other Complimentary Tickets: LICENSEE agrees to provide COUNTY with 1,000 complimentary tickets for any one (1) day's use of the Faire. Provided, however, that LICENSEE may monitor the use of such tickets (by serial numbers or otherwise) and reserves the right to deny access to any person purchasing such tickets and further reserves the right to prosecute sellers of such tickets under any applicable law.

All complimentary tickets and invitation passes will be issued in accordance with COUNTY policy. Control over the issuance of such tickets or passes shall be exercised entirely by the COUNTY.